Exhibit 4.3
EXECUTION VERSION
SEVENTH SUPPLEMENTAL TRUST DEED
24 JUNE 2008
CADBURY SCHWEPPES FINANCE p.l.c.
as an Issuer and as Guarantor
- and -
CADBURY SCHWEPPES INVESTMENTS plc
as an Issuer and as Guarantor
- and -
CADBURY HOLDINGS LIMITED
(formerly Cadbury Schweppes Public Limited Company)
as Guarantor
- and -
THE LAW DEBENTURE TRUST CORPORATION p.l.c.
as Trustee
further modifying and restating the provisions of the
Trust Deed dated 26th May, 1999
relating to the
£5,000,000,000
Euro Medium Term Note Programme
Allen & Overy LLP
15437-06700 ICM:6530477.3

2

THIS SEVENTH SUPPLEMENTAL TRUST DEED is made on 24 June 2008 BETWEEN:
(1)	CADBURY SCHWEPPES FINANCE p.l.c., a company incorporated under the laws of England and Wales, whose registered office is at Cadbury House, Sanderson Road, Uxbridge, Middlesex UB8 1DH, England (“CSF”);

(2)	CADBURY SCHWEPPES INVESTMENTS plc, a company incorporated under the laws of England and Wales, whose registered office is at Cadbury House, Sanderson Road, Uxbridge, Middlesex UB8 1DH, England (“CSI” and, together with CSF in its capacity as an issuer, the “Issuers” and each an “Issuer”);

(3)	CADBURY HOLDINGS LIMITED (formerly Cadbury Schweppes Public Limited Company (“Cadbury Schweppes”)) a company incorporated under the laws of England and Wales, whose registered office is at Cadbury House, Sanderson Road, Uxbridge, Middlesex UB8 1DH, England (“Cadbury Holdings”); and

(4)	THE LAW DEBENTURE TRUST CORPORATION p.l.c., a company incorporated with limited liability in England and Wales, whose registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX, England (the “Trustee”, which expression shall, wherever the context so admits, include such company and all other persons or companies for the time being the trustee or trustees of these presents) as trustee for the Noteholders, the Receiptholders and the Couponholders (each as defined in the Principal Trust Deed (as defined below)).
WHEREAS:
(1)	This Seventh Supplemental Trust Deed is supplemental to:
(A)	the Trust Deed dated 26th May, 1999 (the “Principal Trust Deed”) made between Cadbury Schweppes, CSF and the Trustee and relating to the £1,500,000,000 (now £5,000,000,000) Euro Medium Term Note Programme established by Cadbury Schweppes and CSF (the “Programme”);

(B)	the First Supplemental Trust Deed dated 9th June, 2000 (the “First Supplemental Trust Deed”) made between Cadbury Schweppes, CSF and the Trustee and modifying the provisions of the Principal Trust Deed;

(C)	the Second Supplemental Trust Deed dated 8th June, 2001 (the “Second Supplemental Trust Deed”) made between Cadbury Schweppes, CSF and the Trustee and further modifying the provisions of the Principal Trust Deed;

(D)	the Third Supplemental Trust Deed dated 26th April, 2002 (the “Third Supplemental Trust Deed”) made between Cadbury Schweppes, CSF and the Trustee and further modifying the provisions of the Principal Trust Deed;

(E)	the Fourth Supplemental Trust Deed dated 27th May, 2004 (the “Fourth Supplemental Trust Deed”) made between Cadbury Schweppes, CSF, CSI, and the Trustee and further modifying the provisions of the Principal Trust Deed;

(F)	the Fifth Supplemental Trust Deed dated 9th September, 2005 (the “Fifth Supplemental Trust Deed”) made between Cadbury Schweppes, CSF, CSI and the Trustee and further modifying and restating the provisions of the Principal Trust Deed; and

3

(G)	the Sixth Supplemental Trust Deed dated 8th September, 2006 (together with the Principal Trust Deed, the First Supplemental Trust Deed, the Second Supplemental Trust Deed, the Third Supplemental Trust Deed, Fourth Supplemental Trust Deed and the Fifth Supplemental Trust Deed, the “Subsisting Trust Deeds”) made between Cadbury Schweppes, CSF, CSI and the Trustee and further modifying and restating the provisions of the Principal Trust Deed.
(2)	On 24 June 2008 the Issuers published a Prospectus, superseding the Prospectus dated 25th October, 2007, relating to the Programme (the “Prospectus”).

(3)	On 7 May 2008 Cadbury Schweppes Public Limited Company was renamed as Cadbury Holdings Limited and was re-registered as a private company. With effect from the date hereof Cadbury Holdings has ceased to be an issuer under the Programme.

(4)	Clause 19(B) of the Principal Trust Deed provides that the Trustee may without the consent or sanction of the Noteholders, the Receiptholders or Couponholders at any time and from time to time concur with the relevant Obligors in making any modification (inter alia) to these presents (other than as therein provided) which in the opinion of the Trustee it may be proper to make provided that the Trustee is of the opinion that such modification will not be materially prejudicial to the interests of the Noteholders.

(5)	CSF and CSI have requested the Trustee to concur in making the modifications to the Principal Trust Deed (as previously modified) hereinafter contained in order to reflect the relevant modifications to the Prospectus.

(6)	The Trustee, being of the opinion that it is proper to make the modifications referred to in Recital (4) above and contained in Clause 2 hereof and that such modifications are not materially prejudicial to the interests of the Noteholders, has agreed to concur with CSF and CSI in making such modifications and has agreed that notice of such modifications need not be given to the Noteholders.
NOW THIS SEVENTH SUPPLEMENTAL TRUST DEED WITNESSES AND IT IS AGREED AND DECLARED as follows:
1.	DEFINITIONS AND INTERPRETATION

Subject as otherwise provided in this Seventh Supplemental Trust Deed and unless there is anything in the subject matter or context inconsistent therewith, all words and expressions defined in the Principal Trust Deed (as previously modified) shall have the same meanings in this Seventh Supplemental Trust Deed.

2.	MODIFICATIONS

Save:
(i)	in relation to all Series of Notes issued during the period up to and including the day last preceding the date of this Seventh Supplemental Trust Deed and any Notes issued after the date hereof and forming a single Series with Notes issued prior to the date hereof; and

(ii)	for the purpose (where necessary) of construing the provisions of this Seventh Supplemental Trust Deed;

4

with effect on and from the date of this Seventh Supplemental Trust Deed:

(a)	the Principal Trust Deed (as previously modified) is further modified in such manner as would result in the Principal Trust Deed as so modified being in the form set out in the Schedule hereto; and

(b)	the provisions of the Principal Trust Deed (as previously modified) insofar as the same shall still have effect shall cease to have effect and in lieu thereof the provisions of the Principal Trust Deed as so modified (and being in the form set out in Schedule hereto) shall have effect.
3.	GENERAL

(A)	The Subsisting Trust Deeds shall henceforth be read and construed in conjunction with this Seventh Supplemental Trust Deed as one document.

(B)	A Memorandum of this Seventh Supplemental Trust Deed shall be endorsed by the Trustee on the Principal Trust Deed and by Cadbury Holdings, CSF and CSI on their respective duplicates thereof.
IN WITNESS whereof this Seventh Supplemental Trust Deed has been executed as a deed by Cadbury Holdings, CSF, CSI and the Trustee and delivered on the date first stated above.

SCHEDULE
DATED 26TH MAY, 1999
MODIFIED AND RESTATED ON 24 JUNE 2008
CADBURY SCHWEPPES FINANCE p.l.c.
as an Issuer and as Guarantor
- and -
CADBURY SCHWEPPES INVESTMENTS plc
as an Issuer and as Guarantor
- and —
CADBURY HOLDINGS LIMITED
(formerly Cadbury Schweppes Public Limited Company)
as Guarantor
-and-
THE LAW DEBENTURE TRUST CORPORATION p.l.c.

TRUST DEED
relating to a
£5,000,000,000
Euro Medium Term Note Programme

ALLEN & OVERY LLP
LONDON

TABLE OF CONTENTS

		PAGE
CLAUSE

1.	DEFINITIONS	2
2.	AMOUNT AND ISSUE OF THE NOTES	12
3.	FORMS OF THE NOTES	15
4.	FEES, DUTIES AND TAXES	17
5.	COVENANT OF COMPLICANCE	17
6.	CANCELLATION OF NOTES AND RECORDS	17
7.	GUARANTEE	18
8.	ENFORCEMENT AND NON-PAYMENT	21
9.	PROCEEDINGS, ACTION AND INDEMNIFICATION	21
10.	APPLICATION OF MONEYS	21
11.	NOTICE OF PAYMENTS	22
12.	INVESTMENT BY TRUSTEE	22
13.	PARTIAL PAYMENTS	22
14.	COVENANTS	22
15.	REMUNERATION AND INDEMNIFICATION OF TRUSTEE	25
16.	SUPPLEMENT TO TRUSTEE ACTS	27
17.	TRUSTEE’S LIABILITY	30
18.	TRUSTEE CONTRACTING WITH CADBURY HOLDINGS AND CSF	31
19.	WAIVER, AUTHORISATION AND DETERMINATION	31
20.	HOLDER OF DEFINITIVE NOTE ASSUMED TO BE RECEIPTHOLDER AND COUPONHOLDER	32
21.	CURRENCY INDEMNITY	32
22.	NEW TRUSTEE	33
23.	TRUSTEE’S RETIREMENT AND REMOVAL	34
24.	TRUSTEE’S POWERS TO BE ADDITIONAL	34
25.	SUBSTITUTION	34
26.	NOTICES	36
27.	GOVERNING LAW	37
28.	COUNTERPARTS	38
29.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999	38
	AGENT	58
	FORM OF COUPON	84

SCHEDULES

1.	TERMS AND CONDITIONS OF THE NOTES	40
2.	FORMS OF GLOBAL AND DEFINITIVE NOTES, RECEIPTS, COUPONS AND TALONS	42
	FORM OF TEMPORARY GLOBAL NOTE	42
	FORM OF PERMANENT GLOBAL NOTE	53
	FORM OF DEFINITIVE NOTE	64
	FORM OF RECEIPT	68
	FORM OF COUPON	69
	FORM OF TALON	70
3.	PROVISIONS FOR MEETINGS OF NOTEHOLDERS	73

THIS TRUST DEED is made on 26th May, 1999 BETWEEN:
(1)	CADBURY SCHWEPPES FINANCE p.l.c., a company incorporated under the laws of England and Wales, whose registered office is at Cadbury House, Sanderson Road, Uxbridge, Middlesex UB8 1DH , England (“CSF”);

(2)	CADBURY SCHWEPPES INVESTMENTS plc, a company incorporated under the laws of England and Wales, whose registered office is at Cadbury House, Sanderson Road, Uxbridge, Middlesex UB8 1DH, England (“CSI” and, together with CSF in its capacity as an issuer, the “Issuers” and each an “Issuer”);

(3)	CADBURY HOLDINGS LIMITED (formerly Cadbury Schweppes Public Limited Company), a company incorporated under the laws of England and Wales, whose registered office is at Cadbury House, Sanderson Road, Uxbridge, Middlesex UB8 1DH, England (“Cadbury Holdings”); and

(4)	THE LAW DEBENTURE TRUST CORPORATION p.l.c., a company incorporated with limited liability in England and Wales, whose registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX, England (the “Trustee”, which expression shall, wherever the context so admits, include such company and all other persons or companies for the time being the trustee or trustees of these presents) as trustee for the Noteholders, the Receiptholders and the Couponholders (each as defined below).
WHEREAS:
(1)	By a resolution of the Board of Directors of Cadbury Schweppes Public Limited Company (Cadbury Schweppes) passed on 7th May, 1999, and by a resolution of the Board of Directors of CSF passed on 18th May, 1999, each of them resolved to establish a single Euro Medium Term Note Programme pursuant to which each of them may from time to time issue Notes as set out therein and herein. Notes up to a maximum nominal amount (calculated in accordance with Clause 3(5) of the Programme Agreement (as defined below)) from time to time outstanding of £5,000,000,000 (subject to increase as provided in the Programme Agreement) (the “Programme Limit”) may be issued pursuant to the said Programme. By a resolution of the Board of Directors of CSI passed on 25th May 2004, CSI agreed to become an issuer under the Programme. By resolutions of the Board of Directors of Cadbury Schweppes passed on 19th April, 2002, 20th May, 2004, 31st August, 2005 and 31st August, 2006, by resolutions of the Board of Directors of CSF passed on 19th April, 2002, 25th May, 2004, 31st August, 2005, 31st August, 2006 and 19 June 2008 and by resolutions of the Board of Directors of CSI passed on 31st August, 2005, 31st August, 2006 and 19 June 2008, each of them has resolved to update the Programme.

(2)	By a resolution of the Board of Directors of Cadbury Schweppes passed on 7th May, 1999 Cadbury Schweppes has resolved to guarantee all Notes issued under the said Programme by CSF or CSI and to enter into certain covenants as set out in this Trust Deed. On 7 May 2008 Cadbury Schweppes was renamed as Cadbury Holdings Limited and was re-registered as a private company.

(3)	By a resolution of the Board of Directors of CSF passed on 31st August, 2006 CSF has resolved to guarantee all Notes issued under the said Programme by CSI and to enter into certain covenants as set out in this Trust Deed.

(4)	By a resolution of the Board of Directors of CSI passed on 31st August, 2006 CSI has resolved to guarantee all Notes issued under the said Programme by CSF and to enter into certain covenants as set out in this Trust Deed.

(5)	The Trustee has agreed to act as trustee of these presents for the benefit of the Noteholders, the Receiptholders and the Couponholders upon and subject to the terms and conditions of these presents.
NOW THIS TRUST DEED WITNESSES AND IT IS AGREED AND DECLARED as follows:
1. DEFINITIONS
(A)	IN these presents unless there is anything in the subject or context inconsistent therewith the following expressions shall have the following meanings:

“Agent” means, in relation to all or any Series of the Notes, The Bank of New York at its office at 40th Floor, One Canada Square, London E14 5AL, England, or, if applicable, any Successor agent in relation thereto;

“Agency Agreement” means the agreement dated 26th May, 1999, as amended and/or supplemented and/or restated from time to time, pursuant to which Cadbury Schweppes (now Cadbury Holdings), CSF and CSI have appointed the Agent and the other Paying Agents in relation to all or any Series of the Notes and any other agreement for the time being in force appointing further or other Paying Agents or another Agent in relation to all or any Series of the Notes, or in connection with their duties, the terms of which have previously been approved in writing by the Trustee, together with any agreement for the time being in force amending or modifying with the prior written approval of the Trustee any of the aforesaid agreements;

“Appointee” means any attorney, manager, agent, delegate, nominee, custodian or other person appointed by the Trustee under these presents;

“Auditors” means the auditors for the time being of the relevant Issuer or, as the case may be, Cadbury Holdings or, in the event of their being unable or unwilling promptly to carry out any action requested of them pursuant to the provisions of these presents, such other firm of accountants or such other financial advisers as may be nominated or approved by the Trustee for the purposes of these presents after consultation with the relevant Issuer or, as the case may be, Cadbury Holdings;

“Calculation Agency Agreement” means in relation to all or any Series of the Notes an agreement in or substantially in the form of Schedule I to the Agency Agreement;

“Calculation Agent” means, in relation to all or any Series of the Notes, the person appointed as such from time to time pursuant to the provisions of the Calculation Agency Agreement or any Successor calculation agent in relation thereto;

CGN means a Temporary Global Note or a Permanent Global Note and in either case in respect of which the applicable Final Terms indicate is not a New Global Note;

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme;

“Conditions” means, in relation to the Notes of any Series, the terms and conditions endorsed on or incorporated by reference into the Note or Notes constituting such Series, such terms and conditions being in or substantially in the form set out in the First Schedule or in such other form, having regard to the terms of issue of the Notes of the relevant Series, as may be agreed between the relevant Issuer, the Agent, the Trustee and the relevant Dealer(s) as modified and supplemented by the Final Terms applicable to the Notes of the relevant Series, in each case as from time to time modified in accordance with the provisions of these presents;

“Coupon” means an interest coupon appertaining to a Definitive Note (other than a Zero Coupon Note), such coupon being:
(i)	if appertaining to a Fixed Rate Note, in the form or substantially in the form set out in Part V A of the Second Schedule or in such other form, having regard to the terms of issue of the Notes of the relevant Series, as may be agreed between the relevant Issuer, the Agent, the Trustee and the relevant Dealer(s); or

(ii)	if appertaining to a Floating Rate Note or an Index Linked Interest Note, in the form or substantially in the form set out in Part V B of the Second Schedule or in such other form, having regard to the terms of issue of the Notes of the relevant Series, as may be agreed between the relevant Issuer, the Agent, the Trustee and the relevant Dealer(s); or

(iii)	if appertaining to a Definitive Note which is neither a Fixed Rate Note nor a Floating Rate Note nor an Index Linked Interest Note, in such form as may be agreed between the relevant Issuer, the Agent, the Trustee and the relevant Dealer(s), and includes, where applicable, the Talon(s) appertaining thereto and any replacements for Coupons and Talons issued pursuant to Condition 11;

“Couponholders” means the several persons who are for the time being holders of the Coupons and includes, where applicable, the holders of the Talons;

“Dealers” means ABN AMRO Bank N.V., Banc of America Securities Limited, Banco Bilbao Vizcaya Argentaria, S.A., BNP PARIBAS, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., Deutsche Bank AG, London Branch, Dresdner Bank AG London Branch, HSBC Bank plc, J.P. Morgan Securities Ltd., National Australia Bank Limited and The Royal Bank of Scotland plc and any other entity which the relevant Issuer may appoint as a Dealer and notice of whose appointment has been given to the Agent and the Trustee in accordance with the provisions of the Programme Agreement but excluding any entity whose appointment has been terminated in accordance with the provisions of the Programme Agreement and notice of which termination has been given to the Agent and the Trustee by the relevant Issuer in accordance with the provisions of the Programme Agreement and references to a “relevant Dealer” or “relevant Dealer(s)” mean, in relation to any Tranche or Series of Notes, the Dealer or Dealers with whom the relevant Issuer has agreed the issue of the Notes of such Tranche or Series and “Dealer” means any one of them;

“Definitive Note” means a Note in definitive form issued or, as the case may require, to be issued by the relevant Issuer in accordance with the provisions of the Programme Agreement or any other agreement between the relevant Issuer and the relevant Dealer(s), the Agency Agreement and these presents in exchange for either a Temporary Global Note or part thereof or a Permanent Global Note (all as indicated in the applicable Final Terms), such Note in definitive form being in the form or substantially in the form set out in Part III of the Second Schedule with such modifications (if any) as may be agreed between the relevant Issuer, the Agent, the Trustee and the relevant Dealer(s) and having the Conditions endorsed thereon or, if permitted by the relevant Stock Exchange, incorporating the Conditions by reference (where applicable to this Trust Deed) as indicated in the applicable Final Terms and having the relevant information supplementing, replacing or modifying the Conditions appearing in the applicable Final Terms endorsed thereon or attached thereto and (except in the case of a

Zero Coupon Note in bearer form) having Coupons and, where appropriate, Receipts and/or Talons attached thereto on issue;

“Dual Currency Note” means a Note in respect of which payments of principal and/or interest are made or to be made in such different currencies, and at rates of exchange calculated upon such basis or bases, as the relevant Issuer and the relevant Dealer(s) may agree (as indicated in the applicable Final Terms);

“Early Redemption Amount” has the meaning ascribed thereto in Condition 7(e);

“Euroclear” means Euroclear Bank S.A./N.V.;

Eurosystem-eligible NGN means a NGN which is intended to be held in a manner which would allow Eurosystem-eligibility, as stated in the applicable Final Terms;

“Event of Default” means any of the conditions, events or acts provided in Condition 10 to be Events of Default (being events upon the happening of which the Notes of any Series would, subject only to notice by the Trustee as therein provided, become immediately due and repayable);

“Extraordinary Resolution” has the meaning ascribed thereto in paragraph 20 of the Third Schedule;

“Final Terms” has the meaning set out in the Programme Agreement;

“Fixed Rate Note” means a Note on which interest is calculated at a fixed rate payable in arrear on a fixed date or fixed dates in each year and on redemption or on such other dates as may be agreed between the relevant Issuer and the relevant Dealer(s) (as indicated in the applicable Final Terms);

“Floating Rate Note” means a Note on which interest is calculated at a floating rate payable one-, two-, three-, six- or twelve-monthly or in respect of such other period or on such date(s) as may be agreed between the relevant Issuer and the relevant Dealer(s) (as indicated in the applicable Final Terms);

“Global Note” means a Temporary Global Note and/or a Permanent Global Note, as the context may require;

“Holding Company” means any company which is for the time being a holding company (within the meaning of Section 736 of the Companies Act 1985 of Great Britain until Section 1159 of the Companies Act 2006 comes into force for any purpose, when it will for all purposes in connection with these presents have the meaning given to it in Section 1159 of the Companies Act 2006);

“Index Linked Interest Note” means a Note in respect of which the amount payable in respect of interest is calculated by reference to such index and/or formula or to changes in the prices of securities or commodities or to such other factors as the relevant Issuer and the relevant Dealer(s) may agree (as indicated in the applicable Final Terms);

“Index Linked Note” means an Index Linked Interest Note and/or an Index Linked Redemption Amount Note, as applicable;

“Index Linked Redemption Amount Note” means a Note in respect of which the amount payable in respect of principal is calculated by reference to such index and/or formula or to changes in the prices of securities or commodities or to such other factors as the relevant Issuer and the relevant Dealer(s) may agree (as indicated in the applicable Final Terms);

“Interest Commencement Date” means, in the case of interest-bearing Notes, the date specified in the applicable Final Terms from (and including) which such Notes bear interest, which may or may not be the Issue Date;

“Interest Payment Date” means, in relation to any Floating Rate Note or Indexed Interest Note, either:
(i)	the date which falls the number of months or other period specified as the “Specified Period” in the applicable Final Terms after the preceding Interest Payment Date or the Interest Commencement Date (in the case of the first Interest Payment Date); or

(ii)	such date or dates as are indicated in the applicable Final Terms;
“Issue Date” means, in respect of any Note, the date of issue and purchase of such Note pursuant to and in accordance with the Programme Agreement or any other agreement between the relevant Issuer and the relevant Dealer(s), being in the case of any Definitive Note represented initially by a Temporary Global Note or a Permanent Global Note, the same date as the date of issue of the Temporary Global Note or the Permanent Global Note which initially represented such Note;

“Issue Price” means the price, generally expressed as a percentage of the nominal amount of the Notes, at which the Notes will be issued;

“Liability” means any loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever (including, without limitation, in respect of taxes, duties, levies, imposts and other charges) and including any amount in respect of value added tax or similar tax charged or chargeable in respect thereof and legal fees and expenses on a full indemnity basis;

“loan”, “debt” and “indebtedness”, as at a particular date, shall be construed as a reference to any obligation (other than a contingent obligation) for or in respect of moneys borrowed or raised by whatever means (including by means of acceptances, the issue of loan stock, notes or debentures, and finance leases) or for the deferred purchase price of moveable or immovable assets but excluding any obligation in respect of such deferred purchase price which:
(i)	has a maximum remaining maturity, as at such date, of one year (although its maturity may have originally exceeded one year); or

(ii)	does not fall within paragraph (i) or (iii) of this definition, but which, when aggregated with all other obligations falling within this paragraph (ii), does not exceed £20,000,000 (or its equivalent in any other currency or currencies); or

(iii)	is in respect of normal trade debts; or

(iv)	the relevant Issuer or a relevant Guarantor demonstrates to the satisfaction of the Trustee was incurred other than primarily as a means of raising finance;
“London Business Day” has the meaning set out in Condition 5(b)(v);

“London Stock Exchange” means the London Stock Exchange plc or such other body to which its functions have been transferred;

“Maturity Date” means the date on which a Note is expressed to be redeemable;

“month” means calendar month;

NGN means a Temporary Global Note or a Permanent Global Note and in either case in respect of which the applicable Final Terms indicate is a New Global Note;

Non-eligible NGN means a NGN which is not intended to be held in a manner which would allow Eurosystem-eligibility, as stated in the applicable Final Terms;

“Note” means a note in bearer form issued pursuant to the Programme and denominated in such currency or currencies as may be agreed between the relevant Issuer and the relevant Dealer(s) which:
(i)	has such maturity as may be agreed between the relevant Issuer and the relevant Dealer(s), subject to such minimum or maximum maturity as may be allowed or required from time to time by the relevant central bank (or equivalent body) or any laws or regulations applicable to the relevant Issuer or the relevant currency; and

(ii)	has such denomination as may be agreed between the relevant Issuer and the relevant Dealer(s), subject to such minimum denomination as may be allowed or required from time to time by the relevant central bank (or equivalent body) or any laws or regulations applicable to the relevant currency, issued or to be issued by the relevant Issuer pursuant to the Programme Agreement or any other agreement between the relevant Issuer and the relevant Dealer(s), the Agency Agreement and these presents and which shall initially be represented by, and comprised in, either (a) a Temporary Global Note which may (in accordance with the terms of such Temporary Global Note) be exchanged for Definitive Notes or a Permanent Global Note, which Permanent Global Note may (in accordance with the terms of such Permanent Global Note) in turn be exchanged for Definitive Notes or (b) a Permanent Global Note which may (in accordance with the terms of such Permanent Global Note) be exchanged for Definitive Notes (all as indicated in the applicable Final Terms) and includes any replacements for a Note issued pursuant to Condition 11;

“Noteholders” means the several persons who are for the time being holders of outstanding Notes save that, in respect of the Notes of any Series, for so long as such Notes or any part thereof are represented by a Global Note deposited with a common depositary (in the case of a CGN) or common safekeeper (in the case of a NGN) for Euroclear and Clearstream, Luxembourg, each person who is for the time being shown in the records of Euroclear or Clearstream, Luxembourg (other than Clearstream, Luxembourg, if Clearstream, Luxembourg shall be an accountholder of Euroclear and Euroclear, if Euroclear shall be an accountholder of Clearstream, Luxembourg) as the holder of a particular nominal amount of the Notes of such Series shall be deemed to be the holder of such nominal amount of such Notes (and the holder of the relevant Global Note shall be deemed not to be the holder) for all purposes of these presents other than with respect to the payment of principal or interest on such nominal amount of such Notes the rights to which shall be vested, as against the relevant Obligors and the Trustee, solely in such common depositary or common safekeeper and for which purpose such common depositary or common safekeeper shall be deemed to be the holder of such nominal amount of such Notes in accordance with and subject to its terms and the provisions of these presents and the expressions “Noteholder”, “holder” and “holder of Notes” and related expressions shall be construed accordingly;

“notice” means, in respect of a notice to be given to Noteholders, a notice validly given pursuant to Condition 14;

“Official List” means the official list maintained by the UK Listing Authority;

“outstanding” means, in relation to the Notes of all or any Series, all the Notes of such Series issued other than:
(a)	those Notes which have been redeemed pursuant to these presents;

(b)	those Notes in respect of which the date for redemption in accordance with the Conditions has occurred and the redemption moneys (including all interest payable thereon) have been duly paid to the Trustee or to the Agent in the manner provided in the Agency Agreement (and where appropriate notice to that effect has been given to the relative Noteholders in accordance with Condition 14) and remain available for payment against presentation of the relevant Notes and/or Receipts and/or Coupons;

(c)	those Notes which have been purchased and cancelled in accordance with Conditions 7(h) and 7(i);

(d)	those Notes which have become void under Condition 9;

(e)	those mutilated or defaced Notes which have been surrendered and cancelled and in respect of which replacements have been issued pursuant to Condition 11;

(f)	(for the purpose only of ascertaining the nominal amount of the Notes outstanding and without prejudice to the status for any other purpose of the relevant Notes) those Notes which are alleged to have been lost, stolen or destroyed and in respect of which replacement Notes have been issued pursuant to Condition 11; and

(g)	any Temporary Global Note to the extent that it shall have been exchanged for Definitive Notes or a Permanent Global Note and any Permanent Global Note to the extent that it shall have been exchanged for Definitive Notes in each case pursuant to its provisions, the provisions of these presents and the Agency Agreement,
PROVIDED THAT for each of the following purposes, namely:
(i)	the right to attend and vote at any meeting of the holders of the Notes of any Series;

(ii)	the determination of how many and which Notes of any Series are for the time being outstanding for the purposes of Clause 9(A), Conditions 10 and 15 and paragraphs 2, 5, 6 and 9 of the Third Schedule;

(iii)	any discretion, power or authority (whether contained in these presents or vested by operation of law) which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the holders of the Notes of any Series; and

(iv)	the determination by the Trustee whether any event, circumstance, matter or thing is, in its opinion, materially prejudicial to the interests of the holders of the Notes of any Series,

those Notes of the relevant Series (if any) which are for the time being held by or on behalf of any of the relevant Obligors or any Subsidiary or Holding Company of any of the relevant Obligors, in each case as beneficial owner, shall (unless and until ceasing to be so held) be deemed not to remain outstanding;

“Paying Agents” means, in relation to all or any Series of the Notes, the several institutions (including, where the context permits, the Agent) at their respective specified offices initially appointed as paying agents in relation to such Notes by Cadbury Holdings, CSF and CSI pursuant to the Agency Agreement and/or, if applicable, any Successor paying agents in relation thereto;

“Permanent Global Note” means a global note in the form or substantially in the form set out in Part II of the Second Schedule with such modifications (if any) as may be agreed between the relevant Issuer, the Agent, the Trustee and the relevant Dealer(s), together with the copy of the applicable Final Terms annexed thereto, comprising some or all of the Notes of the same Series, issued by the relevant Issuer pursuant to the Programme Agreement or any other agreement relating to the Programme between the relevant Issuer and the relevant Dealer(s), the Agency Agreement and these presents either in exchange for the whole or part of any Temporary Global Note issued in respect of such Notes or on issue;

“Potential Event of Default” means any condition, event or act which, with the lapse of time and/or the giving of notice and/or the issue of any certificate, would constitute an Event of Default;

“Programme” means the Euro Medium Term Note Programme established by, or otherwise contemplated in, the Programme Agreement;

“Programme Agreement” means the agreement of even date herewith between Cadbury Schweppes (now Cadbury Holdings), CSF, CSI and the Dealers named therein concerning the purchase of Notes to be issued pursuant to the Programme together with any agreement for the time being in force amending, replacing, novating or modifying such agreement;

“Receipt” means a receipt attached on issue to a Definitive Note redeemable in instalments for the payment of an instalment of principal, such receipt being in the form or substantially in the form set out in Part IV of the Second Schedule or in such other form as may be agreed between the relevant Issuer, the Agent, the Trustee and the relevant Dealer(s) and includes any replacements for Receipts issued pursuant to Condition 11;

“Receiptholders” means the several persons who are for the time being holders of the Receipts;

“Reference Banks” means, in relation to the Notes of any relevant Series, the several banks initially appointed as reference banks and/or, if applicable, any Successor reference banks in relation thereto;

“Relevant Date” has the meaning set out in Condition 8;

“relevant Issuer” means, with respect to any Note, the Issuer of such Note;

“relevant Guarantors” means, where the relevant Issuer is CSF, Cadbury Holdings and CSI (in their capacities as guarantors under Clause 7) and, where the relevant Issuer is CSI, Cadbury Holdings and CSF (in their capacities as guarantors under Clause 7).

“relevant Obligors” means, with respect to any Note, the relevant Issuer and the relevant Guarantors and “relevant Obligor” shall be construed accordingly;

“repay”, “redeem” and “pay” shall each include both the others and cognate expressions shall be construed accordingly;

“Securities Act” means the United States Securities Act of 1933, as amended;

“Security” has the meaning set out in Condition 4;

“Series” means a Tranche of Notes together with any further Tranche or Tranches of Notes which are (i) expressed to be consolidated and form a single series and (ii) identical in all respects (including as to listing) except for their respective Issue Dates, Interest Commencement Dates and/or Issue Prices and the expressions “Notes of the relevant Series”, “holders of Notes of the relevant Series” and related expressions shall be construed accordingly;

“Stock Exchange” means the London Stock Exchange or any other or further stock exchange(s) on which any Notes may from time to time be listed, and references in these presents to the “relevant Stock Exchange” shall, in relation to any Notes, be references to the Stock Exchange on which such Notes are, from time to time, or are intended to be, listed;

“Subsidiary” means any company which is for the time being a subsidiary (within the meaning of Section 736 of the Companies Act 1985 of Great Britain until Section 1159 of the Companies Act 2006 comes into force for any purpose, when it will for all purposes in connection with these presents has the meaning given to it in Section 1159 of the Companies Act 2006) or a subsidiary undertaking (within the meaning of Section 258 and Schedule 10A of the Companies Act 1985 of Great Britain until Section 1162 of the Companies Act 2006 comes into force for any purpose, when it will for all purposes in connection with these presents have the meaning given to it in Section 1162 of the Companies Act 2006);

“Successor” means, in relation to the Agent, the other Paying Agents, the Reference Banks and the Calculation Agent, any successor to any one or more of them in relation to the Notes which shall become such pursuant to the provisions of these presents and/or the Agency Agreement (as the case may be) and/or such other or further agent, paying agents, reference banks and calculation agent (as the case may be) in relation to the Notes as may (with the prior approval of, and on terms previously approved by, the Trustee in writing) from time to time be appointed as such, and/or, if applicable, such other or further specified offices (in the former case being within the same city as those for which they are substituted) as may from time to time be nominated, in each case by Cadbury Holdings, CSF and CSI and (except in the case of the initial appointments and specified offices made under and specified in the Conditions and/or the Agency Agreement, as the case may be) notice of whose appointment or, as the case may be, nomination has been given to the Noteholders;

“Successor in Business” means in relation to any relevant Obligor any company which, as a result of any amalgamation, merger or reconstruction the terms of which have previously been approved in writing by the Trustee:
(i)	owns beneficially the whole or substantially the whole of the undertaking, property and assets owned by such relevant Obligor immediately prior thereto; and

(ii)	carries on, as successor to such relevant Obligor , the whole or substantially the whole of the business carried on by such relevant Obligor immediately prior thereto;

“Talons” means the talons (if any) appertaining to, and exchangeable in accordance with the provisions therein contained for further Coupons appertaining to, the Definitive Notes (other than the Zero Coupon Notes), such talons being in the form or substantially in the form set out in Part VI of the Second Schedule or in such other form as may be agreed between the relevant Issuer, the Agent, the Trustee and the relevant Dealer(s) and includes any replacements for Talons issued pursuant to Condition 11;

“Temporary Global Note” means a temporary global note in the form or substantially in the form set out in Part I of the Second Schedule with such modifications (if any) as may be agreed between the relevant Issuer, the Agent, the Trustee and the relevant Dealer(s), together with the copy of the applicable Final Terms annexed thereto, comprising some or all of the Notes of the same Series, issued by the relevant Issuer pursuant to the Programme Agreement or any other agreement relating to the Programme between the relevant Issuer and the relevant Dealer(s), the Agency Agreement and these presents;

“these presents” means this Trust Deed and the Schedules and any trust deed supplemental hereto and the Schedules (if any) thereto and the Notes, the Receipts, the Coupons, the Talons, the Conditions and, unless the context otherwise requires, the Final Terms, all as from time to time modified in accordance with the provisions herein or therein contained;

“Tranche” means all Notes which are identical in all respects (including as to listing);

“Trust Corporation” means a corporation entitled by rules made under the Public Trustee Act 1906 of Great Britain or entitled pursuant to any other comparable legislation applicable to a trustee in any other jurisdiction to carry out the functions of a custodian trustee;

“Trustee Acts” means the Trustee Act 1925 and the Trustee Act 2000;

“UK Listing Authority” means the Financial Services Authority in its capacity as competent authority under the Financial Services and Markets Act 2000;

“Zero Coupon Note” means a Note on which no interest is payable;

words denoting the singular shall include the plural and vice versa;

words denoting one gender only shall include the other genders; and

words denoting persons only shall include firms and corporations and vice versa.
(B)	(i)	All references in these presents to principal and/or principal amount and/or interest in respect of the Notes or to any moneys payable by the relevant Issuer or, as the case may be, Cadbury Holdings or, as the case may be, CSF (where the relevant Issuer is CSI) or, as the case may be, CSI (where the relevant Issuer is CSF) under these presents shall, unless the context otherwise requires, be construed in accordance with Condition 6(f).

	(ii)	All references in these presents to any statute or any provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under any such modification or re-enactment.

	(iii)	All references in these presents to guarantees or to an obligation being guaranteed shall be deemed to include respectively references to indemnities or to an indemnity being given in respect thereof.

(iv)	All references in these presents to any action, remedy or method of proceeding for the enforcement of the rights of creditors shall be deemed to include, in respect of any jurisdiction other than England, references to such action, remedy or method of proceeding for the enforcement of the rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate to such action, remedy or method of proceeding described or referred to in these presents.

(v)	All references in these presents to Euroclear and/or Clearstream, Luxembourg shall, whenever the context so permits, (but not in the case of any NGN) be deemed to include references to any successor operator and/or successor clearing system and/or any additional or alternative clearing system as is specified in the applicable Final Terms and/or approved by the relevant Issuer, the Agent and the Trustee. All references in these presents to the common depositary or common safekeeper shall, whenever the context so permits, be deemed to include references to any successor common depositary or common safekeeper or any additional or alternative common depositary or common safekeeper as is approved by the relevant Issuer, the Agent and the Trustee.

(vi)	Unless the context otherwise requires words or expressions used in these presents shall bear the same meanings as in the Companies Act 1985 of Great Britain.

(vii)	In this Trust Deed references to Schedules, Clauses, sub-clauses, paragraphs and sub-paragraphs shall be construed as references to the Schedules to this Trust Deed and to the Clauses, sub-clauses, paragraphs and sub-paragraphs of this Trust Deed respectively.

(viii)	In these presents tables of contents and Clause headings are included for ease of reference and shall not affect the construction of these presents.

(ix)	All references in these presents to taking proceedings against the relevant Issuer or, as the case may be, Cadbury Holdings or, as the case may be, CSF (where the relevant Issuer is CSI) or, as the case may be, CSI (where the relevant Issuer is CSF) shall be deemed to include references to proving in the winding-up of the relevant Issuer, Cadbury Holdings, CSF or CSI, as the case may be.

(x)	All references in these presents to any approval or consent of the Trustee shall be deemed to include a reference to the requirement that such approval or consent shall be not unreasonably withheld or delayed.

(xi)	All references in these presents involving compliance by the Trustee with a test of reasonableness (other than in Clause 14(iv) and the proviso to Clause 14) shall be deemed to include a reference to a requirement that such reasonableness shall be determined by reference solely to the interests of the Noteholders as a class.

(xii)	All references in these presents to the records of Euroclear and Clearstream, Luxembourg shall be to the records that each of Euroclear and Clearstream, Luxembourg holds for its customers which reflect the amount of such customers’ interest in the Notes.
(C)	Words and expressions defined in these presents or the Agency Agreement or used in the applicable Final Terms shall have the same meanings where used herein unless the context otherwise requires or unless otherwise stated and provided that, in the event of inconsistency between the Agency Agreement and these presents, these presents shall prevail and, in the event of inconsistency between the Agency Agreement or these presents and the applicable Final Terms, the applicable Final Terms shall prevail.

(D)	All references in these presents to the “relevant currency” shall be construed as references to the currency in which payments in respect of the Notes and/or Receipts and/or Coupons of the relevant Series are to be made as indicated in the applicable Final Terms.

(E)	As used in these presents, in relation to any Notes which have a “listing” or are “listed” on the London Stock Exchange, “listing” and “listed” shall be construed to mean that such Notes have been admitted to the Official List by the UK Listing Authority and to trading on the London Stock Exchange’s Regulated Market. All references in these presents to “listing” and “listed” shall include references to “quotation” and “quoted” respectively.
2. AMOUNT AND ISSUE OF THE NOTES
(A)	Amount of the Notes, Final Terms and Legal Opinions:
THE Notes will be issued in Series in an aggregate nominal amount from time to time outstanding not exceeding the Programme Limit from time to time and for the purpose of determining such aggregate nominal amount Clause 3(5) of the Programme Agreement shall apply.

By not later than 3.00 p.m. (London time) on the third London Business Day preceding each proposed Issue Date, the relevant Issuer shall deliver or cause to be delivered to the Trustee a draft of the applicable Final Terms and drafts of all legal opinions (if any) to be given in relation to the proposed issue and shall notify the Trustee in writing without delay of the relevant Issue Date and the nominal amount of the Notes to be issued and upon the issue of the relevant Notes shall deliver or cause to be delivered to the Trustee a copy of the final form of the applicable Final Terms and signed copies of all such legal opinions. Upon the issue of the relevant Notes, such Notes shall become constituted by these presents without further formality.

On such occasions as the Trustee so requests (on the basis that (i) the Trustee considers it necessary in view of a change (or proposed change) in applicable law affecting the relevant Issuer or a relevant Guarantor, these presents, the Programme Agreement or the Agency Agreement, or (ii) the Trustee has other reasonable grounds for such request), the relevant Issuer or, as the case may be, such relevant Guarantor will procure that a further legal opinion or further legal opinions in such form and with such content as the Trustee may require from the legal advisers specified in the Programme Agreement or such other legal advisers as the Trustee may require is/are delivered to the Trustee. Whenever such a request is made with respect to any Notes to be issued, the receipt of such opinion(s) in a form satisfactory to the Trustee shall be a further condition precedent to the issue of those Notes.
(B)	Covenant to repay principal and to pay interest:
The relevant Issuer covenants with the Trustee that it will, as and when the Notes of any Series or any of them or any instalment of principal in respect thereof becomes due to be redeemed in accordance with the Conditions, unconditionally pay or procure to be paid to or to the order of the Trustee in the relevant currency in immediately available funds the principal amount in respect of the Notes of such Series or the amount of such instalment becoming due for redemption on that date and (except in the case of Zero Coupon Notes) shall (subject to the provisions of the Conditions) in the meantime and until redemption in full of the Notes of such Series (both before and after any judgment or other order of a court of competent jurisdiction) unconditionally pay or procure to be paid to or to the order of the Trustee as aforesaid interest (which shall accrue from day to day) on the nominal amount of the Notes outstanding of such Series at rates and/or in amounts calculated from time to time in accordance with, or specified in, and on the dates provided for in, the Conditions (subject to Clause 2(D)) PROVIDED THAT:
(i)	every payment of principal or interest or other sum due in respect of the Notes made to or to the order of the Agent in the manner provided in the Agency Agreement shall be in satisfaction pro tanto of the relative covenant by the relevant Issuer in this Clause contained in relation to the Notes of such Series except to the extent that there is a default in the subsequent payment thereof in accordance with the Conditions to the relevant Noteholders, Receiptholders or Couponholders (as the case may be);

(ii)	in the case of any payment of principal made to the Trustee or the Agent after the due date or on or after accelerated maturity following an Event of Default interest shall continue to accrue on the nominal amount of the relevant Notes (except in the case of Zero Coupon Notes to which the provisions of Condition 7(j) shall apply) (both before and after any judgment or other order of a court of competent jurisdiction) at the rates aforesaid up to and including the date which the Trustee determines to be the date on and after which payment is to be made in respect thereof as stated in a notice given to the holders of such Notes (such date to be not later than 30 days after the day on which the whole of such principal amount, together with an amount equal to the interest which has accrued and is to accrue pursuant to this proviso up to and including that date, has been received by the Trustee or the Agent); and

(iii)	in any case where payment of the whole or any part of the principal amount of any Note is improperly withheld or refused upon due presentation thereof (other than in circumstances contemplated by (ii) above), interest shall accrue on the nominal amount of such Note (except in the case of Zero Coupon Notes to which the provisions of Condition 7(j) shall apply) payment of which has been so withheld or refused (both before and after any judgment or other order of a court of competent jurisdiction) at the rates aforesaid from the date of such withholding or refusal until the date on which, upon further presentation of the relevant Note, payment of the full amount (including interest as aforesaid) in the relevant currency payable in respect of such Note is made or (if earlier) the seventh day after notice is given to the relevant Noteholder(s) (whether individually or in accordance with Condition 14) that the full amount (including interest as aforesaid) in the relevant currency in respect of such Note is available for payment, provided that, upon further presentation thereof being duly made, such payment is made.
The Trustee will hold the benefit of this covenant on trust for the Noteholders, the Receiptholders and the Couponholders and itself in accordance with these presents.
(C)	Trustee’s requirements regarding Paying Agents etc:
At any time after an Event of Default or a Potential Event of Default shall have occurred and be continuing or the Trustee shall have received any money which it proposes to pay under Clause 10 to the relevant Noteholders, Receiptholders and/or Couponholders, the Trustee may:
(i)	by notice in writing to the relevant Obligors, the Agent and the other Paying Agents require the Agent and the other Paying Agents pursuant to the Agency Agreement:
(a)	to act thereafter as Agent and other Paying Agents respectively of the Trustee in relation to payments to be made by or on behalf of the Trustee under the terms of these presents mutatis mutandis on the terms provided in the Agency Agreement (save that the Trustee’s liability under any provisions thereof for the indemnification, remuneration and payment of out-of-pocket expenses of the Agent and the other Paying Agents shall be limited to the amounts for the time being held by the Trustee on the trusts of these presents relating to the Notes of the relevant Series and the relative Receipts and Coupons and available for such purpose) and thereafter to hold all Notes, Receipts and Coupons and all sums, documents and records held by them in respect of Notes, Receipts and Coupons on behalf of the Trustee; or

(b)	to deliver up all Notes, Receipts and Coupons and all sums, documents and records held by them in respect of Notes, Receipts and Coupons, in each case held by them in their capacity as Agent or, as the case may be, other Paying Agent, to the Trustee or as the Trustee shall direct in such notice provided that such notice shall be deemed not to apply to any documents or records which the Agent or other Paying Agent is obliged not to release by any law or regulation; and
(ii)	by notice in writing to the relevant Obligors require each of them to make all subsequent payments in respect of the Notes, Receipts and Coupons to or to the order of the Trustee and not to the Agent and, with effect from the issue of any such notice to the relevant Obligors and until such notice is withdrawn, proviso (i) to sub-clause (B) of this Clause relating to the Notes shall cease to have effect.
(D)	If the Floating Rate Notes or Index Linked Interest Notes of any Series become immediately due and repayable under Condition 10 the rate and/or amount of interest payable in respect of them will be calculated by the Agent or, as the case may be, the Calculation Agent at the same intervals as if such Notes had not become due and repayable, the first of which will commence on the expiry of the Interest Period during which the Notes of the relevant Series become so due and repayable mutatis mutandis in accordance with the provisions of Condition 5 except that the rates of interest need not be published.
(E)	Currency of payments:
All payments in respect of, under and in connection with these presents and the Notes of any Series to the relevant Noteholders, Receiptholders and Couponholders shall be made in the relevant currency.
(F)	Further Notes:
The relevant Issuer shall be at liberty from time to time (but subject always to the provisions of these presents) without the consent of the Noteholders, Receiptholders or Couponholders to create and issue further Notes ranking pari passu in all respects (or in all respects save for the date from which interest thereon accrues and the amount of the first payment of interest on such further Notes) and so that the same shall be consolidated and form a single series with the outstanding Notes of a particular Series.
(G)	Separate Series:
The Notes of each Series shall form a separate Series of Notes and accordingly, unless for any purpose the Trustee in its absolute discretion shall otherwise determine, the provisions of this Clause and of Clauses 3 to 21 (both inclusive), 22(B) and 25 and the Third Schedule shall apply mutatis mutandis separately and independently to the Notes of each Series and in such

Clauses and Schedule the expressions “Notes”, “Noteholders”, “Receipts”, “Receiptholders”, “Coupons”, “Couponholders” and “Talons” shall be construed accordingly.

3.	FORMS OF THE NOTES

(A)	Global Notes:
(i)	THE Notes of each Tranche will initially be represented by either:
(a)	a single Temporary Global Note which shall be exchangeable for either Definitive Notes together with, where applicable, Receipts and (except in the case of Zero Coupon Notes) Coupons and, where applicable, Talons attached or a Permanent Global Note, in each case in accordance with the provisions of such Temporary Global Note. Each Permanent Global Note shall be exchangeable for Definitive Notes together with, where applicable, Receipts and (except in the case of Zero Coupon Notes) Coupons and, where applicable, Talons attached, in accordance with the provisions of such Permanent Global Note; or

(b)	a single Permanent Global Note which shall be exchangeable for Definitive Notes together with, where applicable, Receipts and (except in the case of Zero Coupon Notes) Coupons and, where applicable, Talons attached in accordance with provisions of such Permanent Global Note.
All Global Notes shall be prepared, completed and delivered to a common depositary (in the case of a CGN) or common safekeeper (in the case of a NGN) for Euroclear and Clearstream, Luxembourg in accordance with the provisions of the Programme Agreement or to another appropriate depositary in accordance with any other agreement between the relevant Issuer and the relevant Dealer(s) and, in each case, the Agency Agreement.
(ii)	Each Temporary Global Note shall be printed or typed in the form or substantially in the form set out in Part I of the Second Schedule and may be a facsimile. Each Temporary Global Note shall have annexed thereto a copy of the applicable Final Terms and shall be signed manually or in facsimile by a person duly authorised by the relevant Issuer on behalf of the relevant Issuer, and shall be authenticated by an authorised signatory on behalf of the Agent and shall, in the case of a Eurosystem-eligible NGN or in the case of a Non-eligible NGN in respect of which the Issuer has notified the Agent that effectuation is to be applicable, be effectuated by the common safekeeper acting on the instructions of the Agent. Each Temporary Global Note so executed and authenticated shall be a binding and valid obligation of the relevant Issuer and title thereto shall pass by delivery.

(iii)	Each Permanent Global Note shall be printed or typed in the form or substantially in the form set out in Part II of the Second Schedule and may be a facsimile. Each Permanent Global Note shall have annexed thereto a copy of the applicable Final Terms and shall be signed manually or in facsimile by a person duly authorised by the relevant Issuer on behalf of the relevant Issuer, and shall be authenticated by an authorised signatory on behalf of the Agent and shall, in the case of a Eurosystem-eligible NGN or in the case of a Non-eligible NGN in respect of which the Issuer has notified the Agent that effectuation is to be applicable, be effectuated by the common safekeeper acting on the instructions of the Agent. Each Permanent Global Note so executed and authenticated shall be a binding and valid obligation of the relevant Issuer and title thereto shall pass by delivery.
(B)	Definitive Notes:
(i)	The Definitive Notes, the Receipts, the Coupons and the Talons shall be to bearer in the respective forms or substantially in the respective forms set out in Parts III, IV, V and VI, respectively, of the Second Schedule. The Definitive Notes, the Receipts, the Coupons and the Talons shall be serially numbered and, if listed or quoted, shall be security printed in accordance with the requirements (if any) from time to time of the relevant Stock Exchange and the relevant Conditions shall be incorporated by reference (where applicable to these presents) into such Definitive Notes if permitted by the relevant Stock Exchange (if any), or, if not so permitted, the Definitive Notes shall be endorsed with or have attached thereto the relevant Conditions, and, in either such case, the Definitive Notes shall have endorsed thereon or attached thereto a copy of the applicable Final Terms (or the relevant provisions thereof). Title to the Definitive Notes, the Receipts, the Coupons and the Talons shall pass by delivery.

(ii)	The Definitive Notes shall be signed manually or in facsimile by a person duly authorised by the relevant Issuer on behalf of the relevant Issuer and shall be authenticated by or on behalf of the Agent. The Definitive Notes so executed and authenticated, and the Receipts, the Coupons and Talons, upon execution and authentication of the relevant Definitive Notes, shall be binding and valid obligations of the relevant Issuer. The Receipts, the Coupons and the Talons shall not be signed. No Definitive Note and none of the Receipts, Coupons or Talons appertaining to such Definitive Note shall be binding or valid until such Definitive Note shall have been executed and authenticated as aforesaid.
(C)	Facsimile signatures:

The relevant Issuer may use the facsimile signature of any person who at the date such signature is affixed to a Global Note or a Definitive Note is duly authorised by the relevant Issuer notwithstanding that at the time of issue of such Note he may have ceased for any reason to be so authorised.

(D)	Persons to be treated as Noteholders:

Except as ordered by a court of competent jurisdiction or as required by law, the relevant Obligors, the Trustee, the Agent and the other Paying Agents (notwithstanding any notice to the contrary and whether or not it is overdue and notwithstanding any notation of ownership or writing thereon or notice of any previous loss or theft thereof) may (i) for the purpose of making payment thereon or on account thereof deem and treat the bearer of any Global Note, Definitive Note, Receipt, Coupon or Talon as the absolute owner thereof and of all rights thereunder free from all encumbrances, and shall not be required to obtain proof of such ownership or as to the identity of the bearer and (ii) for all other purposes deem and treat:
(a)	the bearer of any Definitive Note, Receipt, Coupon or Talon; and

(b)	each person for the time being shown in the records of Euroclear or Clearstream, Luxembourg as having a particular nominal amount of Notes credited to his securities account,

as the absolute owner thereof free from all encumbrances and shall not be required to obtain proof of such ownership (other than, in the case of any person for the time being so shown in such records, a certificate or letter of confirmation signed on behalf of Euroclear or Clearstream, Luxembourg or any other form of record made by either of them) or as to the identity of the bearer of any Global Note, Definitive Note, Receipt, Coupon or Talon.
(E)	Certificates of Euroclear and Clearstream, Luxembourg:

Without prejudice to the provisions of Clause 16(W), the relevant Obligors and the Trustee may call for and, except in the case of manifest error, shall be at liberty to accept and place full reliance on as sufficient evidence thereof a certificate or other document issued by Euroclear or Clearstream, Luxembourg (including any form of statement or print out of electronic records provided by the relevant clearing system in accordance with its usual procedures and in which the holder of a particular nominal amount of the Notes is clearly identified together with the amount of such holding) or any other letter of confirmation, form of record, information and/or certification made by either of them as the Trustee shall, in its absolute discretion, think fit to the effect that at any particular time or throughout any particular period any particular person is, was, or will be, shown in its records as the holder of a particular nominal amount of Notes represented by a Global Note and if it does so rely, such letter of confirmation, form of record, evidence, information and/or certification shall be conclusive and binding on all concerned.

4.	FEES, DUTIES AND TAXES

THE relevant Issuer will pay any stamp, issue, registration, documentary and other similar fees, duties or taxes (if any), including interest and penalties thereon, payable (i) in the United Kingdom, Belgium or Luxembourg on or in connection with (a) the execution and delivery of these presents and (b) the constitution and original issue of the Notes, the Receipts and the Coupons and (ii) in any jurisdiction on or in connection with any action taken by or on behalf of the Trustee or (where permitted under these presents so to do) any Noteholder, Receiptholder or Couponholder to enforce these presents.

5.	COVENANT OF COMPLIANCE

EACH of the relevant Obligors covenants with the Trustee that it will comply with and perform and observe all the provisions of these presents which are expressed to be binding on it. The Notes, the Receipts and the Coupons shall be held subject to the provisions contained in these presents and the Conditions shall be binding on the relevant Obligors, the Trustee, the Noteholders, the Receiptholders and the Couponholders and all persons claiming through or under them. The Trustee shall be entitled to enforce the obligations of the relevant Obligors under the Notes, the Receipts, the Coupons and the Conditions in the manner therein provided as if the same were set out and contained in this Trust Deed, which shall be read and construed as one document with the Notes, the Receipts and the Coupons. The Trustee shall hold the benefit of this covenant upon trust for itself and the Noteholders, the Receiptholders and the Couponholders according to its and their respective interests.

6.	CANCELLATION OF NOTES AND RECORDS

(A)	THE relevant Issuer shall procure that all Notes issued by it (i) redeemed or (ii) purchased by or on behalf of any of the relevant Obligors or any Subsidiary of any of the relevant Obligors and surrendered for cancellation or (iii) which, being mutilated or defaced, have been surrendered and replaced pursuant to Condition 11 or (iv) exchanged as provided in these presents (together in each case, in the case of Definitive Notes, with all unmatured Receipts and Coupons attached thereto or delivered therewith) and, in the case of Definitive Notes, all relative Receipts and Coupons paid in accordance with the relevant Conditions or which, being mutilated or defaced, have been surrendered and replaced pursuant to Condition 11 shall forthwith be cancelled by or on behalf of the relevant Issuer and a certificate stating:
(a)	the aggregate nominal amount of Notes which have been redeemed and the amounts paid in respect thereof and the aggregate amounts in respect of Receipts and Coupons which have been paid;

(b)	the serial numbers of such Notes in definitive form and Receipts;

(c)	the total numbers (where applicable, of each denomination) by maturity date of such Receipts and Coupons;

(d)	the aggregate amount of interest paid (and the due dates of such payments) on Global Notes;

(e)	the aggregate nominal amount of Notes (if any) which have been purchased by or on behalf of any of the relevant Obligors or any Subsidiary of any of the relevant Obligors and cancelled and the serial numbers of such Notes in definitive form and, in the case of Definitive Notes, the total number (where applicable, of each denomination) by maturity date of the Receipts, Coupons and Talons attached thereto or surrendered therewith;

(f)	the aggregate nominal amounts of Notes and Receipts and the aggregate amounts in respect of Coupons which have been so exchanged or surrendered and replaced and the serial numbers of such Notes in definitive form and the total number (where applicable, of each denomination) by maturity date of such Coupons and Talons; and

(g)	the total number (where applicable, of each denomination) by maturity date of Talons which have been exchanged for further Coupons shall be given to the Trustee by or on behalf of the relevant Issuer as soon as possible and in any event within four months after the date of such redemption, purchase, payment, exchange or replacement (as the case may be). The Trustee may accept such certificate as conclusive evidence of redemption, purchase, exchange or replacement pro tanto of the Notes or payment of interest thereon or exchange of the relative Talons respectively and of cancellation of the relative Notes and Coupons.

(B)	The relevant Issuer shall procure (i) that the Agent shall keep a full and complete record of all Notes, Receipts, Coupons and Talons issued by it (other than serial numbers of Receipts and Coupons) and of their redemption or purchase and cancellation and of all replacement notes, receipts, coupons or talons issued in substitution for lost, stolen, mutilated, defaced or destroyed Notes, Receipts, Coupons or Talons (ii) that the Agent shall, in respect of the Coupons of each maturity where the relevant Note is redeemed prior to its maturity date, retain until the expiry of 10 years from the Relevant Date in respect of such Coupons a list of the Coupons of that maturity still remaining unpaid or unexchanged and (iii) that such records shall be made available to the Trustee at all reasonable times during normal business hours.

7.	GUARANTEE
(A)	Cadbury Holdings and CSI hereby irrevocably and unconditionally guarantee to the Trustee:
(i)	the due and punctual payment in accordance with these presents of the principal of and interest on all Notes issued by CSF and of all other amounts payable by CSF (in its capacity as an Issuer) under these presents in relation to such Notes and the relative Receipts and the relative Coupons; and

(ii)	the due and punctual performance and observance by CSF (in its capacity as an Issuer) of each of the other provisions of these presents on its part to be performed or observed in relation to all Notes, Receipts and Coupons issued by it.
(B)	Cadbury Holdings and CSF hereby irrevocably and unconditionally guarantee to the Trustee:
(i)	the due and punctual payment in accordance with these presents of the principal of and interest on all Notes issued by CSI and of all other amounts payable by CSI (in its capacity as an Issuer) under these presents in relation to such Notes and the relative Receipts and the relative Coupons; and

(ii)	the due and punctual performance and observance by CSI (in its capacity as an Issuer) of each of the other provisions of these presents on its part to be performed or observed in relation to all Notes, Receipts and Coupons issued by it.
(C)	If the relevant Issuer fails for any reason whatsoever punctually to pay any such principal, interest or other amount, the relevant Guarantors shall cause each and every such payment to be made as if the relevant Guarantors instead of the relevant Issuer were expressed to be the primary obligor of the relevant Note, Receipt or Coupon and not merely as surety (but without affecting the obligations of the relevant Issuer) to the intent that the holder thereof shall receive the same amounts in respect of principal, interest or such other amount as would have been receivable had such payments been made by the relevant Issuer.

(D)	If any payment received by the Trustee or any Noteholder, Receiptholder or Couponholder pursuant to the provisions of these presents in relation to the relative Notes, Receipts or Coupons shall (whether on the subsequent bankruptcy, insolvency or corporate reorganisation of the relevant Issuer or, without limitation, on any other event) be avoided or set aside for any reason, such payment shall not be considered as discharging or diminishing the liability of the relevant Guarantors and this guarantee shall continue to apply as if such payment had at all times remained owing by the relevant Issuer and the relevant Guarantors shall indemnify the Trustee and the relative Noteholders and/or Receiptholders and/or Couponholders (as the case may be) in respect thereof PROVIDED THAT the obligations of the relevant Guarantors under this sub-clause shall, as regards each payment made to the Trustee or any Noteholder, Receiptholder or Couponholder which is avoided or set aside, be contingent upon such payment being reimbursed to the relevant Issuer or other persons entitled through the relevant Issuer.

(E)	Each of Cadbury Holdings, CSF and CSI (in their capacities as guarantors) hereby agrees that its obligations hereunder shall be unconditional and that each of the relevant Guarantors shall be fully liable irrespective of the validity, regularity, legality or enforceability against the relevant Issuer of, or of any defence or counter-claim whatsoever available to the relevant Issuer in relation to, its obligations under these presents, whether or not any action has been taken to enforce the same or any judgment obtained against the relevant Issuer, whether or not any of the other provisions of these presents have been modified, whether or not any time, indulgence, waiver, authorisation or consent has been granted to the relevant Issuer by or on behalf of the relative Noteholders or the relative Receiptholders or Couponholders or the Trustee, whether or not any determination has been made by the Trustee pursuant to Clause19(A), whether or not there have been any dealings or transactions between the relevant Issuer, any of the relative Noteholders, Receiptholders or Couponholders or the Trustee, whether or not the relevant Issuer has been dissolved, liquidated, merged, consolidated, bankrupted or has changed its status, functions, control or ownership, whether or not the relevant Issuer has been prevented from making payment by foreign exchange provisions applicable at its place of registration or incorporation and whether or not any other circumstances have occurred which might otherwise constitute a legal or equitable discharge of or defence to a guarantor. Accordingly, the validity of this guarantee shall not be affected by reason of any invalidity, irregularity, illegality or unenforceability of all or any of the obligations of the relevant Issuer under these presents and this guarantee shall not be discharged nor shall the liability of each of the relevant Guarantors under these presents be affected by any act, thing or omission or means whatever whereby its liability would not have been discharged if it had been the principal debtor.

(F)	Without prejudice to the provisions of Clause 9(A), the Trustee may determine from time to time whether or not it will enforce this guarantee which it may do without making any demand of or taking any proceedings against the relevant Issuer and may from time to time make any arrangement or compromise with the relevant Guarantor in relation to this guarantee which the Trustee may consider expedient in the interests of the relative Noteholders, Receiptholders or Couponholders.

(G)	Each of the relevant Guarantors hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of dissolution, liquidation, merger or bankruptcy of the relevant Issuer, any right to require a proceeding first against the relevant Issuer, protest or notice with respect to the relative Notes, Receipts or Coupons or the indebtedness evidenced thereby and all demands whatsoever and hereby covenants that this guarantee shall be a continuing guarantee, shall extend to the ultimate balance of all sums payable and obligations owed by the relevant Issuer under these presents in relation to the relative Notes, Receipts and Coupons, shall not be discharged except by complete performance of the obligations contained in these presents in relation to the relative Notes, Receipts and Coupons and is additional to, and not instead of, any security or other guarantee or indemnity at any time existing in favour of any person, whether from the relevant Guarantors or otherwise.

(H)	If any moneys shall become payable by the relevant Guarantors under this guarantee each of the relevant Guarantors shall not, so long as the same remain unpaid, without the prior written consent of the Trustee:
(a)	in respect of any amounts paid by it under this guarantee, exercise any rights of subrogation or contribution or, without limitation, any other right or remedy which may accrue to it in respect of or as a result of any such payment; or

(b)	in respect of any other moneys for the time being due to the relevant Guarantors by the relevant Issuer, claim payment thereof or exercise any other right or remedy;

(including in either case claiming the benefit of any security or right of set-off or, on the liquidation of the relevant Issuer, proving in competition with the Trustee). If, notwithstanding the foregoing, upon the bankruptcy, insolvency or liquidation of the relevant Issuer any payment or distribution of assets of the relevant Issuer of any kind or character, whether in cash, property or securities, shall be received by the relevant Guarantors before payment in full of all principal of, and interest on, the relative Notes, Receipts and Coupons shall have been made to the relative Noteholders, Receiptholders and Couponholders, such payment or distribution shall be received by relevant Guarantors on trust to pay the same over immediately to the Trustee for application in or towards the payment of all sums due and unpaid under these presents in accordance with Clause 10 on the basis that Clause 10 does not apply separately and independently to each Series of the Notes save that nothing in this sub-clause (H) shall operate so as to create any charge by the relevant Guarantors over such payment or distribution.

8.	ENFORCEMENT AND NON-PAYMENT

(A)	AT any time after the Notes shall have become immediately due and repayable, the Trustee may at its discretion and without further notice take such proceedings as it may think fit against the relevant Issuer and/or the relevant Guarantors to enforce repayment thereof together with accrued interest (if any) and any other moneys payable pursuant to these presents.

(B)	Proof that as regards any specified Note, Receipt or Coupon the relevant Issuer or, as the case may be, a relevant Guarantor has made default in paying any amount due in respect of such Note, Receipt or Coupon shall (unless the contrary be proved) be sufficient evidence that the same default has been made as regards all other Notes, Receipts or Coupons (as the case may be) in respect of which the relevant amount is due and payable.
9.	PROCEEDINGS, ACTION AND INDEMNIFICATION

(A)	THE Trustee shall not be bound to take any proceedings mentioned in Clause 8(A) or any other action in relation to these presents unless respectively directed or requested to do so (i) by an Extraordinary Resolution or (ii) in writing by the holders of at least one-quarter in nominal amount of the Notes then outstanding and in either case then only if it shall be indemnified to its satisfaction against all Liabilities to which it may thereby render itself liable or which it may incur by so doing.

(B)	Only the Trustee may enforce the provisions of these presents. No Noteholder, Receiptholder or Couponholder shall be entitled to proceed directly against any of the relevant Obligors to enforce the performance of any of the provisions of these presents unless the Trustee having become bound as aforesaid to take proceedings fails to do so within a reasonable period and such failure is continuing.

10.	APPLICATION OF MONEYS

ALL moneys received by the Trustee under these presents from any of the relevant Obligors (including any moneys which represent principal or interest in respect of Notes, Receipts or Coupons which have become void under Condition 9) shall, unless and to the extent attributable, in the opinion of the Trustee, to a particular Series of the Notes issued by the relevant Issuer, be apportioned pari passu and rateably between each Series of the Notes issued by the relevant Issuer, and all moneys received by the Trustee under these presents from any of the relevant Obligors to the extent attributable in the opinion of the Trustee to a particular Series of the Notes issued by the relevant Issuer or which are apportioned to such Series as aforesaid, be held by the Trustee upon trust to apply them (subject to Clause 12):

FIRST in payment or satisfaction of all amounts then due and unpaid under Clauses 15 and/or 16(J) to the Trustee and/or any Appointee;

SECONDLY in or towards payment pari passu and rateably of all principal and interest then due and unpaid in respect of the Notes of that Series;

THIRDLY in or towards payment pari passu and rateably of all principal and interest then due and unpaid in respect of the Notes of each other Series issued by the relevant Issuer; and

FOURTHLY in payment of the balance (if any) to the relevant Issuer (without prejudice to, or liability in respect of, any question as to how such payment to the relevant Issuer shall be dealt with as between the relevant Issuer and any other person),

PROVIDED ALWAYS that any payment required to be made by the Trustee pursuant to these presents shall only be made subject to any applicable laws and regulations.

Without prejudice to this Clause 10, if the Trustee holds any moneys which represent principal or interest in respect of Notes, Receipts or Coupons issued by the relevant Issuer which have become void or in respect of which claims have been prescribed under Condition 9, the Trustee will hold such moneys on the above trusts.

11.	NOTICE OF PAYMENTS

THE Trustee shall give notice to the relevant Noteholders in accordance with Condition 14 of the day fixed for any payment to them under Clause 10. Such payment may be made in accordance with Condition 6 and any payment so made shall be a good discharge to the Trustee.

12.	INVESTMENT BY TRUSTEE

(A)	IF the amount of the moneys at any time available for the payment of principal and interest in respect of the Notes issued by the relevant Issuer under Clause 10 shall be less than 10 per cent. of the nominal amount of the Notes issued by such Issuer then outstanding the Trustee may at its discretion invest such moneys in some or one of the investments authorised below. The Trustee at its discretion may vary such investments and may accumulate such investments and the resulting income until the accumulations, together with any other funds for the time being under the control of the Trustee and available for such purpose, amount to at least 10 per cent. of the nominal amount of the Notes issued by such Issuer then outstanding and then such accumulations and funds shall be applied under Clause 10.

(B)	Any moneys which under the trusts of these presents ought to or may be invested by the Trustee may be invested in the name or under the control of the Trustee in any investments for the time being authorised by English law for the investment by trustees of trust moneys or in any other investments whether similar to the aforesaid or not which may be selected by the Trustee or by placing the same on deposit in the name or under the control of the Trustee at such bank or other financial institution and in such currency as the Trustee may think fit. If that bank or institution is the Trustee or a Subsidiary, holding or associated company of the Trustee, it need only account for an amount of interest equal to the amount of interest which would, at then current rates, be payable by it on such a deposit to an independent customer. The Trustee may at any time vary any such investments for or into other investments or convert any moneys so deposited into any other currency and shall not be responsible for any loss resulting from any such investments or deposits, whether due to depreciation in value, fluctuations in exchange rates or otherwise.

13.	PARTIAL PAYMENTS

UPON any payment under Clause 10 (other than payment in full against surrender of a Note, Receipt or Coupon) the Note, Receipt or Coupon in respect of which such payment is made shall be produced to the Trustee or the Paying Agent by or through whom such payment is made (except in the case of a NGN) and the Trustee shall or shall cause such Paying Agent to enface thereon a memorandum of the amount and the date of payment but the Trustee may in any particular case dispense with such production and enfacement upon such indemnity being given as it shall think sufficient.

14.	COVENANTS

(A)	EACH of the relevant Obligors covenants with the Trustee that, so long as any of the Notes remains outstanding it shall:
(i)	at all times carry on and conduct its affairs in a proper and efficient manner;

(ii)	so far as permitted by applicable law, give or procure to be given to the Trustee such opinions, certificates, information and evidence as it shall reasonably require and in such form as it shall reasonably require (including without limitation the procurement of all such certificates called for by the Trustee pursuant to Clause 16(C)) for the purpose of the discharge or exercise of the duties, trusts, powers, authorities and discretions vested in it under these presents or by operation of law;

(iii)	cause to be prepared in respect of each financial accounting period audited accounts in such form as will comply with the Companies Act 1985 of Great Britain;

(iv)	at all times keep proper books of account and allow the Trustee and any person appointed by the Trustee to whom it shall have no reasonable objection free access to such books of account at all reasonable times during normal business hours upon giving prior notice provided that an Event of Default has occurred or the Trustee certifies in writing to the relevant Issuer that it has reasonable grounds to believe that an Event of Default or a Potential Event of Default has occurred, might have occurred or is about to occur and such access is permitted by applicable law;

(v)	send to the Trustee (in addition to any copies to which it may be entitled as a holder of any securities of any of the relevant Obligors) two copies in English of every balance sheet, profit and loss account, report, circular and notice of general meeting issued or sent to holders of its publicly held securities as soon as practicable after the issue or publication thereof;

(vi)	upon becoming aware thereof forthwith give notice in writing to the Trustee of the happening of any Event of Default or any Potential Event of Default or of the coming into existence of any Security which would require any security to be given to the Notes pursuant to Condition 4;

(vii)	give to the Trustee (a) within 14 days after demand by the Trustee therefor and (b) (without the necessity for any such demand) promptly after the publication of its audited accounts in respect of each financial year commencing with the financial year ending 1st January, 2000 and in any event not later than 180 days after the end of each such financial year a certificate signed by two Directors of each of the relevant Obligors to the effect that as at a date not more than seven days before delivering such certificate (the “relevant certification date”) there did not exist and had not existed since the relevant certification date of the previous certificate (or in the case of the first such certificate the date hereof) any Event of Default or any Potential Event of Default (or if such exists or existed specifying the same);

(viii)	so far as permitted by law, at all times execute all such further documents and do all such acts and things as may in the reasonable opinion of the Trustee be necessary at any time or times to give effect to the terms and conditions of these presents;

(ix)	at all times maintain an Agent, other Paying Agents, a Calculation Agent and Reference Banks in accordance with the Conditions;

(x)	use its best endeavours to maintain the listing on the relevant Stock Exchange of those of the Notes which are listed on the relevant Stock Exchange or, if it is unable to do so having used its best endeavours or if the Trustee considers that the maintenance of such listing is unduly onerous whether as a result of the implementation of the EU Transparency Directive (directive 2004/109/EC of the European Parliament and of the Council on the Harmonisation of Transparency Requirements in relation to information about issuers whose securities are admitted to trading on a regulated market) or otherwise, the relevant Issuer and (where applicable) the relevant Guarantors may cease to maintain such listing provided that it shall use its best endeavours promptly to obtain and maintain a listing of such Notes on such other stock exchange or exchanges or securities market or markets on which it is then accepted in the sphere of international issues of debt securities to list securities such as the Notes as the relevant Issuer and (where applicable) the relevant Guarantors may (with the approval of the Trustee (which approval of the Trustee may only be given if the Trustee has received confirmation from the relevant Dealer(s) in respect of such Notes that such other stock exchange or exchanges or securities market or markets is so accepted)) decide. Upon obtaining a listing of such Notes issued by it on such other stock exchange or exchanges or securities market or markets enter into a trust deed supplemental to this Trust Deed to effect such consequential amendments to these presents as the Trustee may require or as shall be requisite to comply with the requirements of any such stock exchange or securities market;

(xi)	procure that the Agent gives notice to the Noteholders in accordance with Condition 14 of any appointment, resignation or removal of any Agent, Calculation Agent, Reference Bank or other Paying Agent (other than the appointment of the initial Agent, Calculation Agent, Reference Banks and other Paying Agents) after having obtained the prior written approval of the Trustee thereto or any change of any Paying Agent’s or Reference Bank’s specified office;

(xii)	obtain the prior written approval of the Trustee to, and, as soon as reasonably practicable after the giving thereof, give to the Trustee two copies of, the form of every notice given to the holders of any Notes issued by it in accordance with Condition 14 (such approval, unless so expressed, not to constitute approval for the purposes of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”) of a communication within the meaning of Section 21 of the FSMA);

(xiii)	if payments of principal or interest in respect of the Notes or the relative Receipts or Coupons by any of the relevant Obligors shall become subject generally to the taxing jurisdiction of any territory or any political sub-division or any authority thereof or therein having power to tax other than or in addition to the United Kingdom or any political sub-division or any authority thereof or therein having power to tax, immediately upon becoming aware thereof notify the Trustee in writing of such event and (unless the Trustee otherwise agrees) enter forthwith into a trust deed supplemental to this Trust Deed, in form and manner satisfactory to the Trustee, such supplemental trust deed to modify Condition 8 and, if applicable, Condition 7(b) so that, in substitution for (or, as the case may be, addition to) the references in those Conditions to the United Kingdom or any political sub-division or any authority thereof or therein having power to tax, such Conditions make reference to that other or additional territory or any political sub-division or any authority thereof or therein having power to tax to whose taxing jurisdiction such payments shall have become subject as aforesaid;

(xiv)	comply with and perform all its obligations under the Agency Agreement and use all reasonable endeavours to procure that the Agent and the other Paying Agents comply with and perform all their respective obligations thereunder and any notice given by the Trustee pursuant to Clause 2(C)(i) and that the Calculation Agent complies with and performs all its obligations under the Calculation Agency Agreement and not make any amendment to the Agency Agreement or the Calculation Agency Agreement without the prior written approval of the Trustee;

(xv)	in order to enable the Trustee to ascertain the nominal amount of the Notes of each Series for the time being outstanding for any of the purposes referred to in the proviso to the definition of “outstanding” in Clause 1, deliver to the Trustee as soon as practicable upon being so requested in writing by the Trustee a certificate in writing signed by two Directors of the relevant Issuer or two Directors of a relevant Guarantor (as appropriate), setting out the total number and aggregate nominal amount of the Notes of each Series issued by such Issuer which: (a) up to and including the date of such certificate have been purchased by the relevant Issuer, a relevant Guarantor or any Subsidiary or Holding Company of the relevant Issuer or a relevant Guarantor and cancelled; and (b) are at the date of such certificate held by, for the benefit of, or on behalf of, the relevant Issuer, a relevant Guarantor or any Subsidiary or Holding Company of the relevant Issuer or a relevant Guarantor;

(xvi)	if, in accordance with the provisions of the Conditions, interest in respect of the Notes becomes payable at the specified office of any Paying Agent in the United States of America promptly give notice thereof to the relative Noteholders in accordance with Condition 14;

(xvii)	use all reasonable endeavours to procure that Euroclear and/or Clearstream, Luxembourg (as the case may be) issue(s) any certificate or other document requested by the Trustee under Clause 3(E) as soon as practicable after such request;

(xviii)	promptly provide the Trustee with copies of all supplements and/or amendments and/or restatements of the Programme Agreement; and

(xix)	use all reasonable endeavours to procure that Euroclear and/or Clearstream, Luxembourg (as the case may be) issue(s) any record, certificate or other document requested by the Trustee under Clause 16(W) or otherwise as soon as practicable after such request.
PROVIDED that neither the relevant Issuer nor a relevant Guarantor shall be under any obligation to supply any information to the Trustee the supply of which would, in the reasonable opinion of the relevant Issuer or, as the case may be, such relevant Guarantor, be contrary to any confidentiality obligation or law or regulation binding on the relevant Issuer or, as the case may be, such relevant Guarantor or any affiliate of the relevant Issuer or, as the case may be, such relevant Guarantor or inside information (within the meaning of the Part V of the Criminal Justice Act 1993) unless the Trustee shall have certified in writing to the relevant Issuer or, as the case may be, such relevant Guarantor that:
(i)	it has reasonable grounds to believe that an Event of Default or Potential Event of Default has occurred, might have occurred or is about to occur; and

(ii)	the disclosure of any such information is, in the reasonable opinion of the Trustee, necessary for the purpose of protecting the interests of the Noteholders under these presents, and provided that any such disclosure to the Trustee would not breach any law or regulation binding on the relevant Issuer or, as the case may be, such relevant Guarantor or any affiliate of the relevant Issuer or, as the case may be, such relevant Guarantor.
15.	REMUNERATION AND INDEMNIFICATION OF TRUSTEE

(A)	THE relevant Issuer shall pay to the Trustee remuneration for its services as trustee of these presents such amount as shall be agreed from time to time between the relevant Issuer and the Trustee. Such remuneration shall accrue from day to day and be payable (in priority to payments to Noteholders, Receiptholders and Couponholders) up to and including the date when, all the Notes having become due for redemption, the redemption moneys and interest thereon to the date of redemption have been paid to the Agent or the Trustee PROVIDED

THAT if upon due presentation of any Note, Receipt or Coupon or any cheque payment of the moneys due in respect thereof is improperly withheld or refused, remuneration will commence again to accrue until payment to such Noteholder, Receiptholder or Couponholder is duly made.

(B)	In the event of the occurrence of an Event of Default or a Potential Event of Default or the Trustee considering it expedient or necessary or being requested by any of the relevant Obligors to undertake duties which the Trustee and the relevant Issuer agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under these presents the relevant Issuer shall pay to the Trustee such additional remuneration as shall be agreed between them.

(C)	The relevant Issuer shall in addition pay to the Trustee an amount equal to the amount of any value added tax or similar tax properly chargeable in respect of its remuneration under these presents.

(D)	In the event of the Trustee and the relevant Issuer failing to agree:
(1)	(in a case to which sub-clause (A) above applies) upon the amount of the remuneration; or

(2)	(in a case to which sub-clause (B) above applies) upon whether such duties shall be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under these presents, or upon such additional remuneration, such matters shall be determined by a merchant or investment bank (acting as an expert and not as an arbitrator) selected by the Trustee and approved by the relevant Issuer or, failing such approval, nominated (on the application of the Trustee) by the President for the time being of The Law Society of England and Wales (the expenses involved in such nomination and the fees of such merchant or investment bank being payable by the relevant Issuer and the Trustee in equal shares) and the determination of any such merchant or investment bank shall be final and binding upon the Trustee and the relevant Issuer.

(E)	The relevant Issuer shall, on written request, also pay or discharge all Liabilities properly and reasonably incurred by the Trustee in relation to the preparation and execution of, the exercise of its powers and the performance of its duties under, and in any other manner in relation to, these presents, including but not limited to travelling expenses and any stamp, issue, registration, documentary and other taxes or duties paid or payable by the Trustee in connection with any action properly and reasonably taken or contemplated by or on behalf of the Trustee for enforcing, or resolving any doubt concerning, or for any other purpose in relation to, these presents.

(F)	All amounts payable pursuant to sub-clause (E) above and/or Clause 16(J) shall be payable by the relevant Issuer on the date specified in a demand by the Trustee and in the case of payments actually made by the Trustee prior to such demand shall (if not paid within three days after such demand and the Trustee so requires) carry interest at the rate of one per cent. per annum above the Base Rate from time to time of National Westminster Bank Plc from the date specified in such demand, and in all other cases shall carry interest at such rate from the date 30 days after the date of the same being demanded or (where the demand specifies that payment be made on an earlier date) from such earlier date specified in such demand. All unpaid remuneration due and payable to the Trustee shall carry interest at such rate from the due date therefor.

(G)	Unless otherwise specifically stated in any discharge of these presents the provisions of this Clause and Clause 16(J) shall continue in full force and effect notwithstanding such discharge.

(H)	The Trustee shall be entitled in its absolute discretion to determine in respect of which Series of Notes any Liabilities incurred under these presents have been incurred or to allocate any such Liabilities between the Notes of any Series.

(I)	The Trustee shall wherever practicable give prior notice to the relevant Issuer of any Liabilities properly and reasonably to be incurred and or payments to be made by the Trustee in the lawful exercise of the powers conferred on it by these presents so as to afford the relevant Issuer the reasonable opportunity of meeting such Liabilities itself or of itself putting the Trustee in funds to make payment of such Liabilities. Failure, however, by the Trustee to give any such prior notice shall not prejudice its rights to reimbursement of such Liabilities under this Clause 15.

(J)	In relation to any payment by the Trustee of any Liabilities incurred under these presents, the Trustee will, if so requested by the relevant Issuer, furnish the relevant Issuer with evidence of the date of such payment in the form of a receipted invoice or in such other form as shall be reasonably satisfactory to the Issuer.

16.	SUPPLEMENT TO TRUSTEE ACTS

SECTION 1 of the Trustee Act 2000 shall not apply to the duties of the Trustee in relation to the trusts constituted by these presents. Where there are any inconsistencies between the Trustee Acts and the provisions of these presents, the provisions of these presents shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of these presents shall constitute a restriction or exclusion for the purposes of that Act. The Trustee shall have all the powers conferred upon trustees by the Trustee Acts and by way of supplement thereto it is expressly declared as follows:
(A)	The Trustee may in relation to these presents act on the advice or opinion of or any information obtained from any lawyer, valuer, accountant, surveyor, banker, broker, auctioneer or other expert whether obtained by any of the relevant Obligors, the Trustee or otherwise and shall not be responsible for any Liability occasioned by so acting. The Trustee may rely, without liability to the Noteholders, Receiptholders or Couponholders, on any certificate or report prepared by the Auditors pursuant to these presents whether or not addressed to the Trustee.

(B)	Any such advice, opinion or information may be sent or obtained by letter, telex, telegram, facsimile transmission or cable and the Trustee shall not be liable for acting in good faith on any advice, opinion or information purporting to be conveyed by any such letter, telex, telegram, facsimile transmission or cable although the same shall contain some error or shall not be authentic provided that such error or lack of authenticity shall not be manifest.

(C)	The Trustee may call for and shall be at liberty to accept as sufficient evidence of any fact or matter or the expediency of any transaction or thing a certificate signed by any two Directors of the relevant Issuer or by any two Directors of a relevant Guarantor, and the Trustee shall not be bound in any such case to call for further evidence or be responsible for any Liability that may be occasioned by it or any other person acting on such certificate.

(D)	The Trustee shall be at liberty to hold or to place these presents and any other documents relating thereto or to deposit them in any part of the world with any banker or banking company or company whose business includes undertaking the safe custody of documents or lawyer or firm of lawyers considered by the Trustee to be of good repute and the Trustee shall not be responsible for or required to insure against any Liability incurred in connection with any such holding or deposit and may pay all sums required to be paid on account of or in respect of any such deposit.

(E)	The Trustee shall not be responsible for the receipt or application of the proceeds of the issue of any of the Notes by the relevant Issuer, the exchange of any Global Note for another Global Note or Definitive Notes or the delivery of any Global Note or Definitive Notes to the person(s) entitled to it or them.

(F)	The Trustee shall not be bound to give notice to any person of the execution of any documents comprised or referred to in these presents or to take any steps to ascertain whether any Event of Default or any Potential Event of Default has occurred and, until it shall have actual knowledge or express notice pursuant to these presents to the contrary, the Trustee shall be entitled to assume that no Event of Default or Potential Event of Default has occurred and that each of the relevant Obligors is observing and performing all its obligations under these presents.

(G)	Save as expressly otherwise provided in these presents, the Trustee shall have absolute and uncontrolled discretion as to the exercise or non-exercise of its trusts, powers, authorities and discretions under these presents (the exercise or non-exercise of which as between the Trustee and the Noteholders, the Receiptholders and Couponholders shall be conclusive and binding on the Noteholders, the Receiptholders and Couponholders) and shall not be responsible for any Liability which may result from their exercise or non-exercise.

(H)	The Trustee shall not be liable to any person by reason of having acted upon any Extraordinary Resolution in writing or any Extraordinary Resolution or other resolution purporting to have been passed at any meeting of the holders of Notes of all or any Series in respect whereof minutes have been made and signed even though subsequent to its acting it may be found that there was some defect in the constitution of the meeting or the passing of the resolution, (in the case of an Extraordinary Resolution in writing) that not all such holders had signed the Extraordinary Resolution or that for any reason the resolution was not valid or binding upon such holders and the relative Receiptholders and Couponholders.

(I)	The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any Note, Receipt or Coupon purporting to be such and subsequently found to be forged or not authentic provided that such forgery or lack of authenticity shall not be manifest.

(J)	Without prejudice to the right of indemnity by law given to trustees, each of the relevant Obligors shall indemnify the Trustee and every Appointee and keep it or him indemnified against all Liabilities to which it or he may be or become subject or which may be properly and reasonably incurred by it or him in the execution or purported execution of any of its or his trusts, powers, authorities and discretions under these presents or its or his functions under any such appointment or in respect of any other matter or thing done or omitted in any way relating to these presents or any such appointment.

(K)	Any consent or approval given by the Trustee for the purposes of these presents may be given on such terms and subject to such conditions (if any) as the Trustee thinks fit and notwithstanding anything to the contrary in these presents may be given retrospectively.

(L)	The Trustee shall not (unless and to the extent ordered so to do by a court of competent jurisdiction) disclose to any Noteholder, Receiptholder or Couponholder any information (including, without limitation, information of a confidential, financial or price sensitive nature) made available to the Trustee by any of the relevant Obligors or any other person in connection with the trusts of these presents unless, after prior consultation with the relevant Issuer if the Trustee considers this reasonably practicable, the Trustee shall certify that failure so to disclose would be materially prejudicial to the interests of the Noteholders and such disclosure is permitted by applicable law and (in the absence of such certification and permission) no Noteholder, Receiptholder or Couponholder shall be entitled to take any action to obtain from the Trustee any such information.

(M)	Where it is necessary or desirable for any purpose in connection with these presents to convert any sum from one currency to another it shall (unless otherwise provided by these presents or required by law) be converted at such rate or rates, in accordance with such method and as at such date for the determination of such rate of exchange, as may be agreed by the Trustee in consultation with the relevant Issuer and any rate, method and date so agreed shall be binding on the relevant Obligors, the Noteholders, the Receiptholders and the Couponholders.

(N)	The Trustee as between itself and the Noteholders, the Receiptholders and the Couponholders may determine all questions and doubts arising in relation to any of the provisions of these presents. Every such determination, whether or not relating in whole or in part to the acts or proceedings of the Trustee, shall be conclusive and shall bind the Trustee and the Noteholders, the Receiptholders and the Couponholders.

(O)	In connection with the exercise by it of any of its trusts, powers, authorities or discretions under these presents (including, without limitation, any modification, waiver, authorisation, determination or substitution), the Trustee shall have regard to the general interests of the Noteholders as a class but shall not have regard to any interests arising from circumstances particular to individual Noteholders, Receiptholders or Couponholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of such exercise for individual Noteholders, Receiptholders or Couponholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Noteholder, Receiptholder or Couponholder be entitled to claim, from the relevant Obligors, the Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders, the Receiptholders or Couponholders except to the extent already provided for in Condition 8 and/or any undertaking given in addition thereto or in substitution therefor under these presents.

(P)	Any trustee of these presents being a lawyer, accountant, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual and proper professional and other charges for business transacted and acts done by him or his firm in connection with the trusts of these presents and also his reasonable charges in addition to disbursements for all other work and business done and all time spent by him or his firm in connection with matters arising in connection with these presents.

(Q)	The Trustee may (upon prior notification to, and after prior consultation with, the relevant Issuer where the Trustee considers such consultation to be reasonably practicable) whenever it thinks fit delegate by power of attorney or otherwise to any person or persons or fluctuating body of persons (whether being a joint trustee of these presents or not) all or any of its trusts, powers, authorities and discretions vested in the Trustee by these presents. Such delegation may be made upon such terms

(including power to sub-delegate) and subject to such conditions and regulations as the Trustee may in the interests of the Noteholders think fit. Provided that the Trustee shall have exercised reasonable care in the selection of any such delegate, the Trustee shall not be under any obligation to supervise the proceedings or acts of any such delegate or sub-delegate or be in any way responsible for any Liability incurred by reason of any misconduct or default on the part of any such delegate or sub-delegate. The Trustee shall within a reasonable time after any such delegation or any renewal, extension or termination thereof give notice thereof to the relevant Issuer.

(R)	The Trustee may in the conduct of the trusts of these presents (upon prior notification to, and after prior consultation with, the relevant Issuer where the Trustee considers such consultation to be reasonably practicable) instead of acting personally employ and pay an agent (whether being a lawyer or other professional person) to transact or conduct, or concur in transacting or conducting, any business and to do, or concur in doing, all acts required to be done in connection with these presents (including the receipt and payment of money). Provided that the Trustee shall have exercised reasonable care in the selection of any such agent, the Trustee shall not be in any way responsible for any Liability incurred by reason of any misconduct or default on the part of any such agent or be bound to supervise the proceedings or acts of any such agent.

(S)	The Trustee shall not be responsible to any person for failing to request, require or receive any legal opinion relating to any Notes or for checking or commenting upon the content of any such legal opinion.

(T)	The Trustee shall not be concerned, and need not enquire, as to whether or not any Notes are issued in breach of the Programme Limit.

(U)	The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any document and/or evidence and/or information and/or certification purporting to be issued or given by Euroclear and/or Clearstream, Luxembourg whether pursuant to Clause 3(E) or otherwise and subsequently found to be forged or not authentic.

(V)	Any certificate or report of the Auditors or any other person called for by or provided to the Trustee in accordance with or for the purposes of these presents may be relied upon by the Trustee as sufficient evidence of the facts stated therein whether or not such certificate or report and/or any engagement letter or other document entered into by the Trustee in connection therewith contains a monetary or other limit on the liability of the Auditors or such other person in respect thereof. However, the Trustee will have no recourse to the Auditors in respect of such certificates or reports unless the Auditors have agreed to address such certificates or reports to the Trustees.

(W)	The Trustee may call for and shall rely on any records, certificate or other document of or to be issued by Euroclear or Clearstream, Luxembourg in relation to any determination of the principal amount of Notes represented by a NGN. Any such records, certificate or other document shall be conclusive and binding for all purposes. The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any such records, certificate or other document to such effect purporting to be issued by Euroclear or Clearstream, Luxembourg and subsequently found to be forged or not authentic.
17.	TRUSTEE’S LIABILITY

NOTHING in these presents shall in any case in which the Trustee has failed to show the degree of care and diligence required of it as trustee having regard to the provisions of these presents conferring on it any trusts, powers, authorities or discretions exempt the Trustee from or indemnify it against any liability for breach of trust or any liability which by virtue of any rule of law would otherwise attach to it in respect of any negligence, default, breach of duty or breach of trust of which it may be guilty in relation to its duties under these presents.

18.	TRUSTEE CONTRACTING WITH THE RELEVANT OBLIGORS

NEITHER the Trustee (which for the purpose of this Clause shall include the Holding Company of any corporation acting as trustee hereof or any Subsidiary of such Holding Company) nor any director or officer or Holding Company, Subsidiary or associated company of a corporation acting as a trustee under these presents shall by reason of its or his fiduciary position be in any way precluded from:
(i)	entering into or being interested in any contract or financial or other transaction or arrangement with any of the relevant Obligors or any person or body corporate associated with any of the relevant Obligors (including without limitation any contract, transaction or arrangement of a banking or insurance nature or any contract, transaction or arrangement in relation to the making of loans or the provision of financial facilities or financial advice to, or the purchase, placing or underwriting of or the subscribing or procuring subscriptions for or otherwise acquiring, holding or dealing with, or acting as paying agent in respect of, the Notes or any other notes, bonds, stocks, shares, debenture stock, debentures or other securities of, any of the relevant Obligors or any person or body corporate associated as aforesaid); or

(ii)	accepting or holding the trusteeship of any other trust deed constituting or securing any other securities issued by or relating to any of the relevant Obligors or any such person or body corporate so associated or any other office of profit under any of the relevant Obligors or any such person or body corporate so associated, and each shall be entitled to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such contract, transaction or arrangement as is referred to in (i) above or, as the case may be, any such trusteeship or office of profit as is referred to in (ii) above without regard to the interests of the Noteholders and notwithstanding that the same may be contrary or prejudicial to the interests of the Noteholders and shall not be responsible for any Liability occasioned to the Noteholders thereby and shall be entitled to retain and shall not be in any way liable to account for any profit made or share of brokerage or commission or remuneration or other amount or benefit received thereby or in connection therewith.

Where any holding company, Subsidiary or associated company of the Trustee or any director or officer of the Trustee acting other than in his capacity as such a director or officer has any information, the Trustee shall not thereby be deemed also to have knowledge of such information and, unless it shall have actual knowledge of such information, shall not be responsible for any loss suffered by Noteholders resulting from the Trustee’s failing to take such information into account in acting or refraining from acting under or in relation to these presents.

19.	WAIVER, AUTHORISATION AND DETERMINATION

(A)	THE Trustee may without the consent or sanction of the Noteholders, the Receiptholders or the Couponholders and without prejudice to its rights in respect of any subsequent breach, Event of Default or Potential Event of Default from time to time and at any time but only if and in so far as in its opinion the interests of the Noteholders shall not be materially prejudiced thereby waive or authorise any breach or proposed breach by any of the relevant Obligors of any of the covenants or provisions contained in these presents or determine that any Event of Default or Potential Event of Default shall not be treated as such for the purposes of these presents PROVIDED ALWAYS THAT the Trustee shall not exercise any powers conferred on it by this Clause in contravention of any express direction given by Extraordinary Resolution or by a request under Condition 10 but so that no such direction or request shall affect any waiver, authorisation or determination previously given or made. Any such waiver, authorisation or determination may be given or made on such terms and subject to such conditions (if any) as the Trustee may determine, shall be binding on the Noteholders, the Receiptholders and the Couponholders and, if, but only if, the Trustee shall so require, shall be notified by the relevant Issuer to the Noteholders in accordance with Condition 14 as soon as practicable thereafter.

MODIFICATION

(B)	The Trustee may without the consent or sanction of the Noteholders, the Receiptholders or the Couponholders at any time and from time to time concur with the relevant Obligors in making any modification (i) to these presents (other than the proviso to paragraph 5 of the Third Schedule or any matters referred to in that proviso) which in the opinion of the Trustee it may be proper to make PROVIDED THAT the Trustee is of the opinion that such modification will not be materially prejudicial to the interests of the Noteholders or (ii) to these presents if in the opinion of the Trustee such modification is of a formal, minor or technical nature or to correct a manifest error or to comply with mandatory provisions of applicable law. Any such modification may be made on such terms and subject to such conditions (if any) as the Trustee may determine, shall be binding upon the Noteholders, the Receiptholders and the Couponholders and, unless the Trustee agrees otherwise, shall be notified by the relevant Issuer to the Noteholders in accordance with Condition 14 as soon as practicable thereafter.

BREACH

(C)	Any breach of or failure to comply with any such terms and conditions as are referred to in sub-clauses (A) and (B) of this Clause shall constitute a default by the relevant Issuer or, as the case may be, a relevant Guarantor in the performance or observance of a covenant or provision binding on it under or pursuant to these presents.

20.	HOLDER OF DEFINITIVE NOTE ASSUMED TO BE RECEIPTHOLDER AND COUPONHOLDER

(A)	WHEREVER in these presents the Trustee is required or entitled to exercise a power, trust, authority or discretion under these presents, except as ordered by a court of competent jurisdiction or as required by applicable law, the Trustee shall, notwithstanding that it may have express notice to the contrary, assume that each Noteholder is the holder of all Receipts and Coupons appertaining to each Definitive Note of which he is the holder.

NO NOTICE TO RECEIPTHOLDERS OR COUPONHOLDERS

(B)	Neither the Trustee nor the relevant Issuer shall be required to give any notice to the Receiptholders or Couponholders for any purpose under these presents and the Receiptholders or Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the holders of Definitive Notes in accordance with Condition 14.

21.	CURRENCY INDEMNITY

EACH of the relevant Obligors shall severally indemnify the Trustee, every Appointee, the Noteholders, the Receiptholders and the Couponholders and keep them indemnified against:
(a)	any loss or damage incurred by any of them arising from the non-payment by any of the relevant Obligors of any amount due to the Trustee or the holders of the Notes issued by the relevant Issuer and the relative Receiptholders or Couponholders under these presents by reason of any variation in the rates of exchange between those used for the purposes of calculating the amount due under a judgment or order in respect thereof and those prevailing at the date of actual payment by such relevant Obligors; and

(b)	any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which the local currency equivalent of the amounts due or contingently due under these presents (other than this Clause) is calculated for the purposes of any bankruptcy, insolvency or liquidation of any of the relevant Obligors and (ii) the final date for ascertaining the amount of claims in such bankruptcy, insolvency or liquidation. The amount of such deficiency shall be deemed not to be reduced by any variation in rates of exchange occurring between the said final date and the date of any distribution of assets in connection with any such bankruptcy, insolvency or liquidation.
The above indemnities shall constitute obligations of the relevant Obligors separate and independent from their other obligations under the other provisions of these presents and shall apply irrespective of any indulgence granted by the Trustee or the Noteholders, the Receiptholders or the Couponholders from time to time and shall continue in full force and effect notwithstanding the judgment or filing of any proof or proofs in any bankruptcy, insolvency or liquidation of any of the relevant Obligors for a liquidated sum or sums in respect of amounts due under these presents (other than this Clause). Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Noteholders, the Receiptholders and the Couponholders and no proof or evidence of any actual loss shall be required by such relevant Obligor or its liquidator or liquidators.

If the amount receivable by the Trustee or the Noteholders, Receiptholders or Couponholders if converted on the relevant date for payment into the relevant currency of payment would yield a sum in excess of that due in such relevant currency of payment, the Trustee shall hold such excess to the order of the relevant Issuer or, as the case may be, the other person making payment.
22.	NEW TRUSTEE

(A)	THE power to appoint a new trustee of these presents shall be vested in the Issuers jointly but no person shall be appointed who shall not previously have been approved by an Extraordinary Resolution. One or more persons may hold office as trustee or trustees of these presents but such trustee or trustees shall be or include a Trust Corporation. Whenever there shall be more than two trustees of these presents the majority of such trustees shall be competent to execute and exercise all the duties, powers, trusts, authorities and discretions vested in the Trustee by these presents provided that a Trust Corporation shall be included in such majority. Any appointment of a new trustee of these presents shall as soon as practicable thereafter be notified by the Issuers to the Agent and the Noteholders.

SEPARATE AND CO-TRUSTEES

(B)	Notwithstanding the provisions of sub-clause (A) above, the Trustee may, upon giving prior written notice to, and after prior consultation with, all the relevant Obligors where the Trustee considers such consultation to be reasonably practicable but without the consent of the relevant Obligors, the Noteholders, the Receiptholders or the Couponholders), appoint any person established or resident in any jurisdiction (whether a Trust Corporation or not) to act either as a separate trustee or as a co-trustee jointly with the Trustee:
(i)	if the Trustee considers such appointment to be in the interests of the Noteholders;

(ii)	for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts is or are to be performed; or

(iii)	for the purposes of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction of either a judgment already obtained or any of the provisions of these presents against any of the relevant Obligors.
The relevant Issuer irrevocably appoints the Trustee to be its attorney in its name and on its behalf to execute any such instrument of appointment. Such a person shall (subject always to the provisions of these presents) have such trusts, powers, authorities and discretions (not exceeding those conferred on the Trustee by these presents) and such duties and obligations as shall be conferred or imposed by the instrument of appointment. The Trustee shall have power in like manner to remove any such person. Such reasonable remuneration as the Trustee may pay to any such person, together with any attributable costs, charges and expenses properly and reasonably incurred by it in performing its function as such separate trustee or co-trustee, shall for the purposes of these presents be treated as costs, charges and expenses incurred by the Trustee.

23.	TRUSTEE’S RETIREMENT AND REMOVAL

A trustee of these presents may retire at any time on giving not less than three months’ prior written notice to the Issuers without giving any reason and without being responsible for any Liabilities incurred by reason of such retirement. The Noteholders shall have the power exercisable by Extraordinary Resolution to remove any trustee or trustees for the time being of these presents. The Issuers jointly undertake that in the event of the only trustee of these presents which is a Trust Corporation giving notice under this Clause or being removed by Extraordinary Resolution they will use all reasonable endeavours to procure that a new trustee of these presents being a Trust Corporation is appointed as soon as reasonably practicable thereafter. The retirement or removal of any such trustee shall not become effective until a successor trustee being a Trust Corporation is appointed.

24.	TRUSTEE’S POWERS TO BE ADDITIONAL

THE powers conferred upon the Trustee by these presents shall be in addition to any powers which may from time to time be vested in the Trustee by the general law or as a holder of any of the Notes, Receipts or Coupons.

25.	SUBSTITUTION

(A)	(1)	THE Trustee may, without the consent of the Noteholders, Receiptholders or Couponholders, at any time agree with CSF, CSI and Cadbury Holdings to the substitution in place of CSF or CSI (or of the previous substitute under this Clause) as the principal debtor under these presents of (a) another Subsidiary of Cadbury Holdings, (b) any relevant Obligor or its Successor in Business (in which case the guarantee of such Obligor shall cease and determine), (c) a Subsidiary of a Holding Company of Cadbury Holdings or its Successor in Business or (d) a Holding Company of Cadbury Holdings or its Successor in Business (in each of which cases (c) and (d) the guarantee of Cadbury Holdings shall cease and determine if the Trustee is satisfied that the interests of the Noteholders will not be materially prejudiced if they became holders of Notes of such Subsidiary or Holding Company without the benefit of the guarantee of Cadbury Holdings rather than if they were to remain holders of Notes of CSF or, as the case may be, CSI with the benefit of the guarantee of Cadbury Holdings (such substituted company being hereinafter called the “New Company”) provided that a trust deed is executed or some other form of undertaking is given by the New Company in form and manner satisfactory to the Trustee, agreeing to be bound by the provisions of these presents with any consequential amendments which the Trustee may deem appropriate as fully as if the New Company had been named in these presents as the principal debtor in place of CSF or, as the case may be, CSI (or of the previous substitute under this Clause) and provided further that, where the New Company is another Subsidiary of Cadbury Holdings, Cadbury Holdings unconditionally and irrevocably guarantees all amounts payable under these presents to the satisfaction of the Trustee.
(2)	The following further conditions shall apply to (1) above:
(i)	CSF, CSI, Cadbury Holdings and the New Company shall comply with such other requirements as the Trustee may direct in the interests of the Noteholders;

(ii)	where the New Company is incorporated, domiciled or resident in, or subject generally to the taxing jurisdiction of, a territory other than or in addition to the United Kingdom or any political sub-division or any authority therein or thereof having power to tax, Condition 8 and, if applicable, Condition 7(b) shall be modified so that, in substitution for (or, as the case may be, addition to) the references to the United Kingdom or any political sub-division or any authority therein or thereof having power to tax, such Conditions make reference to that other or additional territory or any political sub-division or any authority therein or thereof having power to tax in which the New Company is incorporated, domiciled or resident or to whose taxing jurisdiction it is subject;

(iii)	without prejudice to the rights of reliance of the Trustee under the immediately following paragraph (iv), the Trustee is satisfied that the relevant transaction is not materially prejudicial to the interests of the Noteholders; and

(iv)	if two Directors of the New Company (or other officers acceptable to the Trustee) shall certify that the New Company is solvent at the time at which the relevant transaction is proposed to be effected (which certificate the Trustee may rely upon absolutely) the Trustee shall not be under any duty to have regard to the financial condition, profits or prospects of the New Company or to compare the same with those of CSF or, as the case may be, CSI or the previous substitute under this Clause as applicable.
(B)	(1)	The Trustee may, without the consent of the Noteholders, Receiptholders or Couponholders, at any time agree with Cadbury Holdings to the substitution in place of Cadbury Holdings (or of any previous substitute under this Clause) as the guarantor under these presents of (a) a Successor in Business to Cadbury Holdings, (b) a Holding Company of Cadbury Holdings or (c) a Subsidiary of Cadbury Holdings which is acceptable to the Trustee (such substituted company being hereinafter called the “New Guarantor”) provided that a trust deed is executed or some other form of undertaking is given by the New Guarantor in form and manner satisfactory to the Trustee, agreeing to be bound by the provisions of these presents with any consequential amendments which the Trustee may deem appropriate as fully as if the New Guarantor had been named in these presents, the guarantor in place of Cadbury Holdings (or of the previous substitute under this Clause).

	(2)	The following further conditions shall apply to (1) above:
(i)	CSF, CSI, Cadbury Holdings and the New Guarantor shall comply with such other requirements as the Trustee may direct in the interests of the Noteholders;

(ii)	where the New Guarantor is incorporated, domiciled or resident in, or subject generally to the taxing jurisdiction of, a territory other than or in addition to the United Kingdom or any political sub-division or any authority therein or thereof having power to tax, Condition 8 and, if applicable, Condition 7(b) shall be modified so that, in substitution for (or, as the case may be, addition to) the references to the United Kingdom or any political subdivision or any authority therein or thereof having power to tax, such Conditions make reference to that other or additional territory or any political subdivision or any authority therein or thereof having power to tax in which the New Guarantor is incorporated, domiciled or resident or to whose taxing jurisdiction it is subject;

(iii)	without prejudice to the rights of reliance of the Trustee under the immediately following paragraph (iv), the Trustee is satisfied that the relevant transaction is not materially prejudicial to the interests of the Noteholders; and

(iv)	if two Directors of the New Guarantor (or other officers acceptable to the Trustee) shall certify that the New Guarantor is solvent at the time at which the relevant transaction is proposed to be effected (which certificate the Trustee may rely upon absolutely) the Trustee shall not be under any duty to have regard to the financial condition, profits or prospects of the New Guarantor or to compare the same with those of Cadbury Holdings or the previous substitute under this Clause, as applicable.
(C)	Any such trust deed or undertaking shall, if so expressed, operate to release the company being substituted or the previous substitute as aforesaid from all of its obligations as principal debtor or guarantor under these presents. As soon as reasonably practicable but in any event not later than 21 days after the execution of such documents and compliance with such requirements, the New Company or the New Guarantor, as the case may be shall give notice thereof in a form previously approved by the Trustee to the Noteholders in the manner provided in Condition 14. Upon the execution of such documents and compliance with such requirements, the New Company shall be deemed to be named in these presents as the principal debtor and the New Guarantor shall be deemed to be named in these presents as a guarantor in place of the company being substituted (or in place of the previous substitute under this Clause) under these presents and these presents shall be deemed to be modified in such manner as shall be necessary to give effect to the above provisions and, without limitation, references in these presents to the relevant Issuer or, as the case may be, Cadbury Holdings shall, unless the context otherwise requires, be deemed to be or include references to the New Company or the New Guarantor, as the case may be.

26.	NOTICES

ANY notice or demand to Cadbury Holdings, CSF, CSI or the Trustee required to be given, made or served for any purposes under these presents shall be given, made or served by sending the same by pre-paid post (first class if inland, first class airmail if overseas) or facsimile transmission or by delivering it by hand as follows:

to Cadbury Holdings:	Cadbury House Sanderson Road Uxbridge Middlesex UB8 1DH England

(Attention: the Company Secretary) Facsimile No. 01895 615 001

to CSF:	Cadbury House Sanderson Road Uxbridge Middlesex UB8 1DH England

(Attention: the Company Secretary) Facsimile No. 01895 615 001

Copy to Cadbury Holdings

to CSI:	Cadbury House Sanderson Road Uxbridge Middlesex UB8 1DH England

(Attention: the Company Secretary) Facsimile No. 01895 615 001

Copy to Cadbury Holdings

to the Trustee:	Fifth Floor 100 Wood Street London EC2V 7EX England

(Attention: The Manager, Commercial Trusts) Facsimile No. 020 7696 5261
or to such other address or facsimile number as shall have been notified (in accordance with this Clause) to the other parties hereto and any notice or demand sent by post as aforesaid shall be deemed to have been given, made or served 48 hours in the case of inland post or five days in the case of overseas post after despatch and any notice or demand sent by facsimile transmission as aforesaid shall be deemed to have been given, made or served 24 hours after the time of despatch provided that in the case of a notice or demand given by facsimile transmission such notice or demand shall forthwith be confirmed by post. The failure of the addressee to receive such confirmation shall not invalidate the relevant notice or demand given by facsimile transmission.

27.	GOVERNING LAW

THESE presents are governed by, and shall be construed in accordance with, English law.

28.	COUNTERPARTS

THIS Trust Deed and any trust deed supplemental hereto may be executed and delivered in any number of counterparts, all of which, taken together, shall constitute one and the same deed and any party to this Trust Deed or any trust deed supplemental hereto may enter into the same by executing and delivering a counterpart.

29.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

A person who is not a party to this Trust Deed or any trust deed supplemental hereto has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Trust Deed or any trust deed supplemental hereto, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.
IN WITNESS whereof this Trust Deed has been executed as a deed by Cadbury Holdings, CSF, CSI and the Trustee and delivered on the date stated on page 1.

THE FIRST SCHEDULE
TERMS AND CONDITIONS OF THE NOTES

TERMS AND CONDITIONS OF THE NOTES
The following are the Terms and Conditions of the Notes which will be incorporated by reference into each Global Note (as defined below) and each definitive Note, in the latter case only if permitted by the relevant stock exchange or other relevant authority (if any) and agreed by the relevant Issuer and the relevant Dealer at the time of issue but, if not so permitted and agreed, such definitive Note will have endorsed thereon or attached thereto such Terms and Conditions. The applicable Final Terms in relation to any Tranche of Notes may specify other terms and conditions which shall, to the extent so specified or to the extent inconsistent with the following Terms and Conditions, replace or modify the following Terms and Conditions for the purpose of such Notes. The applicable Final Terms (or the relevant provisions thereof) will be endorsed upon, or attached to, each Global Note and definitive Note. Reference should be made to “Form of the Notes” for a description of the content of Final Terms which will specify which of such terms are to apply in relation to the relevant Notes.
This Note is one of a Series (as defined below) of Notes issued by Cadbury Schweppes Finance p.l.c. (“CSF”) or Cadbury Schweppes Investments plc (“CSI” and, together with CSF in its capacity as Issuer, the “Issuers” and each an “Issuer”) constituted by a Trust Deed (such Trust Deed as modified and/or supplemented and/or restated from time to time, the “Trust Deed”) dated 26th May, 1999 made between Cadbury Holdings Limited (“Cadbury Holdings”), CSF, CSI and The Law Debenture Trust Corporation p.l.c. (the “Trustee”, which expression shall include any successor as trustee).
References herein to the “Notes” shall be references to the Notes of this Series and shall mean:
(i)	in relation to any Notes represented by a global Note (a “Global Note”), units of each Specified Denomination in the Specified Currency;

(ii)	any Global Note; and

(iii)	any definitive Notes issued in exchange for a Global Note.
References herein to the “relevant Issuer” shall be to the Issuer of the Notes named as such in the applicable Final Terms (as defined below).
Pursuant to the Trust Deed the payment of all amounts payable in respect of Notes, Receipts (as defined below) and Coupons (as defined below) issued by CSF will be unconditionally and irrevocably guaranteed by Cadbury Holdings and CSI and the payment of all amounts payable in respect of Notes, Receipts and Coupons issued by CSI will be unconditionally and irrevocably guaranteed by Cadbury Holdings and CSF. With respect to any Note, references to the “relevant Obligor(s)” are to the relevant Issuer and the guarantors, if any, of such Note.
The Notes, the Receipts and the Coupons have the benefit of an Agency Agreement (such Agency Agreement as amended and/or supplemented and/or restated from time to time, the “Agency Agreement”) dated 24 June, 2008, and made between Cadbury Holdings, CSF, CSI, The Bank of New York as issuing and principal paying agent and agent bank (the “Agent”, which expression shall include any successor agent), the other paying agents named therein (together with the Agent, the “Paying Agents”, which expression shall include any additional or successor paying agents) and the Trustee.
Interest bearing definitive Notes (unless otherwise indicated in the applicable Final Terms) have interest coupons (“Coupons”) and, if indicated in the applicable Final Terms, talons for further Coupons (“Talons”) attached on issue. Any reference herein to Coupons or coupons shall, unless the context otherwise requires, be deemed to include a reference to Talons or talons. Definitive Notes repayable in instalments have receipts (“Receipts”) for the payment of the instalments of principal (other than the final instalment) attached on issue. Global Notes do not have Receipts, Coupons or Talons attached on issue.
The Final Terms for this Note (or the relevant provisions thereof) are set out in Part A of the Final Terms attached to or endorsed on this Note which supplements these Terms and Conditions and may specify other terms and conditions which shall, to the extent so specified or to the extent inconsistent with these Terms and Conditions, replace or modify these Terms and Conditions for the purposes of this Note. References to the “applicable Final Terms” are to Part A of the Final Terms (or the relevant provisions thereof) attached to or endorsed on this Note.
The Trustee acts for the benefit of the holders for the time being of the Notes (the “Noteholders”, which expression shall, in relation to any Notes represented by a Global Note, be construed as provided below), the holders of the Receipts (the “Receiptholders”) and the holders of the Coupons (the “Couponholders”, which expression shall, unless the context otherwise requires, include the holders of the Talons), in accordance with the provisions of the Trust Deed.
As used herein, “Tranche” means Notes which are identical in all respects (including as to listing) and “Series” means a Tranche of Notes together with any further Tranche or Tranches of Notes which are (i) expressed to be consolidated and form a single series and (ii) identical in all respects (including as to listing) except for their respective Issue Dates, Interest Commencement Dates and/or Issue Prices.
Copies of the Trust Deed and the Agency Agreement are available for inspection during normal business hours at the registered office for the time being of the Trustee (being at the date hereof at Fifth Floor, 100 Wood Street, London EC2V 7EX) and at the specified office of each of the Paying Agents. Copies of the applicable Final Terms are available for viewing at the registered office of each of the Issuers at Cadbury House, Sanderson Road, Uxbridge, Middlesex UB8 1DH and copies may be obtained from the specified office of the Agent at The Bank of New York, 40th Floor, One Canada Square, London E14 5AL, save that, if this Note is neither admitted to trading on a regulated market in the European Economic Area nor offered in the European Economic Area in circumstances where a prospectus is required to be published under the Prospectus Directive, the applicable Final Terms will only be available for inspection by a Noteholder holding one or more unlisted Notes of that Series and such Noteholder must produce evidence satisfactory to the Trustee or, as the case may be, the relevant Paying Agent as to its holding of such Notes and identity. The Noteholders, the Receiptholders and the Couponholders are deemed to have notice of, and are entitled to the benefit of, all the provisions of the Trust Deed, the Agency Agreement and the applicable Final Terms which are applicable to them. The statements in these Terms and Conditions include summaries of, and are subject to, the detailed provisions of the Trust Deed and the Agency Agreement.
Words and expressions defined in the Trust Deed or the Agency Agreement or used in the applicable Final Terms shall have the same meanings where used in these Terms and Conditions unless the context otherwise requires or unless otherwise stated and provided that, in the event of inconsistency between the Trust Deed and the Agency Agreement, the Trust Deed will prevail and, in the event of inconsistency between the Agency Agreement or the Trust Deed and the applicable Final Terms, the applicable Final Terms will prevail.
1. Form, Denomination and Title
The Notes are in bearer form and, in the case of definitive Notes, serially numbered, in the Specified Currency and the Specified Denomination(s). Notes of one Specified Denomination may not be exchanged for Notes of another Specified Denomination.
This Note is a Fixed Rate Note, a Floating Rate Note, a Zero Coupon Note, an Index Linked Interest Note, a Dual Currency Interest Note or a combination of any of the foregoing, depending upon the Interest Basis shown in the applicable Final Terms.
This Note may be an Index Linked Redemption Note, an Instalment Note, a Dual Currency Redemption Note, a Partly Paid Note or a combination of any of the foregoing, depending on the Redemption/Payment Basis shown in the applicable Final Terms.
Definitive Notes are issued with Coupons attached, unless they are Zero Coupon Notes in which case references to Coupons, Talons and Couponholders in these Terms and Conditions are not applicable.
Subject as set out below, title to the Notes, Receipts and Coupons will pass by delivery. Each relevant Obligor, any Paying Agent and the Trustee will (except as otherwise required by law) deem and treat the bearer of any Note, Receipt or Coupon as the absolute owner thereof (whether or not overdue and notwithstanding any notice of ownership or writing thereon or notice of any previous loss or theft thereof) for all purposes but, in the case of any Global Note, without prejudice to the provisions set out in the next succeeding paragraph.
For so long as any of the Notes is represented by a Global Note held on behalf of Euroclear Bank S.A./N.V. as operator of the Euroclear System (“Euroclear”) and/or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”), each person (other than Euroclear or Clearstream, Luxembourg) who is for the time being shown in the records of Euroclear or of Clearstream, Luxembourg as the holder of a particular nominal amount of such Notes (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg including any form of statement or print out of electronic records provided by the relevant clearing system in accordance with its usual procedures and in which the holder of a particular nominal amount of the Notes is clearly identified together with the amount of such holding or any other letter of confirmation form of recent information and/or certification made by either of them shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by each relevant Obligor, the Paying Agents and the Trustee as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal or interest on such nominal amount of such Notes, for which purpose the bearer of the relevant Global Note shall be treated by each relevant Obligor, the Paying Agents and the Trustee as the holder of such nominal amount of such Notes in accordance with and subject to the terms of the relevant Global Note and the expressions “Noteholder” and “holder of Notes” and related expressions shall be construed accordingly.
Notes which are represented by a Global Note will be transferable only in accordance with the rules and procedures of Euroclear and Clearstream, Luxembourg, as the case may be. References to Euroclear and/or Clearstream,

Luxembourg shall, whenever the context so permits, except in relation to Notes in NGN form, be deemed to include a reference to any successor operator and/or successor clearing system and/or any additional or alternative clearing system authorised to maintain accounts therein, specified in the applicable Final Terms and/or approved by the relevant Issuer, the Agent and the Trustee.
2. Status of the Notes
The Notes and any relative Receipts and Coupons are direct, unconditional, unsubordinated and (subject to the provisions of Condition 4) unsecured obligations of the relevant Issuer and (subject as aforesaid) rank pari passu without any preference among themselves and equally with all other outstanding unsecured and unsubordinated obligations of the relevant Issuer (save for certain obligations required to be preferred by law).
3. The Guarantee
The payment of principal and interest in respect of all Notes, Receipts and Coupons issued by CSF and all other moneys payable by CSF under or pursuant to the Trust Deed has been unconditionally and irrevocably guaranteed by Cadbury Holdings and CSI in the Trust Deed and the payment of principal and interest in respect of all Notes, Receipts and Coupons issued by CSI and all other moneys payable by CSI under or pursuant to the Trust Deed has been unconditionally and irrevocably guaranteed by Cadbury Holdings and CSF in the Trust Deed (together, the “Guarantees”). The obligations of Cadbury Holdings and CSI (if the relevant Issuer is CSF) or Cadbury Holdings and CSF (if the relevant Issuer is CSI) under the Guarantees are direct, unconditional, unsubordinated and (subject to the provisions of Condition 4) unsecured obligations of such company and subject as aforesaid rank equally with all other unsecured and unsubordinated obligations of each such company (save for certain obligations required to be preferred by law).
4. Negative Pledge
So long as any of the Notes remains outstanding (as defined in the Trust Deed), no relevant Obligor will (except as otherwise required by law or a court of competent jurisdiction) create or permit to subsist any Security upon, or with respect to, any of its present or future assets or revenues to secure any existing or future Relevant Indebtedness of any person (or to secure any guarantee given by any relevant Obligor of any Relevant Indebtedness of any person), unless such Obligor shall, simultaneously with, or prior to, the creation of such Security, take any and all action necessary to procure that all amounts payable by any relevant Obligor under the Notes, the Coupons and the Trust Deed are secured equally and rateably therewith by such Security in the same manner or in a manner satisfactory to the Trustee or that such other Security is provided as the Trustee shall, in its absolute discretion, deem not materially less beneficial to the Noteholders or as shall be approved by an Extraordinary Resolution (as defined in the Trust Deed) of the Noteholders.
The foregoing shall not apply to:
(i)	any Security created by any relevant Obligor after the date of issue of the Notes in substitution for any Security created by a company which becomes a Subsidiary (as defined in the Trust Deed) of such Obligor after the date of issue of the Notes (if such last-mentioned Security shall have been created prior to the date of, and not in contemplation of, such company becoming a Subsidiary of such Obligor) the value of which does not materially exceed the then current value of the Security for which it is being substituted;

(ii)	any Security created by any relevant Obligor (whether prior to, simultaneously with or following the issue of the Relevant Indebtedness) upon an amount of assets with a value not exceeding the amount of the proceeds or the anticipated proceeds of, or upon the proceeds (or any part or parts of the proceeds) of, or upon any assets, returns, revenues or other benefits acquired or to be acquired with, or relating to, the proceeds (or any part or parts of the proceeds) of, any such Relevant Indebtedness; and

(iii)	any Security relating to any loan or other indebtedness which does not wholly come within the definition of Relevant Indebtedness set out below.
“Relevant Indebtedness” means any loan or other indebtedness which:
(a)	has an initial maturity of over 12 months;

(b)	is in the form of, or represented by, any bonds, notes, loan stock or other securities issued otherwise than to constitute or represent advances made by banks and/or other lending institutions;

(c)	is denominated or payable (whether compulsorily or at the option of the holder) in any currency other than the currency of the country in which the issuer has its principal place of business or is denominated in the currency of the country in which the issuer has its principal place of business but is initially placed or offered for subscription or sale by or on behalf of, or by agreement with, the issuer as to more than 50 per cent. to persons resident outside such country and where any bonds, notes or other securities are agreed to be issued to any person (wherever resident) with a view to their being offered as to more than 50 per cent. to persons resident outside any country of the currency in which they are denominated or payable, they shall be deemed to have been so offered by or on behalf of the issuer; and

(d)	at the time of its initial distribution is, or is intended by the issuer to become, quoted or listed on any stock exchange, over-the-counter market or other securities market,

and, subject always as provided above, “Security” means any mortgage, pledge or charge (other than arising by operation of law) upon the whole or any part of the undertaking or assets, present or future (including any uncalled capital), of the grantor.
5. Interest
(a) Interest on Fixed Rate Notes
Each Fixed Rate Note bears interest from (and including) the Interest Commencement Date at the rate(s) per annum equal to the Rate(s) of Interest. Interest will be payable in arrear on the Interest Payment Date(s) in each year up to (and including) the Maturity Date.
If the Notes are in definitive form, except as provided in the applicable Final Terms, the amount of interest payable on each Interest Payment Date in respect of the Fixed Interest Period ending on (but excluding) such date will amount to the Fixed Coupon Amount. Payments of interest on any Interest Payment Date will, if so specified in the applicable Final Terms, amount to the Broken Amount so specified.
As used in these Terms and Conditions, “Fixed Interest Period” means the period from (and including) an Interest Payment Date (or the Interest Commencement Date) to (but excluding) the next (or first) Interest Payment Date.
Except in the case of Notes in definitive form where an applicable Fixed Coupon Amount or Broken Amount is specified in the applicable Final Terms, interest shall be calculated in respect of any period by applying the Rate of Interest to:
(A)	in the case of Fixed Rate Notes which are represented by a Global Note, the aggregate outstanding nominal amount of the Fixed Rate Notes represented by such Global Note (or, if they are Partly Paid Notes, the aggregate amount paid up); or

(B)	in the case of Fixed Rate Notes in definitive form, the Calculation Amount;
and, in each case, multiplying such sum by the applicable Day Count Fraction, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention. Where the Specified Denomination of a Fixed Rate Note in definitive form is a multiple of the Calculation Amount, the amount of interest payable in respect of such Fixed Rate Note shall be the product of the amount (determined in the manner provided above) for the Calculation Amount and the amount by which the Calculation Amount is multiplied to reach the Specified Denomination, without any further rounding.
“Day Count Fraction” means in respect of the calculation of an amount of interest in accordance with this Condition 5(a):
(i)	if “Actual/Actual (ICMA)” is specified in the applicable Final Terms:
(a)	in the case of Notes where the number of days in the relevant period from (and including) the most recent Interest Payment Date (or, if none, the Interest Commencement Date) to (but excluding) the relevant payment date (the “Accrual Period”) is equal to or shorter than the Determination Period during which the Accrual Period ends, the number of days in such Accrual Period divided by the product of (1) the number of days in such Determination Period and (2) the number of Determination Dates (as specified in the applicable Final Terms) that would occur in one calendar year; or

(b)	in the case of Notes where the Accrual Period is longer than the Determination Period during which the Accrual Period ends, the sum of:
(1)	the number of days in such Accrual Period falling in the Determination Period in which the Accrual Period begins divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates that would occur in one calendar year; and

(2)	the number of days in such Accrual Period falling in the next Determination Period divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates that would occur in one calendar year; and

(ii)	if “30/360” is specified in the applicable Final Terms, the number of days in the period from (and including) the most recent Interest Payment Date (or, if none, the Interest Commencement Date) to (but excluding) the relevant payment date (such number of days being calculated on the basis of a year of 360 days with 12 30-day months) divided by 360.
In these Terms and Conditions:
“Determination Period” means the period from (and including) a Determination Date to (but excluding) the next Determination Date (including, where either the Interest Commencement Date or the final Interest Payment Date is not a Determination Date, the period commencing on the first Determination Date prior to, and ending on the first Determination Date falling after, such date); and
“sub-unit” means, with respect to any currency other than euro, the lowest amount of such currency that is available as legal tender in the country of such currency and, with respect to euro, means one cent.
(b) Interest on Floating Rate Notes and Index Linked Interest Notes
(i)	Interest Payment Dates
Each Floating Rate Note and Index Linked Interest Note bears interest from (and including) the Interest Commencement Date and such interest will be payable in arrear on either:
(A)	the Specified Interest Payment Date(s) in each year specified in the applicable Final Terms; or

(B)	if no Specified Interest Payment Date(s) is/are specified in the applicable Final Terms, each date (each such date, together with each Specified Interest Payment Date, an “Interest Payment Date”) which falls the number of months or other period specified as the Specified Period in the applicable Final Terms after the preceding Interest Payment Date or, in the case of the first Interest Payment Date, after the Interest Commencement Date.
Such interest will be payable in respect of each Interest Period (which expression shall, in these Terms and Conditions, mean the period from (and including) an Interest Payment Date (or the Interest Commencement Date) to (but excluding) the next (or first) Interest Payment Date).
If a Business Day Convention is specified in the applicable Final Terms and (x) if there is no numerically corresponding day in the calendar month in which an Interest Payment Date should occur or (y) if any Interest Payment Date would otherwise fall on a day which is not a Business Day, then, if the Business Day Convention specified is:
(1)	in any case where Specified Periods are specified in accordance with Condition 5(b)(i)(B) above, the Floating Rate Convention, such Interest Payment Date (i) in the case of (x) above, shall be the last day that is a Business Day in the relevant month and the provisions of (B) below shall apply mutatis mutandis or (ii) in the case of (y) above, shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event (A) such Interest Payment Date shall be brought forward to the immediately preceding Business Day and (B) each subsequent Interest Payment Date shall be the last Business Day in the month which falls the Specified Period after the preceding applicable Interest Payment Date occurred; or

(2)	the Following Business Day Convention, such Interest Payment Date shall be postponed to the next day which is a Business Day; or

(3)	the Modified Following Business Day Convention, such Interest Payment Date shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event such Interest Payment Date shall be brought forward to the immediately preceding Business Day; or

(4)	the Preceding Business Day Convention, such Interest Payment Date shall be brought forward to the immediately preceding Business Day.
In this Condition, “Business Day” means a day which is both:
(A)	a day on which commercial banks and foreign exchange markets settle payments in London and any Additional Business Centre specified in the applicable Final Terms; and

(B)	either (1) in relation to any sum payable in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments in the principal financial centre of the country of the relevant Specified Currency (if other than London and any Additional Business Centre and which, if the Specified Currency is New Zealand dollars, shall be Auckland) or (2) in relation to any sum payable in euro, a day on which the TARGET 2 System is open. In these Terms and Conditions, “TARGET 2 system” means the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET 2) System.

(ii)	Rate of Interest
The Rate of Interest payable from time to time in respect of Floating Rate Notes and Index Linked Interest Notes will be determined in the manner specified in the applicable Final Terms.
(A)	ISDA Determination for Floating Rate Notes

Where ISDA Determination is specified in the applicable Final Terms as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will be the relevant ISDA Rate plus or minus (as indicated in the applicable Final Terms) the Margin (if any). For the purposes of this sub-paragraph (A), “ISDA Rate” for an Interest Period means a rate equal to the Floating Rate that would be determined by the Agent under an interest rate swap transaction if the Agent were acting as Calculation Agent for that swap transaction under the terms of an agreement incorporating the 2006 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc. and as amended and updated as at the Issue Date of the first Tranche of the Notes (the “ISDA Definitions”) and under which:
(1)	the Floating Rate Option is as specified in the applicable Final Terms;

(2)	the Designated Maturity is a period specified in the applicable Final Terms; and

(3)	the relevant Reset Date is either (i) if the applicable Floating Rate Option is based on the London inter-bank offered rate (“LIBOR”) or on the Euro-zone interbank offered rate (“EURIBOR”), the first day of that Interest Period or (ii) in any other case, as specified in the applicable Final Terms.
For the purposes of this sub-paragraph (A), “Floating Rate”, “Calculation Agent”, “Floating Rate Option”, “Designated Maturity” and “Reset Date” have the meanings given to those terms in the ISDA Definitions.

(B)	Screen Rate Determination for Floating Rate Notes

Where Screen Rate Determination is specified in the applicable Final Terms as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will, subject as provided below, be either:
(1)	the offered quotation; or

(2)	the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the offered quotations,
(expressed as a percentage rate per annum) for the Reference Rate which appears or appear, as the case may be, on the Relevant Screen Page as at 11.00 a.m. (London time, in the case of LIBOR, or Brussels time, in the case of EURIBOR) on the Interest Determination Date in question plus or minus (as indicated in the applicable Final Terms) the Margin (if any), all as determined by the Agent. If five or more of such offered quotations are available on the Relevant Screen Page, the highest (or, if there is more than one such highest quotation, one only of such quotations) and the lowest (or, if there is more than one such lowest quotation, one only of such quotations) shall be disregarded by the Agent for the purpose of determining the arithmetic mean (rounded as provided above) of such offered quotations.

The Agency Agreement contains provisions for determining the Rate of Interest in the event that the Relevant Screen Page is not available or if, in the case of (1) above, no such offered quotation appears or, in the case of (2) above, fewer than three such offered quotations appear, in each case as at the time specified in the preceding paragraph.

If the Reference Rate from time to time in respect of Floating Rate Notes is specified in the applicable Final Terms as being other than LIBOR or EURIBOR, the Rate of Interest in respect of such Notes will be determined as provided in the applicable Final Terms.
(iii)	Minimum Rate of Interest and/or Maximum Rate of Interest
If the applicable Final Terms specifies a Minimum Rate of Interest for any Interest Period, then, in the event that the Rate of Interest in respect of such Interest Period determined in accordance with the provisions of paragraph (ii) above is less than such Minimum Rate of Interest, the Rate of Interest for such Interest Period shall be such Minimum Rate of Interest.
If the applicable Final Terms specifies a Maximum Rate of Interest for any Interest Period, then, in the event that the Rate of Interest in respect of such Interest Period determined in accordance with the provisions of paragraph (ii) above is greater than such Maximum Rate of Interest, the Rate of Interest for such Interest Period shall be such Maximum Rate of Interest.

(iv)	Determination of Rate of Interest and Calculation of Interest Amounts
The Agent, in the case of Floating Rate Notes, and the Calculation Agent, in the case of Index Linked Interest Notes, will at or as soon as practicable after each time at which the Rate of Interest is to be determined, determine the Rate of Interest for the relevant Interest Period. In the case of Index Linked Interest Notes, the Calculation Agent will notify the Agent of the Rate of Interest for the relevant Interest Period as soon as practicable after calculating the same.
The Agent will calculate the amount of interest (the “Interest Amount”) payable on the Floating Rate Notes or Index Linked Interest Notes for the relevant Interest Period by applying the Rate of Interest to:
(A)	in the case of Floating Rate Notes or Index Linked Interest Notes which are represented by a Global Note, the aggregate outstanding nominal amount of the Notes represented by such Global Note (or, if they are Partly Paid Notes, the aggregate amount paid up); or

(B)	in the case of Floating Rate Notes or Index Linked Interest Notes in definitive form, the Calculation Amount;
and, in each case, multiplying such sum by the applicable Day Count Fraction, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention. Where the Specified Denomination of a Floating Rate Note or an Index Linked Interest Note in definitive form is a multiple of the Calculation Amount, the Interest Amount payable in respect of such Note shall be the product of the amount (determined in the manner provided above) for the Calculation Amount and the amount by which the Calculation Amount is multiplied to reach the Specified Denomination, without any further rounding.
“Day Count Fraction” means, in respect of the calculation of an amount of interest in accordance with this Condition 5(b):
(A)	if “Actual/Actual (ISDA)” or “Actual/Actual” is specified in the applicable Final Terms, the actual number of days in the Interest Period divided by 365 (or, if any portion of that Interest Period falls in a leap year, the sum of (A) the actual number of days in that portion of the Interest Period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the Interest Period falling in a non-leap year divided by 365);

(B)	if “Actual/365 (Fixed)” is specified in the applicable Final Terms, the actual number of days in the Interest Period divided by 365;

(C)	if “Actual/365 (Sterling)” is specified in the applicable Final Terms, the actual number of days in the Interest Period divided by 365 or, in the case of an Interest Payment Date falling in a leap year, 366;

(D)	if “Actual/360” is specified in the applicable Final Terms, the actual number of days in the Interest Period divided by 360;

(E)	if “30/360”, “360/360” or “Bond Basis” is specified in the applicable Final Terms, the number of days in the Interest Period divided by 360, calculated on a formula basis as follows:

Day Count Fraction =

[360 x (Y2 - Y1)] + [30 x (M2 - M1)] + (D2 - D1) 360

where:

“Y1” is the year, expressed as a number, in which the first day of the Interest Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day of the Interest Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Interest Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day of the Interest Period falls;

“D1” is the first calendar day, expressed as a number, of the Interest Period, unless such number is 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30;

(F)	if “30E/360” or “Eurobond Basis” is specified in the applicable Final Terms, the number of days in the Interest Period divided by 360, calculated on a formula basis as follows:

Day Count Fraction =

[360 x (Y2 - Y1)] + [30 x (M2 - M1)] + (D2 - D1) 360

where:

“Y1” is the year, expressed as a number, in which the first day of the Interest Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day of the Interest Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Interest Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day of the Interest Period falls;

“D1” is the first calendar day, expressed as a number, of the Interest Period, unless such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless such number would be 31, in which case D2 will be 30; and

(G)	if “30E/360 (ISDA)” is specified in the applicable Final Terms, the number of days in the Interest Period divided by 360, calculated on a formula basis as follows:

Day Count Fraction =

[360 x (Y2 - Y1] + [30 x (M2 - M1)] + (D2 - D1) 360

where:

“Y1” is the year, expressed as a number, in which the first day of the Interest Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day of the Interest Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Interest Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day of the Interest Period falls;

“D1” is the first calendar day, expressed as a number, of the Interest Period, unless (i) that day is the last day of February or (ii) such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless (i) that day is the last day of February but not the Maturity Date or (ii) such number would be 31, in which case D2 will be 30.
(v)	Notification of Rate of Interest and Interest Amounts
The Agent will cause the Rate of Interest and each Interest Amount for each Interest Period and the relevant Interest Payment Date to be notified to the relevant Issuer and any stock exchange or other relevant authority on which the relevant Floating Rate Notes or Index Linked Interest Notes are for the time being listed or by which they have been admitted to listing and notice thereof to be published in accordance with Condition 14 as soon as possible after their determination but in no event later than the fourth London Business Day thereafter. Each Interest Amount and Interest Payment Date so notified may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without prior notice in the event of an extension or shortening of the Interest Period. Any such amendment will be promptly notified to each stock exchange or other relevant authority on which the relevant Floating Rate Notes or Index Linked Interest Notes are for the time being listed or by which they have been admitted to listing and to the Noteholders in accordance with Condition 14. For the purposes of this paragraph, the expression “London Business Day” means a day (other than a Saturday or a Sunday) on which banks and foreign exchange markets are open for general business in London.

(vi)	Determination or Calculation by Trustee
If for any reason at any relevant time the Agent or, as the case may be, the Calculation Agent defaults in its obligation to determine the Rate of Interest or the Agent defaults in its obligation to calculate any Interest Amount in accordance with sub-paragraph (ii)(A) or (B) above or as otherwise specified in the applicable Final Terms, as the case may be, and in each case in accordance with paragraph (iv) above, the Trustee shall determine the Rate of Interest at such rate as, in its absolute discretion (having such regard as it shall think fit to the foregoing provisions of this Condition, but subject always to any Minimum Rate of Interest or Maximum Rate of Interest specified in the applicable Final Terms), it shall deem fair and reasonable in all the circumstances or, as the case may be, the Trustee shall calculate the Interest Amount(s) in such manner as it shall deem fair and reasonable in all the circumstances and each such determination or calculation shall be deemed to have been made by the Agent or the Calculation Agent, as applicable.
(vii)	Certificates to be final
All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of this Condition 5(b), whether by the Agent or, if applicable, the Calculation Agent or the Trustee, shall (in the absence of wilful default, bad faith or manifest error) be binding on each relevant Obligor, the Agent, the Calculation Agent (if applicable), the other Paying Agents and all Noteholders, Receiptholders and Couponholders and (in the absence as aforesaid) no liability to each relevant Obligor, the Noteholders, the Receiptholders or the Couponholders shall attach to the Agent or, if applicable, the Calculation Agent or the Trustee in connection with the exercise or non-exercise by it of its powers, duties and discretions pursuant to such provisions.
(c) Interest on Dual Currency Notes
The rate or amount of interest payable in respect of Dual Currency Interest Notes shall be determined in the manner specified in the applicable Final Terms.
(d) Interest on Partly Paid Notes
In the case of Partly Paid Notes (other than Partly Paid Notes which are Zero Coupon Notes), interest will accrue as aforesaid on the paid-up nominal amount of such Notes and otherwise as specified in the applicable Final Terms.
(e) Accrual of interest
Each Note (or in the case of the redemption of part only of a Note, that part only of such Note) will cease to bear interest (if any) from the date for its redemption unless, upon due presentation thereof, payment of principal is improperly withheld or refused. In such event, interest will continue to accrue as provided in the Trust Deed.
6. Payments
(a) Method of payment
Subject as provided below:
(i)	payments in a Specified Currency other than euro will be made by credit or transfer to an account in the relevant Specified Currency maintained by the payee with, or, at the option of the payee, by a cheque in such Specified Currency drawn on, a bank in the principal financial centre of the country of such Specified Currency (which, if the Specified Currency is New Zealand dollars, shall be Auckland); and

(ii)	payments in euro will be made by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) specified by the payee or, at the option of the payee, by a euro cheque.
Payments will be subject in all cases to any fiscal or other laws and regulations applicable thereto in the place of payment, but without prejudice to the provisions of Condition 8.
(b) Presentation of definitive Notes, Receipts and Coupons
Payments of principal in respect of definitive Notes will (subject as provided below) be made in the manner provided in paragraph (a) above only against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of definitive Notes, and payments of interest in respect of definitive Notes will (subject as provided below) be made as aforesaid only against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of Coupons, in each case at the specified office of any Paying Agent outside the United States (which expression, as used herein, means the United States of America (including the States and the District of Columbia, its territories, its possessions and other areas subject to its jurisdiction)).

Payments of instalments of principal (if any) in respect of definitive Notes, other than the final instalment, will (subject as provided below) be made in the manner provided in paragraph (a) above against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of the relevant Receipt in accordance with the preceding paragraph. Payment of the final instalment will be made in the manner provided in paragraph (a) above only against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of the relevant Note in accordance with the preceding paragraph. Each Receipt must be presented for payment of the relevant instalment together with the definitive Note to which it appertains. Receipts presented without the definitive Note to which they appertain do not constitute valid obligations of the relevant Issuer. Upon the date on which any definitive Note becomes due and repayable, unmatured Receipts (if any) relating thereto (whether or not attached) shall become void and no payment shall be made in respect thereof.
Fixed Rate Notes in definitive form (other than Dual Currency Notes, Index Linked Notes or Long Maturity Notes (as defined below)) should be presented for payment together with all unmatured Coupons appertaining thereto (which expression shall for this purpose include Coupons falling to be issued on exchange of matured Talons), failing which the amount of any missing unmatured Coupon (or, in the case of payment not being made in full, the same proportion of the amount of such missing unmatured Coupon as the sum so paid bears to the sum due) will be deducted from the sum due for payment. Each amount of principal so deducted will be paid in the manner mentioned above against surrender of the relative missing Coupon at any time before the expiry of 10 years after the Relevant Date (as defined in Condition 8) in respect of such principal (whether or not such Coupon would otherwise have become void under Condition 9) or, if later, five years from the date on which such Coupon would otherwise have become due, but in no event thereafter.
Upon any Fixed Rate Note in definitive form becoming due and repayable prior to its Maturity Date, all unmatured Talons (if any) appertaining thereto will become void and no further Coupons will be issued in respect thereof.
Upon the date on which any Floating Rate Note, Dual Currency Note, Index Linked Note or Long Maturity Note in definitive form becomes due and repayable, unmatured Coupons and Talons (if any) relating thereto (whether or not attached) shall become void and no payment or, as the case may be, exchange for further Coupons shall be made in respect thereof. A “Long Maturity Note” is a Fixed Rate Note (other than a Fixed Rate Note which on issue had a Talon attached) whose nominal amount on issue is less than the aggregate interest payable thereon provided that such Note shall cease to be a Long Maturity Note on the Interest Payment Date on which the aggregate amount of interest remaining to be paid after that date is less than the nominal amount of such Note.
If the due date for redemption of any definitive Note is not an Interest Payment Date, interest (if any) accrued in respect of such Note from (and including) the preceding Interest Payment Date or, as the case may be, the Interest Commencement Date shall be payable only against surrender of the relevant definitive Note.
(c) Payments in respect of Global Notes
Payments of principal and interest (if any) in respect of Notes represented by any Global Note will (subject as provided below) be made in the manner specified above in relation to definitive Notes and otherwise in the manner specified in the relevant Global Note against presentation or surrender, as the case may be, of such Global Note at the specified office of any Paying Agent outside the United States. A record of each payment made against presentation or surrender of any Global Note, distinguishing between any payment of principal and any payment of interest, will be made on such Global Note by the Paying Agent to which it is presented and such record shall be prima facie evidence that the payment in question has been made.
(d) General provisions applicable to payments
The holder of a Global Note shall be the only person entitled to receive payments in respect of Notes represented by such Global Note and each relevant Obligor will be discharged by payment to, or to the order of, the holder of such Global Note in respect of each amount so paid. Each of the persons shown in the records of Euroclear or Clearstream, Luxembourg as the beneficial holder of a particular nominal amount of Notes represented by such Global Note must look solely to Euroclear or Clearstream, Luxembourg, as the case may be, for his share of each payment so made by each relevant Obligor to, or to the order of, the holder of such Global Note.
Notwithstanding the foregoing provisions of this Condition, if any amount of principal and/or interest in respect of Notes is payable in U.S. dollars, such U.S. dollar payments of principal and/ or interest in respect of such Notes will be made at the specified office of a Paying Agent in the United States if:
(i)	the relevant Issuer has appointed Paying Agents with specified offices outside the United States with the reasonable expectation that such Paying Agents would be able to make payment in U.S. dollars at such specified offices outside the United States of the full amount of principal and interest on the Notes in the manner provided above when due;

(ii)	payment of the full amount of such principal and interest at all such specified offices outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions on the full payment or receipt of principal and interest in U.S. dollars; and

(iii)	such payment is then permitted under United States law without involving, in the opinion of each relevant Obligor, adverse tax consequences to any such Obligor (including, for the avoidance of doubt, any withholding or deduction for or on account of U.S. tax in respect of such payment).
(e) Payment Day
If the date for payment of any amount in respect of any Note, Receipt or Coupon is not a Payment Day, the holder thereof shall not be entitled to payment until the next following Payment Day in the relevant place and shall not be entitled to further interest or other payment in respect of such delay. For these purposes, “Payment Day” means any day which (subject to Condition 9) is:
(i)	a day on which commercial banks and foreign exchange markets settle payments in:
(A)	the relevant place of presentation;

(B)	London;

(C)	any Additional Financial Centre specified in the applicable Final Terms; and
(ii)	either (1) in relation to any sum payable in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments in the principal financial centre of the country of the relevant Specified Currency (if other than the place of presentation, London and any Additional Financial Centre and which, if the Specified Currency is New Zealand dollars, shall be Auckland) or (2) in relation to any sum payable in euro, a day on which the TARGET 2 System is open.
(f) Interpretation of principal and interest
Any reference in these Terms and Conditions to principal in respect of the Notes shall be deemed to include, as applicable:
(i)	any additional amounts which may be payable with respect to principal under Condition 8 or under any undertaking or covenant given in addition thereto, or in substitution therefor, pursuant to the Trust Deed;

(ii)	the Final Redemption Amount of the Notes;

(iii)	the Early Redemption Amount of the Notes;

(iv)	the Optional Redemption Amount(s) (if any) of the Notes;

(v)	in relation to Notes redeemable in instalments, the Instalment Amounts;

(vi)	in relation to Zero Coupon Notes, the Amortised Face Amount (as defined in Condition 7(e)); and

(vii)	any premium and any other amounts (other than interest) which may be payable by the relevant Issuer under or in respect of the Notes.
Any reference in these Terms and Conditions to interest in respect of the Notes shall be deemed to include, as applicable, any additional amounts which may be payable with respect to interest under Condition 8 or under any undertaking or covenant given in addition thereto, or in substitution therefor, pursuant to the Trust Deed.
7. Redemption and Purchase
(a) Redemption at maturity
Unless previously redeemed or purchased and cancelled as specified below, each Note (including each Index Linked Redemption Note and Dual Currency Redemption Note) will be redeemed by the relevant Issuer at its Final Redemption Amount specified in, or determined in the manner specified in, the applicable Final Terms in the relevant Specified Currency on the Maturity Date.
(b) Redemption for tax reasons
The Notes may be redeemed at the option of the relevant Issuer in whole, but not in part, at any time (if this Note is neither a Floating Rate Note nor an Index Linked Interest Note) or on any Interest Payment Date (if this Note is either a

Floating Rate Note or an Index Linked Interest Note), on giving not less than 30 nor more than 60 days’ notice to the Trustee and the Agent and, in accordance with Condition 14, the Noteholders (which notice shall be irrevocable), if:
(i)	on the occasion of the next payment due under the Notes, the relevant Issuer has or will become obliged to pay additional amounts as provided or referred to in Condition 8 or any other Obligor in respect of such Note would be unable for reasons outside its control to procure payment by the relevant Issuer and in making payment itself would be required to pay such additional amounts, in each case as a result of any change in, or amendment to or interpretation of, the laws, published practice or regulations of a Tax Jurisdiction (as defined in Condition 8), or any change in the application or interpretation of such laws or regulations, which change or amendment becomes effective on or after the date on which agreement is reached to issue the first Tranche of the Notes; and

(ii)	such obligation cannot be avoided by any relevant Obligor taking reasonable measures available to it, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which any relevant Obligor would be obliged to pay such additional amounts were a payment in respect of the Notes then due.
Prior to the publication of any notice of redemption pursuant to this Condition, the relevant Issuer shall deliver to the Trustee a certificate signed by two Directors of the relevant Issuer stating that the relevant Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the relevant Issuer so to redeem have occurred, and an opinion in a form satisfactory to the Trustee of independent legal advisers of recognised standing to the effect that any relevant Obligor has or will become obliged to pay such additional amounts as a result of such change or amendment.
A relevant Obligor which is not the relevant Issuer in any case shall be entitled to require the relevant Issuer to exercise the Issuer’s rights under this Condition 7(b).
Notes redeemed pursuant to this Condition 7(b) will be redeemed at their Early Redemption Amount referred to in paragraph (e) below together (if appropriate) with interest accrued to (but excluding) the date of redemption.
(c) Redemption at the option of the relevant Issuer (Issuer Call)
If Issuer Call is specified in the applicable Final Terms, the relevant Issuer may, having given:
(i)	not less than 15 nor more than 30 days’ notice to the Noteholders in accordance with Condition 14; and

(ii)	not less than 15 days before the giving of the notice referred to in (i), notice to the Trustee and the Agent;
(which notices shall be irrevocable and shall specify the date fixed for redemption), redeem all or some only of the Notes then outstanding on any Optional Redemption Date and at the Optional Redemption Amount(s) specified in, or determined in the manner specified in, the applicable Final Terms together, if appropriate, with interest accrued to (but excluding) the relevant Optional Redemption Date. Any such redemption must be of a nominal amount not less than the Minimum Redemption Amount or not more than a Higher Redemption Amount in each case as may be specified in the applicable Final Terms. In the case of a partial redemption of Notes, the Notes to be redeemed (“Redeemed Notes”) will be selected individually by lot, in the case of Redeemed Notes represented by definitive Notes, and in accordance with the rules of Euroclear and/or Clearstream, Luxembourg, in the case of Redeemed Notes represented by a Global Note, not more than 30 days prior to the date fixed for redemption (such date of selection being hereinafter called the “Selection Date”). In the case of Redeemed Notes represented by definitive Notes, a list of the serial numbers of such Redeemed Notes will be published in accordance with Condition 14 not less than 15 days prior to the date fixed for redemption. No exchange of the relevant Global Note will be permitted during the period from (and including) the Selection Date to (and including) the date fixed for redemption pursuant to this paragraph (c) and notice to that effect shall be given by the relevant Issuer to the Noteholders in accordance with Condition 14 at least five days prior to the Selection Date.
(d) Redemption at the option of the Noteholders (Investor Put)
If Investor Put is specified in the applicable Final Terms, upon the holder of any Note giving to the relevant Issuer in accordance with Condition 14 not less than 15 nor more than 30 days’ notice the relevant Issuer will, upon the expiry of such notice, redeem, subject to, and in accordance with, the terms specified in the applicable Final Terms, in whole (but not in part), such Note on the Optional Redemption Date and at the Optional Redemption Amount together, if appropriate, with interest accrued to (but excluding) the Optional Redemption Date. It may be that before an Investor Put can be exercised, certain conditions and/or circumstances will need to be satisfied. Where relevant, the provisions will be set out in the applicable Final Terms.
To exercise the right to require redemption of this Note the holder of this Note must, if this Note is in definitive form and held outside Euroclear and Clearstream, Luxembourg, deliver, at the specified office of any Paying Agent at any time during normal business hours of such Paying Agent falling within the notice period, a duly completed and signed notice of exercise in the form (for the time being current) obtainable from any specified office of any Paying Agent (a “Put Notice”) and in which the holder must specify a bank account (or, if payment is required to be made by cheque, an address) to which payment is to be made under this Condition accompanied by, this Note or evidence satisfactory to the Paying Agent concerned that this Note will, following delivery of the Put Notice, be held to its order or under its control. If this Note is represented by a Global Note or is in definitive form and held through Euroclear or Clearstream, Luxembourg, to exercise the right to require redemption of this Note the holder of this Note must, within the notice period, give notice to the Agent of such exercise in accordance with the standard procedures of Euroclear and Clearstream, Luxembourg (which may include notice being given on his instruction by Euroclear or Clearstream, Luxembourg or any common depositary or common safekeeper, as the case may be, for them to the Agent by electronic means) in a form acceptable to Euroclear and Clearstream, Luxembourg from time to time and, if this Note is represented by a Global Note, at the same time present or procure the presentation of the relevant Global Note to the Agent for notation accordingly.
(e) Early Redemption Amounts
For the purpose of paragraph (b) above and Condition 10, each Note will be redeemed at its Early Redemption Amount calculated as follows:
(i)	in the case of a Note with a Final Redemption Amount equal to the Issue Price, at the Final Redemption Amount thereof;

(ii)	in the case of a Note (other than a Zero Coupon Note but including an Instalment Note and Partly Paid Note) with a Final Redemption Amount which is or may be less or greater than the Issue Price or which is payable in a Specified Currency other than that in which the Notes are denominated, at the amount specified in, or determined in the manner specified in, the applicable Final Terms or, if no such amount or manner is so specified in the applicable Final Terms, at its nominal amount; or

(iii)	in the case of a Zero Coupon Note, at an amount (the “Amortised Face Amount”) calculated in accordance with the following formula:

Early Redemption Amount = RP 6 (1 + AY)[y]

where:
“RP”	means the Reference Price;

“AY”	means the Accrual Yield expressed as a decimal; and

“y”	is a fraction the numerator of which is equal to the number of days (calculated on the basis of a 360-day year consisting of 12 months of 30 days each) from (and including) the Issue Date of the first Tranche of the Notes to (but excluding) the date fixed for redemption or (as the case may be) the date upon which such Note becomes due and repayable and the denominator of which is 360, or on such other calculation basis as may be specified in the applicable Final Terms.
(f) Instalments
Instalment Notes will be redeemed in the Instalment Amounts and on the Instalment Dates. In the case of early redemption, the Early Redemption Amount will be determined pursuant to paragraph (e) above.
(g) Partly Paid Notes
Partly Paid Notes will be redeemed, whether at maturity, early redemption or otherwise, in accordance with the provisions of this Condition and the applicable Final Terms.
(h) Purchases
Cadbury plc, Cadbury Holdings or any Subsidiary of Cadbury Holdings may at any time purchase Notes (provided that, in the case of definitive Notes, all unmatured Receipts, Coupons and Talons appertaining thereto are purchased therewith) at any price in the open market or otherwise. Such Notes may be held, reissued, resold or, at the option of any relevant Obligor or relevant Subsidiary of Cadbury Holdings, surrendered to any Paying Agent for cancellation.

(i) Cancellation
All Notes which are redeemed will forthwith be cancelled (together with all unmatured Receipts, Coupons and Talons attached thereto or surrendered therewith at the time of redemption). All Notes so cancelled and Notes purchased and cancelled pursuant to paragraph (h) above (together with all unmatured Receipts, Coupons and Talons cancelled therewith) shall be forwarded to the Agent and cannot be reissued or resold.
(j) Late payment on Zero Coupon Notes
If the amount payable in respect of any Zero Coupon Note upon redemption of such Zero Coupon Note pursuant to paragraph (a), (b), (c) or (d) above or upon its becoming due and repayable as provided in Condition 10 is improperly withheld or refused, the amount due and repayable in respect of such Zero Coupon Note shall be the amount calculated as provided in paragraph (e)(iii) above as though the references therein to the date fixed for the redemption or the date upon which such Zero Coupon Note becomes due and payable were replaced by references to the date which is the earlier of:
(i)	the date on which all amounts due in respect of such Zero Coupon Note have been paid; and

(ii)	five days after the date on which the full amount of the moneys payable in respect of such Zero Coupon Notes has been received by the Agent or the Trustee and notice to that effect has been given to the Noteholders in accordance with
Condition 14.
8. Taxation
All payments of principal and interest in respect of the Notes, Receipts and Coupons by each relevant Obligor will be made without withholding or deduction for or on account of any present or future taxes or duties of whatever nature imposed or levied by or on behalf of any Tax Jurisdiction unless such withholding or deduction is required by law. In such event, each relevant Obligor will pay such additional amounts as shall be necessary in order that the net amounts received by the holders of the Notes, Receipts or Coupons after such withholding or deduction shall equal the respective amounts of principal and interest which would otherwise have been receivable in respect of the Notes, Receipts or Coupons, as the case may be, in the absence of such requirement to make such withholding or deduction; except that no such additional amounts shall be payable with respect to any Note, Receipt or Coupon presented for payment:
(i)	by or on behalf of a holder who is liable for such taxes or duties in respect of such Note, Receipt or Coupon by reason of his having some connection with a Tax Jurisdiction other than the mere holding of such Note, Receipt or Coupon; or

(ii)	by or on behalf of a holder who would have been able to avoid such withholding or deduction (i) by presenting any form or certificate or (ii) by making a declaration of non-residence or other similar claim for exemption to the relevant tax authority; or

(iii)	more than 30 days after the Relevant Date (as defined below) except to the extent that the holder thereof would have been entitled to an additional amount on presenting the same for payment on such thirtieth day assuming that day to have been a Payment Day (as defined in Condition 6(e)); or

(iv)	where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, European Union Directive 2003/48/EC or any other directive on the taxation of savings income implementing the conclusions of the ECOFIN Council meeting of 26th-27th November, 2000; or

(v)	by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting such Note, Receipt or Coupon to another Paying Agent in a Member State of the European Union.
As used herein:
(A)	“Tax Jurisdiction” means the United Kingdom or any political subdivision or any authority thereof or therein having power to tax; and

(B)	the “Relevant Date” means the date on which such payment first becomes due, except that, if the full amount of the moneys payable has not been duly received by the Agent or the Trustee on or prior to such due date, it means the date on which, the full amount of such moneys having been so received, notice to that effect is duly given to the Noteholders in accordance with Condition 14.

Any reference in these Conditions to principal or interest shall be deemed also to refer to any additional amounts which may be payable under this Condition or any undertakings given in addition thereto or in substitution thereof pursuant to the Trust Deed.
9. Prescription
The Notes, Receipts and Coupons will become void unless presented for payment within a period of 10 years (in the case of principal) and five years (in the case of interest) after the Relevant Date (as defined in Condition 8) therefor.
There shall not be included in any Coupon sheet issued on exchange of a Talon any Coupon the claim for payment in respect of which would be void pursuant to this Condition or Condition 6(b) or any Talon which would be void pursuant to Condition 6(b).
10. Events of Default
If any of the following events (each an “Event of Default”) occurs the Trustee at its discretion may, and if so requested in writing by holders of at least one-quarter in nominal amount of the Notes then outstanding or if so directed by an Extraordinary Resolution of the Noteholders shall (subject to being indemnified to its satisfaction), give notice to each relevant Obligor that the Notes are, and they shall thereupon immediately become, due and repayable at their Early Redemption Amount (as described in Condition 7(e)) together with accrued interest as provided in the Trust Deed:
(i)	there is failure by any relevant Obligor to pay any principal or interest payable on any of the Notes within 15 days of its due date; or

(ii)	any relevant Obligor defaults in the performance or observance of any of its other obligations set out in the Notes or the Trust Deed which default is in the opinion of the Trustee incapable of remedy or, if in the opinion of the Trustee capable of remedy, is not in the opinion of the Trustee remedied within 30 days (or such longer period as the Trustee may permit) after notice of such default shall have been given to each relevant Obligor by the Trustee requiring the same to be remedied; or

(iii)	any holder or trustee for the holders of any Capital Markets Indebtedness of any relevant Obligor amounting in aggregate to not less than £25,000,000 or its equivalent in any other currency shall demand premature repayment thereof following a default or enforces any security therefor or any relevant Obligor defaults (after whichever is the longer of any originally applicable grace period and 30 days after the due date) in the repayment of any such Capital Markets Indebtedness at the maturity thereof or any guarantee or indemnity given by any relevant Obligor in respect of any Capital Markets Indebtedness of any third party amounting in aggregate to not less than £25,000,000 or its equivalent in any other currency shall not be honoured (after whichever is the longer of any originally applicable grace period and 30 days after the due date) when due and called upon, unless, in any of the above cases, in the opinion of the Trustee, the Obligor is contesting in good faith and by appropriate proceedings that such amounts are due; or

(iv)	any relevant Obligor becomes insolvent or is unable to pay its debts within the meaning of section 123(1)(e) or section 123(2) of the Insolvency Act 1986 of the United Kingdom or applies for or consents to or suffers the appointment of an administrator, liquidator or administrative or other receiver of the whole or any material part of its undertaking, property, assets or revenues or takes any proceedings under any law for a readjustment or deferment of its obligations or any part of them or makes or enters into a general assignment or an arrangement or composition with or for the benefit of its creditors (otherwise than, with the prior consent of the Trustee, for the purposes of consolidation, amalgamation, merger or reconstruction or any other process the result of which will be that all or part of such Obligor’s assets and undertaking will be transferred to another solvent entity); or

(v)	an order is made or an effective resolution passed for winding-up of any relevant Obligor (otherwise than, with the prior consent of the Trustee, for the purposes of consolidation, amalgamation, merger or reconstruction or any other process the result of which will be that all or part of such Obligor’s assets and undertaking will be transferred to another solvent entity); or

(vi)	for any reason the applicable Guarantee ceases, or is claimed by the guarantor not, to be in full force and effect; or

(vii)	Cadbury Holdings ceases or threatens to cease to carry on the whole or substantially the whole of its business save for the purposes of reconstruction, union, transfer, merger or amalgamation which is effected with the prior written consent of the Trustee or which is approved by an Extraordinary Resolution of the Noteholders, provided that, in the case of each of paragraphs (ii), (iii), (iv) and (vii) above, the Trustee shall have certified that, in its opinion, such event is materially prejudicial to the interests of the Noteholders.

“Capital Markets Indebtedness” means any loan or other indebtedness of any person which is in the form of or represented by any bonds, notes, depositary receipts or other securities for the time being quoted or listed, with the agreement of the issuer, on any stock exchange, over-the-counter market or securities exchanges.
11. Replacement of Notes, Receipts, Coupons and Talons
Should any Note, Receipt, Coupon or Talon be lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Agent upon payment by the claimant of such costs and expenses as may be incurred in connection therewith and on such terms as to evidence and indemnity as the relevant Issuer may reasonably require. Mutilated or defaced Notes, Receipts, Coupons or Talons must be surrendered before replacements will be issued.
12. Paying Agents
The names of the initial Paying Agents and their initial specified offices are set out below.
The relevant Issuer and (as the case may be) any other relevant Obligors are entitled (with the prior written consent of the Trustee) to vary or terminate the appointment of any Paying Agent and/or appoint additional or other Paying Agents and/or approve any change in the specified office through which any Paying Agent acts, provided that:
(i)	there will at all times be an Agent;

(ii)	so long as the Notes are listed on any stock exchange, or admitted to listing by any other relevant authority, there will at all times be a Paying Agent with a specified office in such place as may be required by the rules and regulations of the relevant stock exchange or other relevant authority;

(iii)	there will at all times be a Paying Agent with a specified office outside the United Kingdom;

(iv)	if the Trustee requests, there will be appointed by the relevant Issuer, a Paying Agent outside the European Union; and

(v)	for so long as any law implementing or complying with, or introduced in order to conform to, European Union Directive 2003/48/EC or any other directive on the taxation of savings income implementing the conclusions of the ECOFIN Council meeting of 26th-27th November, 2000 is in force, the relevant Issuer and (as the case may be) each other relevant Obligor will ensure that it maintains a Paying Agent in a Member State of the European Union in which there is no obligation to withhold or deduct tax pursuant to any such law or directive (if there is such a Member State).
In addition, the relevant Issuer and (as the case may be) any other relevant Obligor(s) shall forthwith appoint a Paying Agent having a specified office in New York City in the circumstances described in Condition 6(d). Any variation, termination, appointment or change shall only take effect (other than in the case of insolvency, when it shall be of immediate effect) after not less than 30 nor more than 45 days’ prior notice thereof shall have been given to the Noteholders in accordance with Condition 14.
In acting under the Agency Agreement, the Paying Agents act solely as agents of the relevant Issuer and (as the case may be) any other relevant Obligors and, in certain circumstances specified therein, of the Trustee and do not assume any obligation to, or relationship of agency or trust with, any Noteholders, Receiptholders or Couponholders. The Agency Agreement contains provisions permitting any entity into which any Paying Agent is merged or converted or with which it is consolidated or to which it transfers all or substantially all of its assets to become the successor paying agent.
13. Exchange of Talons
On and after the Interest Payment Date on which the final Coupon comprised in any Coupon sheet matures, the Talon (if any) forming part of such Coupon sheet may be surrendered at the specified office of the Agent or any other Paying Agent in exchange for a further Coupon sheet including (if such further Coupon sheet does not include Coupons to (and including) the final date for the payment of interest due in respect of the Note to which it appertains) a further Talon, subject to the provisions of Condition 9.
14. Notices
All notices regarding the Notes will be deemed to be validly given if published in a leading English language daily newspaper of general circulation in London. It is expected that such publication will be made in the Financial Times in London. The relevant Issuer shall also ensure that notices are duly published in a manner which complies with the rules and regulations of any stock exchange or other relevant authority on which the Notes are for the time being listed or by which they have been admitted to trading. Any such notice will be deemed to have been given on the date of the first publication or, where required to be published in more than one newspaper, on the date of the first publication in all required newspapers. If publication as provided above is not practicable, notice will be given in such other manner, and will be deemed to have been given on such date, as the Trustee may approve.
Until such time as any definitive Notes are issued, there may, so long as any Global Notes representing the Notes are held in their entirety on behalf of Euroclear and/or Clearstream, Luxembourg, be substituted for such publication in such newspaper(s) the delivery of the relevant notice to Euroclear and/or Clearstream, Luxembourg for communication by them to the holders of the Notes and, in addition, for so long as any Notes are listed on a stock exchange or are admitted to trading by another relevant authority and the rules of that stock exchange or other relevant authority so require, such notice will be published in a daily newspaper of general circulation in the place or places required by that stock exchange or other relevant authority. Any such notice shall be deemed to have been given to the holders of the Notes on the seventh day after the day on which the said notice was given to Euroclear and/or Clearstream, Luxembourg.
Notices to be given by any Noteholder shall be in writing and given by lodging the same, together (in the case of any Note in definitive form) with the relative Note or Notes, with the Agent. Whilst any of the Notes is represented by a Global Note, such notice may be given by any holder of a Note to the Agent through Euroclear and/or Clearstream, Luxembourg, as the case may be, in such manner as the Agent and Euroclear and/or Clearstream, Luxembourg, as the case may be, may approve for this purpose.
15. Meetings of Noteholders, Modification and Waiver
The Trust Deed contains provisions for convening meetings of the Noteholders to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of any of these Terms and Conditions, the Notes, the Receipts, the Coupons or any of the provisions of the Trust Deed. Such a meeting may be convened by the relevant Issuer or the Trustee and shall be convened by the relevant Issuer at the request of Noteholders holding not less than five per cent. in nominal amount of the Notes for the time being remaining outstanding. The quorum at any such meeting for passing an Extraordinary Resolution is one or more persons holding or representing a clear majority in nominal amount of the Notes for the time being outstanding, or at any adjourned meeting one or more persons being or representing Noteholders whatever the nominal amount of the Notes so held or represented, except that at any meeting the business of which includes the modification of certain provisions of these Terms and Conditions, the Notes, the Receipts, the Coupons or the Trust Deed (including modifying the date of maturity of the Notes or any date for payment of interest thereon, reducing or cancelling the amount of principal or the rate of interest payable in respect of the Notes or altering the currency of payment of the Notes, the Receipts or the Coupons), the quorum shall be one or more persons holding or representing not less than two-thirds in nominal amount of the Notes for the time being outstanding, or at any adjourned such meeting one or more persons holding or representing not less than one-third in nominal amount of the Notes for the time being outstanding. An Extraordinary Resolution passed at any meeting of the Noteholders shall be binding on all the Noteholders, whether or not they are present at the meeting, and on all Receiptholders and Couponholders.
The Trustee may agree, without the consent of the Noteholders, Receiptholders or Couponholders, to:
(i)	any modification (except as mentioned above) of any of these Terms and Conditions, the Notes, the Receipts, the Coupons or the Trust Deed which is not in the opinion of the Trustee materially prejudicial to the interests of the Noteholders; or

(ii)	any modification of any of these Terms and Conditions, the Notes, the Receipts, the Coupons or the Trust Deed which is of a formal, minor or technical nature or is made to correct a manifest error or to comply with mandatory provisions of the law.
The Trustee may also agree, without the consent of the Noteholders, Receiptholders or Couponholders, to the waiver or authorisation of any breach or proposed breach of any of these Terms and Conditions or any of the provisions of the Trust Deed or determine, without any such consent as aforesaid, that any Event of Default or Potential Event of Default (as defined in the Trust Deed) shall not be treated as such, which in any such case is not, in the opinion of the Trustee, materially prejudicial to the interests of the Noteholders.
In connection with the exercise by it of any of its trusts, powers, authorities or discretions (including, but without limitation, any modification, waiver, authorisation, determination or substitution under Condition 18), the Trustee shall have regard to the general interests of the Noteholders as a class but shall not have regard to any interests arising from circumstances particular to individual Noteholders, Receiptholders or Couponholders (whatever their number) and, in particular, but without limitation, shall not have regard to the consequences of such exercise for individual Noteholders, Receiptholders or Couponholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory and the Trustee shall not be entitled to require, nor shall any Noteholder, Receiptholder or Couponholder be entitled to claim, from the relevant Issuer and (as the case may be) any other relevant Obligor or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders, Receiptholders or Couponholders except, in the case of the relevant Issuer and (as the case may be) any other relevant Obligor, to the extent provided for in Condition 8 and/or any undertaking given in addition to, or in substitution for, Condition 8 pursuant to the Trust Deed.
Any such modification, waiver, authorisation, determination or substitution under Condition 18 shall be binding on the Noteholders, the Receiptholders and the Couponholders and, unless the Trustee otherwise agrees, any such modification or substitution shall be notified to the Noteholders in accordance with Condition 14 as soon as practicable thereafter.
16. Indemnification of the Trustee and its contracting with any relevant Obligor
The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including provisions relieving it from taking action unless indemnified to its satisfaction.
The Trust Deed also contains provisions pursuant to which the Trustee is entitled, inter alia, (i) to enter into business transactions with Cadbury plc, any relevant Obligor and/or any of Cadbury Holdings’ other Subsidiaries and to act as trustee for the holders of any other securities issued or guaranteed by, or relating to, Cadbury plc, any relevant Obligor and/or any of Cadbury Holdings’ other Subsidiaries, (ii) to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such transactions or, as the case may be, any such trusteeship without regard to the interests of, or consequences for, the Noteholders, Receiptholders or Couponholders, and (iii) to retain and not be liable to account for any profit made or any other amount or benefit received thereby or in connection therewith.
17. Further Issues
The relevant Issuer shall be at liberty from time to time without the consent of the Noteholders, the Receiptholders or the Couponholders to create and issue further notes having terms and conditions the same as the Notes or the same in all respects save for the amount and date of the first payment of interest thereon and so that the same shall be consolidated and form a single Series with the outstanding Notes.
18. Substitution
The Trustee may, without the consent of the Noteholders, Receiptholders or Couponholders, agree with Cadbury Holdings to the substitution in place of Cadbury Holdings in its capacity as Guarantor (or of any previous substitute under this Condition) of (i) a Successor in Business (as defined in the Trust Deed) to Cadbury Holdings or (ii) a Holding Company (as defined in the Trust Deed) of Cadbury Holdings or (iii) a Subsidiary of Cadbury Holdings which is acceptable to the Trustee, in each case subject to the Trustee being satisfied that the interests of the Noteholders will not be materially prejudiced thereby and certain other conditions set out in the Trust Deed being complied with.
The Trustee may, without the consent of the Noteholders, Receiptholders or Couponholders, agree with CSF, CSI and Cadbury Holdings to the substitution in place of CSF or CSI (or of any previous substitute under this Condition) of (i) another Subsidiary of Cadbury Holdings, (ii) any relevant Obligor or its Successor in Business (in which case the Guarantee of such Obligor shall cease and determine), (iii) a Subsidiary of a Holding Company of Cadbury Holdings or its Successor in Business or (iv) a Holding Company of Cadbury Holdings or its Successor in Business (in each of which cases (iii) and (iv) the Guarantee of Cadbury Holdings shall cease and determine if the Trustee is satisfied that the interests of the Noteholders will not be materially prejudiced if they become holders of Notes of such Subsidiary or Holding Company without the benefit of the Guarantee of Cadbury Holdings rather than if they were to remain holders of Notes of CSF or, as the case may be, CSI with the benefit of the Guarantee of Cadbury Holdings), in each case subject to the Trustee being satisfied that the interests of the Noteholders will not be materially prejudiced thereby and certain other conditions set out in the Trust Deed being complied with.
19. Governing Law
The Trust Deed (including the Guarantee), the Notes, the Receipts and the Coupons are governed by, and shall be construed in accordance with, English law.
20. Enforcement and Rights of Third Parties
At any time after the Notes shall have become immediately due and repayable the Trustee may, at its discretion and without further notice, take such proceedings against any relevant Obligor as it may think fit to enforce repayment thereof together with accrued interest (if any) and any other moneys payable pursuant to the provisions of the

Trust Deed, the Notes, the Receipts and the Coupons, but it shall not be bound to take any such proceedings or any other action in relation to the Trust Deed, the Notes, the Receipts or the Coupons unless (i) it shall have been so directed by an Extraordinary Resolution of the Noteholders or so requested in writing by the holders of at least one-quarter in nominal amount of the Notes then outstanding, and (ii) it shall have been indemnified to its satisfaction.
No Noteholder, Receiptholder or Couponholder shall be entitled to proceed directly against any Obligor unless the Trustee, having become bound so to proceed, fails so to do within a reasonable period and such failure is continuing. No rights are conferred on any person under the Contracts (Rights of Third parties) Act 1999 to enforce any term of this Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.
For more information see “Contracts (Rights of Third Parties) Act 1999” under “General Information” on page 82 of this Prospectus.

THE SECOND SCHEDULE
FORMS OF GLOBAL AND DEFINITIVE NOTES, RECEIPTS, COUPONS AND TALONS
PART I
FORM OF TEMPORARY GLOBAL NOTE
[ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]1
[CADBURY SCHWEPPES FINANCE p.l.c.
(the “Issuer”)
(incorporated with limited liability in England and Wales with registered number 465012)/
CADBURY SCHWEPPES INVESTMENTS plc
(the “Issuer”)
(incorporated with limited liability in England and Wales with registered number 01135043)]2 unconditionally and irrevocably guaranteed by
CADBURY HOLDINGS LIMITED
(“Cadbury Holdings”)
(incorporated with limited liability in England and Wales with registered number 52457)
and
[CADBURY SCHWEPPES FINANCE p.l.c.
(“CSF”)
(incorporated with limited liability in England and Wales with registered number 465012)/
CADBURY SCHWEPPES INVESTMENTS plc
(“CSI”)
(incorporated with limited liability in England and Wales with registered number 01135043)]2
TEMPORARY GLOBAL NOTE
This Note is a Temporary Global Note in respect of a duly authorised issue of Notes of the Issuer (the “Notes”) of the Nominal Amount, Specified Currency(ies) and Specified Denomination(s) as are specified in the Final Terms applicable to the Notes (the “Final Terms”), a copy of which is annexed hereto. References herein to the Conditions shall be to the Terms and Conditions of the Notes as set out in the First Schedule to the Trust Deed (as defined below) as supplemented, replaced and modified by the Final Terms but, in the event of any conflict between the provisions of the Conditions and the information in the Final Terms, the Final Terms will prevail. Words and expressions defined in the Conditions shall bear the same meanings when used in this Global Note. This Global Note is issued subject to, and with the benefit of, the Conditions and a Trust Deed (such Trust Deed as modified and/or supplemented and/or restated from time to time, the “Trust Deed”) dated 26th May, 1999 and made between Cadbury Schweppes Public Limited Company (now Cadbury Holdings), [the Issuer/CSF]1 and The Law Debenture Trust Corporation p.l.c. as trustee for the holders of the Notes.

1	Include where the original maturity of the Notes is more than 365 days.

2	Delete as applicable.

1	Delete as applicable.

The Issuer, subject as hereinafter provided and subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the bearer hereof on each Instalment Date (if the Notes are repayable in instalments) and on the Maturity Date and/or on such earlier date(s) as all or any of the Notes represented by this Global Note may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable under the Conditions in respect of such Notes on each such date and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this Global Note calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed, upon presentation and, at maturity, surrender of this Global Note to or to the order of the Agent or any of the other Paying Agents located outside the United States, its territories and possessions (except as provided in the Conditions) from time to time appointed by the Issuer, Cadbury Holdings and [CSF/CSI]2 in respect of the Notes, but in each case subject to the requirements as to certification provided herein.
If the Final Terms indicate that this Global Note is intended to be a New Global Note, the nominal amount of Notes represented by this Global Note shall be the aggregate amount from time to time entered in the records of both Euroclear Bank S.A./N.V. (Euroclear) and Clearstream Banking, société anonyme (Clearstream, Luxembourg and together with Euroclear, the relevant Clearing Systems). The records of the relevant Clearing Systems (which expression in this Global Note means the records that each relevant Clearing System holds for its customers which reflect the amount of each such customer’s interest in the Notes) shall be conclusive evidence of the nominal amount of Notes represented by this Global Note and, for these purposes, a statement issued by a relevant Clearing System (which statement shall be made available to the bearer upon request) stating the nominal amount of Notes represented by this Global Note at any time shall be conclusive evidence of the records of the relevant Clearing System at that time.
If the Final Terms indicate that this Global Note is not intended to be a New Global Note, the nominal amount of the Notes represented by this Global Note shall be the amount stated in the applicable Final Terms or, if lower, the nominal amount most recently entered by or on behalf of the Issuer in the relevant column in Part II, III, or IV of Schedule One hereto or in Schedule Two hereto.
On any redemption of, or payment of an instalment or interest being made in respect of, or purchase and cancellation of, any of the Notes represented by this Global Note the Issuer shall procure that:
(i)	if the Final Terms indicate that this Global Note is intended to be a New Global Note, details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered pro rata in the records of the relevant Clearing Systems, and, upon any such entry being made, the nominal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this Global Note shall be reduced by the aggregate nominal amount of the Notes so redeemed or purchased and cancelled or by the aggregate amount of such instalment so paid; or
(ii)	if the Final Terms indicate that this Global Note is not intended to be a New Global Note, details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered by or on behalf of the Issuer in Schedule One hereto and the relevant space in Schedule One hereto recording any such redemption, payment or purchase and cancellation (as the case may be) shall be signed by or on behalf of the Issuer. Upon any such redemption, payment of an instalment or purchase and cancellation, the nominal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the nominal amount of such Notes so redeemed or purchased and cancelled or the amount of such instalment so paid.

1	Delete as applicable.

2	Delete as applicable.

Payments due in respect of Notes for the time being represented by this Global Note shall be made to the bearer of this Global Note and each payment so made will discharge the Issuer’s obligations in respect thereof. Any failure to make entries referred to above shall not affect such discharge.
Payments of principal and interest (if any) due prior to the Exchange Date (as defined below) will only be made to the bearer hereof to the extent that there is presented to the Agent by Euroclear and/or Clearstream, Luxembourg a certificate to the effect that it has received from or in respect of a person entitled to a beneficial interest in a particular nominal amount of the Notes represented by this Global Note (as shown by its records) a certificate of non-US beneficial ownership in the form required by it. . The bearer of this Global Note will not (unless, upon due presentation of this Global Note for exchange, delivery of the appropriate number of Definitive Notes (together, if applicable, with the Receipts, Coupons and Talons appertaining thereto in or substantially in the forms set out in Parts III, IV, V and VI of the Second Schedule to the Trust Deed) or, as the case may be, issue and delivery (or, as the case may be, endorsement) of the Permanent Global Note is improperly withheld or refused and such withholding or refusal is continuing at the relevant payment date) be entitled to receive any payment hereon due on or after the Exchange Date.
On or after the date (the “Exchange Date”) which is the later of (i) 40 days after the Issue Date and (ii) 40 days after the completion of the distribution of the Notes as certified by the relevant Dealer(s) (in the case of a non-syndicated issue) or the relevant lead manager (in the case of a syndicated issue), this Global Note may be exchanged (free of charge) in whole or in part for, as specified in the Final Terms, either (a) Definitive Notes and (if applicable) Receipts, Coupons and/or Talons (on the basis that all the appropriate details have been included on the face of such Definitive Notes and (if applicable) Receipts, Coupons and/or Talons and the relevant information supplementing, replacing or modifying the Conditions appearing in the Final Terms has been endorsed on or attached to such Definitive Notes) or (b) either (if the Final Terms indicate that this Global Note is intended to be a New Global Note) interests recorded in the records of the relevant Clearing Systems in a Permanent Global Note or (if the Final Terms indicate that this Global Note is not intended to be a New Global Note) a Permanent Global Note, which, in either case, is in or substantially in the form set out in Part II of the Second Schedule to the Trust Deed (together with the Final Terms attached thereto) upon notice being given by Euroclear and/or Clearstream, Luxembourg acting on the instructions of any holder of an interest in this Global Note and subject, in the case of Definitive Notes, to such notice period as is specified in the Final Terms.
If Definitive Notes and (if applicable) Receipts, Coupons and/or Talons have already been issued in exchange for all the Notes represented for the time being by the Permanent Global Note, then this Global Note may only thereafter be exchanged for Definitive Notes and (if applicable) Receipts, Coupons and/or Talons pursuant to the terms hereof. This Global Note may be exchanged by the bearer hereof on any day (other than a Saturday or a Sunday) on which banks are open for general business in London.
The Issuer shall procure that Definitive Notes or (as the case may be) the Permanent Global Note shall be issued and delivered and (in the case of the Permanent Global Note where the Final Terms indicate that this Global Note is intended to be a New Global Note) interests in the Permanent Global Note shall be recorded in the records of the relevant Clearing Systems in exchange for only that portion of this Global Note in respect of which there shall have been presented to the Agent by Euroclear or Clearstream, Luxembourg a certificate to the effect that it has received from or in respect of a person entitled to a beneficial interest in a particular nominal amount of the Notes represented by this Global Note (as shown by its records) a certificate of non-US beneficial ownership in the form required by it.
On an exchange of the whole of this Global Note, this Global Note shall be surrendered to or to the order of the Agent. The Issuer shall procure that:

(i)	if the Final Terms indicate that this Global Note is intended to be a New Global Note, on an exchange of the whole or part only of this Global Note, details of such exchange shall be entered pro rata in the records of the relevant Clearing Systems such that the nominal amount of Notes represented by this Global Note shall be reduced by the nominal amount of this Global Note so exchanged; or
(ii)	if the Final Terms indicate that this Global Note is not intended to be a New Global Note, on an exchange of part only of this Global Note details of such exchange shall be entered by or on behalf of the Issuer in Schedule Two hereto and the relevant space in Schedule Two hereto recording such exchange shall be signed by or on behalf of the Issuer, whereupon the nominal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the nominal amount of this Global Note so exchanged. On any exchange of this Global Note for a Permanent Global Note, details of such exchange shall be entered by or on behalf of the Issuer in Schedule Two to the Permanent Global Note and the relevant space in Schedule Two thereto recording such exchange shall be signed by or on behalf of the Issuer.
Until the exchange of the whole of this Global Note as aforesaid, the bearer hereof shall in all respects (except as otherwise provided herein or in the Trust Deed) be entitled to the same benefits as if he were the bearer of Definitive Notes and the relative Receipts, Coupons and/or Talons (if any) in the form(s) set out in Parts III, IV, V and VI (as applicable) of the Second Schedule to the Trust Deed.
Each person (other than Euroclear or Clearstream, Luxembourg) who is for the time being shown in the records of Euroclear or Clearstream, Luxembourg as the holder of a particular nominal amount of the Notes represented by this Global Note (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the Issuer, Cadbury Holdings, [CSF/CSI,]1 the Trustee, the Agent and any other Paying Agent as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal and interest on such nominal amount of such Notes, the right to which shall be vested, as against the Issuer, Cadbury Holdings and [CSF/CSI]1, solely in the bearer of this Global Note in accordance with and subject to the terms of this Global Note and the Trust Deed.
This Global Note is governed by, and shall be construed in accordance with, English law.
This Global Note shall not be valid unless authenticated by The Bank of New York, London branch as Agent, and, if the Final Terms indicate that this Global Note is intended to be a New Global Note (i) which is intended to be held in a manner which would allow Eurosystem-eligibility or (ii) in respect of which the Issuer has notified the Agent that effectuation is to be applicable, effectuated by the entity appointed as a common safekeeper by the relevant Clearing Systems.

1	Delete as applicable.

1	Delete as applicable.

IN WITNESS whereof the Issuer has caused this Global Note to be signed manually or in facsimile by a person duly authorised on its behalf.
Issued as of

[CADBURY SCHWEPPES FINANCE p.l.c./ CADBURY SCHWEPPES INVESTMENTS plc][1]
By:
Duly Authorised

Authenticated without recourse, warranty or liability by
The Bank of New York
London branch,
as Agent.

By:
Authorised Officer

2Effectuated without recourse,
warranty or liability by

as common safekeeper

By:

1	Delete as applicable.

2	This should only be completed where the Final Terms indicates that this Global Note is intended to be a New Global Note.

Schedule One*
PART I
INTEREST PAYMENTS

Confirmation of
payment by or on
	Interest Payment	Total amount of	Amount of	behalf of the
Date made	Date	interest payable	interest paid	Issuer

*	Schedule One should only be completed where the Final Terms indicate that this Global Note is not intended to be a New Global Note.

PART II
PAYMENT OF INSTALMENT AMOUNTS

Remaining nominal
amount of this
	Total amount of	Amount of	Global Note	Confirmation of
	Instalment	Instalment	following such	payment by or on
Date made	Amounts payable	Amounts paid	payment *	behalf of the Issuer

*	See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

PART III
REDEMPTIONS

Remaining nominal
amount of this
	Total amount		Global Note	Confirmation of
	of principal	Amount of	following such	redemption by or
Date made	payable	principal paid	redemption*	on behalf of the Issuer

*	See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

PART IV
PURCHASES AND CANCELLATIONS

Remaining nominal
	Part of nominal	amount of this	Confirmation of
	amount of this	Global Note	purchase and
	Global Note	following such	cancellation by or
	purchased and	purchase and	on behalf of the
Date made	cancelled	cancellation*	Issuer

*	See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

Schedule Two*
EXCHANGES
FOR DEFINITIVE NOTES OR PERMANENT GLOBAL NOTE
The following exchanges of a part of this Global Note for Definitive Notes or a part of a Permanent Global Note have been made:

Nominal amount of
this Global Note
	exchanged for	Remaining nominal
	Definitive Notes or	amount of this
	a part of a	Global Note	Notation made by or
	Permanent Global	following such	on behalf of the
Date made	Note	exchange*	Issuer

*	See most recent entry in Part II, III or IV of Schedule One or in this Schedule Two in order to determine this amount.

*	Schedule Two should only be completed where the Final Terms indicate that this Global Note is not intended to be a New Global Note.

PART II
FORM OF PERMANENT GLOBAL NOTE
[ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]1
[CADBURY SCHWEPPES FINANCE p.l.c.
(the “Issuer”)
(incorporated with limited liability in England and Wales with registered number 465012)
CADBURY SCHWEPPES INVESTMENTS plc
(the “Issuer”)
(incorporated with limited liability in England and Wales with registered number 01135043)]2 unconditionally and irrevocably guaranteed by
CADBURY HOLDINGS LIMITED
(“Cadbury Holdings”)
(incorporated with limited liability in England and Wales with registered number 52457)
and
[CADBURY SCHWEPPES FINANCE p.l.c.
(“CSF”)
(incorporated with limited liability in England and Wales with registered number 465012)
CADBURY SCHWEPPES INVESTMENTS plc
(“CSI”)
(incorporated with limited liability in England and Wales with registered number 01135043)]2
PERMANENT GLOBAL NOTE
This Note is a Permanent Global Note in respect of a duly authorised issue of Notes of the Issuer (the “Notes”) of the Nominal Amount, Specified Currency(ies) and Specified Denomination(s) as are specified in the Final Terms applicable to the Notes (the “Final Terms”), a copy of which is annexed hereto. References herein to the Conditions shall be to the Terms and Conditions of the Notes as set out in the First Schedule to the Trust Deed (as defined below) as supplemented, replaced and modified by the Final Terms but, in the event of any conflict between the provisions of the Conditions and the information in the Final Terms, the Final Terms will prevail. Words and expressions defined in the Conditions shall bear the same meanings when used in this Global Note. This Global Note is issued subject to, and with the benefit of, the Conditions and a Trust Deed (such Trust Deed as modified and/or supplemented and/or restated from time to time, the “Trust Deed”) dated 26th May, 1999 and made between Cadbury Schweppes Public Limited Company (now Cadbury Holdings), [the Issuer/CSF]1 and The Law Debenture Trust Corporation p.l.c. as trustee for the holders of the Notes.

1	Include where the original maturity of the Notes is more than 365 days.

2	Delete as applicable.

1	Delete as applicable.

The Issuer, subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the bearer hereof on each Instalment Date (if the Notes are repayable in instalments) and on the Maturity Date and/or on such earlier date(s) as all or any of the Notes represented by this Global Note may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable under the Conditions in respect of such Notes on each such date and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this Global Note calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed, upon presentation and, at maturity, surrender of this Global Note to or to the order of the Agent or any of the other Paying Agents located outside the United States, its territories and possessions (except as provided in the Conditions) from time to time appointed by the Issuer, Cadbury Holdings and [CSF/CSI]1 in respect of the Notes.
If the Final Terms indicate that this Global Note is intended to be a New Global Note, the nominal amount of Notes represented by this Global Note shall be the aggregate amount from time to time entered in the records of both Euroclear Bank S.A./N.V. (Euroclear) and Clearstream Banking, société anonyme (Clearstream, Luxembourg and together with Euroclear, the relevant Clearing Systems). The records of the relevant Clearing Systems (which expression in this Global Note means the records that each relevant Clearing System holds for its customers which reflect the amount of each such customer’s interest in the Notes) shall be conclusive evidence of the nominal amount of Notes represented by this Global Note and, for these purposes, a statement issued by a relevant Clearing System (which statement shall be made available to the bearer upon request) stating the nominal amount of Notes represented by this Global Note at any time shall be conclusive evidence of the records of the relevant Clearing System at that time.
If the Final Terms indicate that this Global Note is not intended to be a New Global Note, the nominal amount of the Notes represented by this Global Note shall be the amount stated in the applicable Final Terms or, if lower, the nominal amount most recently entered by or on behalf of the Issuer in the relevant column in Part II, Part III, or Part IV of Schedule One hereto or in Schedule Two hereto.
On any redemption of, or payment of an instalment or interest being made in respect of, or purchase and cancellation of, any of the Notes represented by this Global Note the Issuer shall procure that:
(i)	if the Final Terms indicate that this Global Note is intended to be a New Global Note, details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered pro rata in the records of the relevant Clearing Systems and, upon any such entry being made, the nominal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this Global Note shall be reduced by the aggregate nominal amount of the Notes so redeemed or purchased and cancelled or by the aggregate amount of such instalment so paid; or

(ii)	if the Final Terms indicate that this Global Note is not intended to be a New Global Note, details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered by or on behalf of the Issuer in Schedule One hereto and the relevant space in Schedule One hereto recording any such redemption, payment or purchase and cancellation (as the case may be) shall be signed by or on behalf of the Issuer. Upon any such redemption, payment of an instalment or purchase and cancellation, the nominal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the nominal amount of such Notes so redeemed or purchased and cancelled or the amount of such instalment so paid.

1	Delete as applicable.

Payments due in respect of Notes for the time being represented by this Global Note shall be made to the bearer of this Global Note and each payment so made will discharge the Issuer’s obligations in respect thereof and any failure to make entries referred to above shall not affect such discharge.
If the Notes represented by this Global Note were, on issue, represented by a Temporary Global Note then on any exchange of such Temporary Global Note for this Global Note or any part hereof, the Issuer shall procure that:
(i)	if the Final Terms indicate that this Global Note is intended to be a New Global Note, details of such exchange shall be entered in the records of the relevant Clearing Systems such that the nominal amount of Notes represented by this Global Note shall be increased by the nominal amount of the Temporary Global Note so exchanged; or

(ii)	if the Final Terms indicate that this Global Note is not intended to be a New Global Note, details of such exchange shall be entered by or on behalf of the Issuer in Schedule Two hereto and the relevant space in Schedule Two hereto recording such exchange shall be signed by or on behalf of the Issuer, whereupon the nominal amount of this Global Note and the Notes represented by this Global Note shall be increased by the nominal amount of the Temporary Global Note so exchanged.
This Global Note may be exchanged (free of charge) in whole, but not in part, for Definitive Notes and (if applicable) Receipts, Coupons and/or Talons in or substantially in the forms set out in Parts III, IV, V and VI of the Second Schedule to the Trust Deed (on the basis that all the appropriate details have been included on the face of such Definitive Notes and (if applicable) Receipts, Coupons and/or Talons and the relevant information supplementing, replacing or modifying the Conditions appearing in the Final Terms has been endorsed on or attached to such Definitive Notes) either, as specified in the applicable Final Terms:
(i)	upon not less than 60 days’ written notice being given to the Agent by Euroclear and/or Clearstream, Luxembourg (acting on the instructions of any holder of an interest in this Global Note); or

(ii)	only upon the occurrence of an Exchange Event.

An “Exchange Event” means:
(1)	an Event of Default has occurred and is continuing;

(2)	the Issuer has been notified that both Euroclear and Clearstream, Luxembourg have been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and no alternative clearing system satisfactory to the Trustee is available; or

(3)	the Issuer has or will become obliged to pay additional amounts as provided for or referred to in Condition 8 which would not be required were the Notes in definitive form.
Upon the occurrence of an Exchange Event:
(i)	the Issuer will promptly give notice to Noteholders in accordance with Condition 14 of the occurrence of such Exchange Event; and

(ii)	Euroclear and/or Clearstream, Luxembourg (acting on the instructions of any holder of an interest in this Global Note) or the Trustee may give notice to the Agent requesting exchange and, in the event of the occurrence of an Exchange Event as described in (3) above, the Issuer may also give notice to the Agent requesting exchange.
Any such exchange shall occur on a date specified in the notice not later than 60 days after the date of receipt of the first relevant notice by the Agent.
The first notice requesting exchange in accordance with the above provisions shall give rise to the issue of Definitive Notes for the total nominal amount of Notes represented by this Global Note.
Any such exchange as aforesaid will be made on any day (other than a Saturday or a Sunday) on which banks are open for business in London by the bearer of this Global Note.
The aggregate nominal amount of Definitive Notes issued upon an exchange of this Global Note will be equal to the aggregate nominal amount of this Global Note. Upon exchange of this Global Note for Definitive Notes, the Agent shall cancel it or procure that it is cancelled.
Until the exchange of the whole of this Global Note as aforesaid, the bearer hereof shall (subject as provided in the next paragraph) in all respects be entitled to the same benefits as if he were the bearer of Definitive Notes and the relative Receipts, Coupons and/or Talons (if any) in the form(s) set out in Parts III, IV, V and VI (as applicable) of the Second Schedule to the Trust Deed.
Each person (other than Euroclear or Clearstream, Luxembourg) who is for the time being shown in the records of Euroclear or Clearstream, Luxembourg as the holder of a particular nominal amount of the Notes represented by this Global Note (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the Issuer, Cadbury Holdings, [CSF/CSI,]1 the Trustee, the Agent and any other Paying Agent as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal and interest on such nominal amount of such Notes, the right to which shall be vested, as against the Issuer, Cadbury Holdings and [CSF/CSI]1, solely in the bearer of this Global Note in accordance with and subject to the terms of this Global Note and the Trust Deed.
This Global Note is governed by, and shall be construed in accordance with, English law.
This Global Note shall not be valid unless authenticated by The Bank of New York,. London branch as Agent and, if the Final Terms indicate that this Global Note is intended to be a New Global Note (i) which is intended to be held in a manner which would allow Eurosystem eligibility or (ii) in respect of which the Issuer has notified the Agent that effectuation is to be applicable, effectuated by the entity appointed as common safekeeper by the relevant Clearing Systems.

1	Delete as applicable.

IN WITNESS whereof the Issuer has caused this Global Note to be signed manually or in facsimile by a person duly authorised on its behalf.

Issued as of
[CADBURY SCHWEPPES FINANCE p.l.c./
CADBURY SCHWEPPES INVESTMENTS plc]1

By:
Duly Authorised

Authenticated without recourse, warranty or liability by
The Bank of New York London branch,
as Agent.

By:
Authorised Officer

2Effectuated without recourse,
warranty or liability by

as common safekeeper

By:

1	Delete as applicable.

2	This should only be completed where the Final Terms indicates that this Global Note is intended to be a New Global Note.

Schedule One*
PART I
INTEREST PAYMENTS

Confirmation of
Date	Interest Payment	Total amount of interest	Amount of	payment by or on
made	Date	payable	interest paid	behalf of the Issuer

*	Schedule One should only be completed where the Final Terms indicate that this Global Note is not intended to be a New Global Note.

PART II
PAYMENT OF INSTALMENT AMOUNTS

Nominal amount of
	Total amount	Amount of	this Global Note	Confirmation of
Date	of Instalment	Instalment	following such	payment by or on behalf
made	Amounts payable	Amounts paid	payment *	of the Issue

*	See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

PART III
REDEMPTION

Remaining nominal
amount of this
	Total amount		Global Note	Confirmation of
Date	of principal	Amount of	following such	redemption by or on
made	payable	principal paid	redemption*	behalf of the Issuer

*	See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

PART IV
PURCHASES AND CANCELLATIONS

Remaining nominal
amount of this Global
	Part of nominal amount of	Note following such	Confirmation of purchase
Date	this Global Note	purchase and	and cancellation by or
made	purchased and cancelled	cancellation*	on behalf of the Issuer

*	See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

Schedule Two*
EXCHANGES
(only applicable where the Notes represented by this Global Note were, on issue, represented by a Temporary Global Note)

Date made	Nominal amount of	Nominal amount of	Notation made by or
	Temporary Global	this Global Note	on behalf of the
	Note exchanged for	following such	Issuer
	this Global Note	exchange*

*	See most recent entry in Part II, III or IV of Schedule One or in this Schedule Two in order to determine this amount.

*	Schedule Two should only be completed where the Final Terms indicate that this Global Note is not intended to be a New Global Note.

PART III
FORM OF DEFINITIVE NOTE
[ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]1
[CADBURY SCHWEPPES FINANCE p.l.c.
(the “Issuer”)
(incorporated with limited liability in England and Wales with registered number 465012)/
CADBURY SCHWEPPES INVESTMENTS plc
(the “Issuer”)
(incorporated with limited liability in England and Wales with registered number 01135043)]2 unconditionally and irrevocably guaranteed by
CADBURY HOLDINGS LIMITED
(“Cadbury Holdings”)
(incorporated with limited liability in England and Wales with registered number 52457)
and
[CADBURY SCHWEPPES FINANCE p.l.c.
(“CSF”)
(incorporated with limited liability in England and Wales with registered number 465012)/
CADBURY SCHWEPPES INVESTMENTS plc
(“CSI”)
(incorporated with limited liability in England and Wales with registered number 01135043)]2
[Specified Currency and Nominal Amount of Tranche]
NOTES DUE
[Year of Maturity]
This Note is one of a Series of Notes of [Specified Currency(ies) and Specified Denomination(s)] each of the Issuer (“Notes”). References herein to the Conditions shall be to the Terms and Conditions [endorsed hereon/set out in the First Schedule to the Trust Deed (as defined below) which shall be incorporated by reference herein and have effect as if set out herein] as supplemented, replaced and modified by the relevant information (appearing in the Final Terms (the “Final Terms”)) endorsed hereon but, in the event of any conflict between the provisions of the said Conditions and such information in the Final Terms, such information will prevail. Words and expressions defined in the Conditions shall bear the same meanings when used in this Note. This Note is issued subject to, and with the benefit of, the Conditions and a Trust Deed (such Trust Deed as modified and/or supplemented and/or restated from time to time, the “Trust Deed”) dated 26th May, 1999 and made between Cadbury Schweppes Public Limited Company (now Cadbury Holdings), [the Issuer/CSF]2 and The Law Debenture Trust Corporation p.l.c. as trustee for the holders of the Notes.
The Issuer, subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the bearer hereof on [each Instalment Date and] the Maturity Date or on such earlier date as this Note

[1]	Include where the original maturity of the Notes is more than 365 days.

[2]	Delete as applicable.

may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable on redemption of this Note and to pay interest (if any) on the nominal amount of this Note calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed.
This Note shall not be valid unless authenticated by The Bank of New York London branch as Agent.
IN WITNESS whereof this Note has been executed on behalf of the Issuer.
Issued as of

[CADBURY SCHWEPPES FINANCE p.l.c./ CADBURY SCHWEPPES INVESTMENTS plc][1]
By:
Duly Authorised

Authenticated without recourse, warranty or liability by The Bank of New York London branch, as Agent.
By:
Authorised Officer

[1]	Delete as applicable.

[Conditions]
[Conditions to be as set out in the First Schedule to this Trust Deed or such other form as may be agreed between the relevant Issuer, the Agent, the Trustee and the relevant Dealer(s), but shall not be endorsed if not required by the relevant Stock Exchange]

Final Terms
     [Here to be set out the text of the relevant information supplementing, replacing or modifying the Conditions which appears in the Final Terms relating to the Notes]

PART IV
FORM OF RECEIPT
[CADBURY SCHWEPPES FINANCE p.l.c./
CADBURY SCHWEPPES INVESTMENTS plc]1
[Specified Currency and Nominal Amount of Tranche]
NOTES DUE
[Year of Maturity]
Series No. [          ]
Receipt for the sum of [          ] being the instalment of principal payable in accordance with the Terms and Conditions applicable to the Note to which this Receipt appertains (the “Conditions”) on [          ].
This Receipt is issued subject to and in accordance with the Conditions which shall be binding upon the holder of this Receipt (whether or not it is for the time being attached to such Note) and is payable at the specified office of any of the Paying Agents set out on the reverse hereof (and/or any other or further Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the Noteholders).
This Receipt must be presented for payment together with the Note to which it appertains. The Issuer shall have no obligation in respect of any Receipt presented without the Note to which it appertains or any unmatured Receipts.
[ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]2

[1]	Delete as applicable.

[2]	Include where the original maturity of the Notes is more than 365 days.

PART V
FORM OF COUPON
On the front:
[CADBURY SCHWEPPES FINANCE p.l.c./
CADBURY SCHWEPPES INVESTMENTS plc]1
[Specified Currency and Nominal Amount of Tranche]
NOTES DUE
[Year of Maturity]
Series No. [          ]
[Coupon appertaining to a Note in the denomination of [Specified Currency and Specified Denomination]].2
Part A
[For Fixed Rate Notes:

This Coupon is payable to bearer, separately	Coupon for
negotiable and subject to the Terms and	[ ]
Conditions of the said Notes.	due on [ ], [ ]]
Part B
[For Floating Rate Notes or Indexed Interest Notes:
Coupon for the amount due in accordance with
the Terms and Conditions endorsed on,
attached to or incorporated by reference
into the said Notes on [the Interest Payment
Date falling in [     ] [     ]/[     ]].
This Coupon is payable to bearer, separately
negotiable and subject to such Terms and
Conditions, under which it may become void
before its due date.]
[ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]3

[1]	Delete as applicable.

[2]	Delete where the Notes are all of the same denomination.

[3]	Include where the original maturity of the Notes is more than 365 days.

PART VI
FORM OF TALON
On the front:
[CADBURY SCHWEPPES FINANCE p.l.c./
CADBURY SCHWEPPES INVESTMENTS plc]1
[Specified Currency and Nominal Amount of Tranche]
NOTES DUE
[Year of Maturity]
Series No. [     ]
[Talon appertaining to a Note in the denomination of [Specified Currency and Specified Denomination]] 2.
On and after [          ] further Coupons [and a further Talon]3 appertaining to the Note to which this Talon appertains will be issued at the specified office of any of the Paying Agents set out on the reverse hereof (and/or any other or further Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the Noteholders) upon production and surrender of this Talon.
This Talon may, in certain circumstances, become void under the Terms and Conditions endorsed on the Note to which this Talon appertains.
[ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]4

[1]	Delete as applicable.

[2]	Delete where the Notes are all of the same denomination.

[3]	Not required on last Coupon sheet.

[4]	Include where the original maturity of the Notes is more than 365 days.

On the back of Receipts, Coupons and Talons:
AGENT
The Bank of New York
40th FloorOne Canada Square
London E14 5AL
OTHER PAYING AGENT
The Bank of New York (Luxembourg) S.A.
Corporate Trust Service
Aerogolf Centre — 1A
Hoehenhof
L-1736 Senningerberg

THE THIRD SCHEDULE
PROVISIONS FOR MEETINGS OF NOTEHOLDERS
1.	(A)	As used in this Schedule the following expressions shall have the following meanings unless the context otherwise requires:
(i)	“voting certificate” shall mean an English language certificate issued by a Paying Agent and dated in which it is stated:
(a)	that on the date thereof Notes (whether in definitive form or represented by a Global Note and not being Notes in respect of which a block voting instruction has been issued and is outstanding in respect of the meeting specified in such voting certificate or any adjourned such meeting) were deposited with such Paying Agent or (to the satisfaction of such Paying Agent) were held to its order or under its control or blocked in an account with a clearing system and that no such Notes will cease to be so deposited or held or blocked until the first to occur of:
(1)	the conclusion of the meeting specified in such certificate or, if later, of any adjourned such meeting; and

(2)	the surrender of the certificate to the Paying Agent who issued the same; and
(b)	that the bearer thereof is entitled to attend and vote at such meeting and any adjourned such meeting in respect of the Notes represented by such certificate;
(ii)	“block voting instruction” shall mean an English language document issued by a Paying Agent and dated in which:
(a)	it is certified that Notes (whether in definitive form or represented by a Global Note and not being Notes in respect of which a voting certificate has been issued and is outstanding in respect of the meeting specified in such block voting instruction and any adjourned such meeting) have been deposited with such Paying Agent or (to the satisfaction of such Paying Agent) were held to its order or under its control or blocked in an account with a clearing system and that no such Notes will cease to be so deposited or held or blocked until the first to occur of:
(1)	the conclusion of the meeting specified in such document or, if later, of any adjourned such meeting; and

(2)	the surrender to the Paying Agent not less than 48 hours before the time for which such meeting or any adjourned such meeting is convened of the receipt issued by such Paying Agent in respect of each such deposited Note which is to be released or (as the case may require) the Note or Notes ceasing with the agreement of the Paying Agent to be held to its order or under its control or so blocked and the giving of notice by the Paying Agent to the relevant Issuer in accordance with paragraph 17 hereof of the necessary amendment to the block voting instruction;
(b)	it is certified that each holder of such Notes or a duly authorised agent on his behalf has instructed such Paying Agent that the vote(s) attributable to the Note or Notes so deposited or held or blocked should be cast in a particular way in relation to the resolution or resolutions to be put to such meeting or any adjourned such meeting and that all such instructions are during the period commencing 48 hours prior to the time for which such meeting or any adjourned such meeting is convened and ending at the conclusion or adjournment thereof neither revocable nor capable of amendment;

(c)	the aggregate nominal amount of the Notes so deposited or held or blocked are listed distinguishing with regard to each such resolution between those in respect of which instructions have been given as aforesaid that the votes attributable thereto should be cast in favour of the resolution and those in respect of which instructions have been so given that the votes attributable thereto should be cast against the resolution; and

(d)	one or more persons named in such document (each hereinafter called a “proxy”) is or are authorised and instructed by such Paying Agent to cast the votes attributable to the Notes so listed in accordance with the instructions referred to in (c) above as set out in such document;
(iii)	“24 hours” shall mean a period of 24 hours including all or part of a day upon which banks are open for business in both the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business in all of the places as aforesaid; and

(iv)	“48 hours” shall mean a period of 48 hours including all or part of two days upon which banks are open for business both in the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of two days upon which banks are open for business in all of the places as aforesaid.
(B)	A holder of a Note (whether in definitive form or represented by a Global Note) may obtain a voting certificate in respect of such Note from a Paying Agent or require a Paying Agent to issue a block voting instruction in respect of such Note by depositing such Note with such Paying Agent or (to the satisfaction of such Paying Agent) by such Note being held to its order or under its control or being blocked in an account with a clearing system, in each case not less than 48 hours before the time fixed for the relevant meeting and on the terms set out in sub-paragraph (A)(i)(a) or (A)(ii)(a) above (as the case may be), and (in the case of a block voting instruction) instructing such Paying Agent to the effect set out in sub-paragraph (A)(ii)(b) above. The holder of any voting certificate or the proxies named in any block voting instruction shall for all purposes in connection with the relevant meeting or adjourned meeting of

Noteholders be deemed to be the holder of the Notes to which such voting certificate or block voting instruction relates and the Paying Agent with which such Notes have been deposited or the person holding the same to the order or under the control of such Paying Agent or the clearing system in which such Notes have been blocked shall be deemed for such purposes not to be the holder of those Notes.
2.	The relevant Issuer, Cadbury Holdings, CSF (where the relevant Issuer is CSI), CSI (where the relevant Issuer is CSF) or the Trustee may at any time and the relevant Issuer shall upon a requisition in writing in the English language signed by the holders of not less than five per cent. in nominal amount of the Notes for the time being outstanding convene a meeting of the Noteholders and if the relevant Issuer makes default for a period of seven days in convening such a meeting the same may be convened by the Trustee or the requisitionists. Whenever the relevant Issuer or Cadbury Holdings or (where the relevant Issuer is CSI) CSF or (where the relevant Issuer is CSF) CSI is about to convene any such meeting the relevant Issuer or, as the case may be, Cadbury Holdings or, as the case may be, CSF (where the relevant Issuer is CSI) or, as the case may be, CSI (where the relevant Issuer is CSF) shall forthwith give notice in writing to the Trustee of the day, time and place thereof and of the nature of the business to be transacted thereat. Every such meeting shall be held at such time and place as the Trustee may appoint or approve.

3.	At least 21 days’ notice (exclusive of the day on which the notice is given and the day on which the meeting is to be held) specifying the place, day and hour of meeting shall be given to the holders of the relevant Notes prior to any meeting of such holders in the manner provided by Condition 14. Such notice, which shall be in the English language, shall state generally the nature of the business to be transacted at the meeting thereby convened but (except for an Extraordinary Resolution) it shall not be necessary to specify in such notice the terms of any resolution to be proposed. Such notice shall include statements, if applicable, to the effect that Notes may, not less than 48 hours before the time fixed for the meeting, be deposited with Paying Agents or (to their satisfaction) held to their order or under their control or blocked in an account with a clearing system for the purpose of obtaining voting certificates or appointing proxies. A copy of the notice shall be sent by post to the Trustee (unless the meeting is convened by the Trustee), to the relevant Issuer (unless the meeting is convened by the relevant Issuer), to Cadbury Holdings (unless the meeting is convened by Cadbury Holdings), (where the relevant Issuer is CSI) CSF (unless the meeting is convened by CSF) and (where the relevant Issuer is CSF) CSI (unless the meeting is convened by CSI).

4.	A person (who may but need not be a Noteholder) nominated in writing by the Trustee shall be entitled to take the chair at the relevant meeting or adjourned meeting but if no such nomination is made or if at any meeting or adjourned meeting the person nominated shall not be present within 15 minutes after the time appointed for holding the meeting or adjourned meeting the Noteholders present shall choose one of their number to be Chairman, failing which the relevant Issuer may appoint a Chairman. The Chairman of an adjourned meeting need not be the same person as was Chairman of the meeting from which the adjournment took place.

5.	At any such meeting one or more persons present holding Definitive Notes or voting certificates or being proxies and holding or representing in the aggregate not less than one-twentieth of the nominal amount of the Notes for the time being outstanding shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business and no business (other than the choosing of a Chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of the relevant business. The quorum at any such meeting for passing an Extraordinary Resolution shall (subject as provided below) be one or more persons present holding Definitive Notes or voting certificates or being proxies and holding or representing in the aggregate a clear majority in nominal amount of the Notes for the time being outstanding PROVIDED THAT at any meeting the business of which includes any of the following matters (each of which shall, subject only to Clause 19(B)(ii), only be capable of being effected after having been approved by Extraordinary Resolution) namely:
(i)	reduction or cancellation of the amount payable or, where applicable, modification, except where such modification is in the opinion of the Trustee bound to result in an increase, of the method of calculating the amount payable or modification of the date of payment or, where applicable, of the method of calculating the date of payment in respect of any principal or interest in respect of the Notes;

(ii)	alteration of the currency in which payments under the Notes, Receipts and Coupons are to be made;

(iii)	alteration of the majority required to pass an Extraordinary Resolution;

(iv)	the sanctioning of any such scheme or proposal as is described in paragraph 18(I) below; and

(v)	alteration of this proviso or the proviso to paragraph 6 below;
the quorum shall be one or more persons present holding Definitive Notes or voting certificates or being proxies and holding or representing in the aggregate not less than two-thirds of the nominal amount of the Notes for the time being outstanding.

6.	If within 15 minutes (or such longer period not exceeding 30 minutes as the Chairman may decide) after the time appointed for any such meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the meeting shall if convened upon the requisition of Noteholders be dissolved. In any other case it shall stand adjourned to the same day in the next week (or if such day is a public holiday the next succeeding business day) at the same time and place (except in the case of a meeting at which an Extraordinary Resolution is to be proposed in which case it shall stand adjourned for such period, being not less than 13 clear days nor more than 42 clear days, and to such place as may be appointed by the Chairman either at or subsequent to such meeting and approved by the Trustee). If within 15 minutes (or such longer period not exceeding 30 minutes as the Chairman may decide) after the time appointed for any adjourned meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the Chairman may either (with the approval of the Trustee) dissolve such meeting or adjourn the same for such period, being not less than 13 clear days (but without any maximum number of clear days), and to such place as may be appointed by the Chairman either at or subsequent to such adjourned meeting and approved by the Trustee, and the provisions of this sentence shall apply to all further adjourned such meetings. At any adjourned meeting one or more persons present holding Definitive Notes of the relevant one or more Series or voting certificates or being proxies (whatever the nominal amount of the Notes so held or represented by them) shall (subject as provided below) form a quorum and shall have power to pass any resolution and to decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had the requisite quorum been present PROVIDED THAT at any adjourned meeting the quorum for the transaction of business comprising any of the matters specified in the proviso to paragraph 5 above shall be one or more persons present holding Definitive Notes or voting certificates or being proxies and holding or representing in the aggregate not less than one-third of the nominal amount of the Notes for the time being outstanding.

7.	Notice of any adjourned meeting at which an Extraordinary Resolution is to be submitted shall be given in the same manner as notice of an original meeting but as if 10 were substituted for 21 in paragraph 3 above and such notice shall state the required quorum. Subject as aforesaid it shall not be necessary to give any notice of an adjourned meeting.

8.	Every question submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes the Chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) to which he may be entitled as a Noteholder or as a holder of a voting certificate or as a proxy.

9.	At any meeting unless a poll is (before or on the declaration of the result of the show of hands) demanded by the Chairman, any of the relevant Obligors, the Trustee or any person present holding a Definitive Note of the relevant Series or a voting certificate or being a proxy (whatever the nominal amount of the Notes so held or represented by him) a declaration by the Chairman that a resolution has been carried or carried by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

10.	Subject to paragraph 12 below, if at any such meeting a poll is so demanded it shall be taken in such manner and subject as hereinafter provided either at once or after an adjournment as the Chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the motion on which the poll has been demanded.

11.	The Chairman may with the consent of (and shall if directed by) any such meeting adjourn the same from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully (but for lack of required quorum) have been transacted at the meeting from which the adjournment took place.

12.	Any poll demanded at any such meeting on the election of a Chairman or on any question of adjournment shall be taken at the meeting without adjournment.

13.	The Trustee and its lawyers and any director, officer or employee of a corporation being a trustee of these presents and any director or officer of the relevant Issuer or, as the case may be, Cadbury Holdings or, as the case may be, CSF (where the relevant Issuer is CSI) or, as the case may be, CSI (where the relevant Issuer is CSF) and its or their lawyers and any other person authorised so to do by the Trustee may attend and speak at any meeting. Save as aforesaid, but without prejudice to the proviso to the definition of “outstanding” in Clause 1, no person shall be entitled to attend and speak nor shall any person be entitled to vote at any meeting of Noteholders or join with others in requesting the convening of such a meeting or to exercise the rights conferred on Noteholders by Condition 10 unless he either produces the Definitive Note or Definitive Notes of which he is the holder or a voting certificate or is a proxy. No person shall be entitled to vote at any meeting in respect of Notes held by, for the benefit of, or on behalf of, any of the relevant Obligors or any Holding Company or other Subsidiary of any of the relevant Obligors. Nothing herein shall prevent any of the proxies named in any block voting instruction from being a director, officer or representative of or otherwise connected with any of the relevant Obligors.

14.	Subject as provided in paragraph 13 hereof at any meeting:
(A)	on a show of hands every person who is present in person and produces a Definitive Note or voting certificate or is a proxy shall have one vote; and

(B)	on a poll every person who is so present shall have one vote in respect of each £1.00 or such other pounds sterling amount as the Trustee may in its absolute discretion stipulate (or, in the case of meetings of holders of Notes denominated in another currency, such amount in such other currency as the Trustee in its absolute discretion may stipulate) in nominal amount of the Definitive Notes so produced or represented by the voting certificate so produced or in respect of which he is a proxy.
Without prejudice to the obligations of the proxies named in any block voting instruction any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

15.	The proxies named in any block voting instruction need not be Noteholders.

16.	Each block voting instruction together (if so requested by the Trustee) with proof satisfactory to the Trustee of its due execution on behalf of the relevant Paying Agent shall be deposited by the relevant Paying Agent at such place as the Trustee shall approve not less than 24 hours before the time appointed for holding the meeting or adjourned meeting at which the proxies named in the block voting instruction propose to vote and in default the block voting instruction shall not be treated as valid unless the Chairman of the meeting decides otherwise before such meeting or adjourned meeting proceeds to business. A notarially certified copy of each block voting instruction shall be deposited with the Trustee before the commencement of the meeting or adjourned meeting but the Trustee shall not thereby be obliged to investigate or be concerned with the validity of or the authority of the proxies named in any such block voting instruction.

17.	Any vote given in accordance with the terms of a block voting instruction shall be valid notwithstanding the previous revocation or amendment of the block voting instruction or of any of the relevant Noteholders’ instructions pursuant to which it was executed provided that no intimation in writing of such revocation or amendment shall have been received from the relevant Paying Agent by the relevant Issuer at its registered office (or such other place as may have been required or approved by the Trustee for the purpose) by the time being 24 hours before the time appointed for holding the meeting or adjourned meeting at which the block voting instruction is to be used.

18.	A meeting of the Noteholders shall in addition to the powers hereinbefore given have the following powers exercisable only by Extraordinary Resolution (subject to the provisions relating to quorum contained in paragraphs 5 and 6 above) namely:
(A)	Power to sanction any compromise or arrangement proposed to be made between the relevant Obligors, the Trustee, any Appointee and the Noteholders, Receiptholders and Couponholders or any of them.

(B)	Power to sanction any abrogation, modification, compromise or arrangement in respect of the rights of the Trustee, any Appointee, the Noteholders, the Receiptholders, the Couponholders or any of the relevant Obligors against any other or others of them or against any of their property whether such rights shall arise under these presents or otherwise.

(C)	Power to assent to any modification of the provisions of these presents which shall be proposed by any of the relevant Obligors, the Trustee or any Noteholder.

(D)	Power to give any authority or sanction which under the provisions of these presents is required to be given by Extraordinary Resolution.

(E)	Power to appoint any persons (whether Noteholders or not) as a committee or committees to represent the interests of the Noteholders and to confer upon such committee or committees any powers or discretions which the Noteholders could themselves exercise by Extraordinary Resolution.

(F)	Power to approve of a person to be appointed a trustee and power to remove any trustee or trustees for the time being of these presents.
(G)	Power to discharge or exonerate the Trustee and/or any Appointee from all liability in respect of any act or omission for which the Trustee and/or such Appointee may have become responsible under these presents.

(H)	Power to authorise the Trustee and/or any Appointee to concur in and execute and do all such deeds, instruments, acts and things as may be necessary to carry out and give effect to any Extraordinary Resolution.

(I)	Power to sanction any scheme or proposal for the exchange or sale of the Notes for or the conversion of the Notes into or the cancellation of the Notes in consideration of shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities of any of the relevant Obligors or any other company formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of such shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities as aforesaid and partly for or into or in consideration of cash.
19.	Any resolution passed at a meeting of the Noteholders duly convened and held in accordance with these presents shall be binding upon all the Noteholders whether present or not present at such meeting and whether or not voting and upon all Receiptholders and Couponholders and each of them shall be bound to give effect thereto accordingly and the passing of any such resolution shall be conclusive evidence that the circumstances justify the passing thereof. Notice of the result of the voting on any resolution duly considered by the Noteholders shall be published in accordance with Condition 14 by the relevant Issuer within 14 days of such result being known PROVIDED THAT the non-publication of such notice shall not invalidate such result.

20.	The expression “Extraordinary Resolution” when used in these presents means (a) a resolution passed at a meeting of the Noteholders duly convened and held in accordance with these presents by a majority consisting of not less than three-fourths of the persons voting thereat upon a show of hands or if a poll is duly demanded by a majority consisting of not less than three-fourths of the votes cast on such poll; or (b) a resolution in writing signed by or on behalf of all the Noteholders, which resolution in writing may be contained in one document or in several documents in like form each signed by or on behalf of one or more of the Noteholders.

21.	Minutes of all resolutions and proceedings at every meeting of the Noteholders shall be made and entered in books to be from time to time provided for that purpose by the relevant Issuer and any such minutes as aforesaid if purporting to be signed by the Chairman of the meeting at which such resolutions were passed or proceedings transacted shall be conclusive evidence of the matters therein contained and until the contrary is proved every such meeting in respect of the proceedings of which minutes have been made shall be deemed to have been duly held and convened and all resolutions passed or proceedings transacted thereat to have been duly passed or transacted.
22.	(A)	If and whenever the relevant Issuer shall have issued and have outstanding Notes of more than one Series the foregoing provisions of this Schedule shall have effect subject to the following modifications:
(i)	a resolution which in the opinion of the Trustee affects the Notes of only one Series shall be deemed to have been duly passed if passed at a separate meeting of the holders of the Notes of that Series;

(ii)	a resolution which in the opinion of the Trustee affects the Notes of more than one Series but does not give rise to a conflict of interest between the holders of Notes of any of the Series so affected shall be deemed to have been duly passed if passed at a single meeting of the holders of the Notes of all the Series so affected;

(iii)	a resolution which in the opinion of the Trustee affects the Notes of more than one Series and gives or may give rise to a conflict of interest between the holders of the Notes of one Series or group of Series so affected and the holders of the Notes of another Series or group of Series so affected shall be deemed to have been duly passed only if passed at separate meetings of the holders of the Notes of each Series or group of Series so affected; and

(iv)	to all such meetings all the preceding provisions of this Schedule shall mutatis mutandis apply as though references therein to Notes and Noteholders were references to the Notes of the Series or group of Series in question or to the holders of such Notes, as the case may be.
(B)	If the relevant Issuer shall have issued and have outstanding Notes which are not denominated in pounds sterling in the case of any meeting of holders of Notes of more than one currency the nominal amount of such Notes shall (i) for the purposes of paragraph 2 above be the equivalent in pounds sterling at the spot rate of a bank nominated by the Trustee for the conversion of the relevant currency or currencies into pounds sterling on the seventh dealing day prior to the day on which the requisition in writing is received by the relevant Issuer and (ii) for the purposes of paragraphs 5, 6 and 14 above (whether in respect of the meeting or any adjourned such meeting or any poll resulting therefrom) be the equivalent at such spot rate on the seventh dealing day prior to the day of such meeting. In such circumstances, on any poll each person present shall have one vote for each £1.00 (or such other pounds sterling amount as the Trustee may in its absolute discretion stipulate) in nominal amount of the Notes (converted as above) which he holds or represents.
23.	Subject to all other provisions of these presents the Trustee may, without the consent of any of the relevant Obligors, the Noteholders, the Receiptholders or the Couponholders, prescribe such further regulations regarding the requisitioning and/or the holding of meetings of Noteholders and attendance and voting thereat as the Trustee may in its sole discretion think fit.

EXECUTED as a deed by	)
CADBURY SCHWEPPES FINANCE p.l.c.	)
acting by	)
and:	)

EXECUTED as a deed by	)
CADBURY SCHWEPPES	)
INVESTMENTS plc	)
acting by	)
and:	)

EXECUTED as a deed by	)
CADBURY HOLDINGS	)
LIMITED	)
acting by	)
and:

THE COMMON SEAL of	)
THE LAW DEBENTURE TRUST	)
CORPORATION p.l.c.	)
was affixed to this deed in	)
the presence of:	)

DATED 26TH MAY, 1999
MODIFIED AND RESTATED ON 24 JUNE 2008
CADBURY SCHWEPPES FINANCE p.l.c.
as an Issuer and as Guarantor
- and -
CADBURY SCHWEPPES INVESTMENTS plc
as an Issuer and as Guarantor
- and -
CADBURY HOLDINGS LIMITED
(formerly Cadbury Schweppes Public Limited Company)
as Guarantor
- and -
THE LAW DEBENTURE TRUST CORPORATION p.l.c.

TRUST DEED
relating to a
£5,000,000,000
Euro Medium Term Note Programme

ALLEN & OVERY LLP
LONDON

EXECUTED as a deed by	)

CADBURY SCHWEPPES FINANCE p.l.c.	)	Director
acting by	)
and	)

Director/Secretary

EXECUTED as a deed by	)

CADBURY SCHWEPPES	)	Director
INVESTMENTS plc	)
acting by	)

and	)	Director/Secretary

EXECUTED as a deed by	)

CADBURY HOLDINGS	)	Director
LIMITED	)
acting by	)

and	)	Director/Secretary

THE COMMON SEAL of	)
THE LAW DEBENTURE TRUST	)
CORPORATION p.l.c.	)
was affixed to this deed in	)
the presence of:	)